 CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 IN THE ACCOMPANYING PROSPECTUS.



 The offered certificates are not insured or guaranteed by any governmental agency or instrumentality.




 The offered certificates represent interests in the issuing entity only and will not be obligations of or represent interests in any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

                                                FILED PURSUANT TO RULE 424(b)(5)
                                                  REGISTRATION NO. 333-140436-10

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 22, 2007)
(C-BASS LOGO)                                                      (C-BASS LOGO)
                           $476,443,000 (APPROXIMATE)

                C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2007-CB4
              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                    SPONSOR
                            LITTON LOAN SERVICING LP
                                    SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------

                               CLASS                           INITIAL CERTIFICATE BALANCE(1)           PASS-THROUGH RATE
                               -----                           ------------------------------   ---------------------------------
                               A-1A..........................           $168,865,000            One-Month LIBOR plus 0.090%(2)(3)
                               A-1B..........................           $ 55,839,000            One-Month LIBOR plus 0.180%(2)(3)
                               A-1C..........................           $ 28,311,000            One-Month LIBOR plus 0.280%(2)(3)
                               A-2A..........................           $ 67,002,000                        5.844%(2)
                               A-2B..........................           $ 28,911,000                        5.723%(2)
                               A-2C..........................           $ 18,027,000                        6.114%(2)
                               A-2D..........................           $ 12,660,000                        5.863%(2)
                               M-1...........................           $ 17,922,000            One-Month LIBOR plus 0.320%(2)(3)
                               M-2...........................           $ 16,429,000            One-Month LIBOR plus 0.370%(2)(3)
                               M-3...........................           $ 10,206,000            One-Month LIBOR plus 0.450%(2)(3)
                               M-4...........................           $  8,961,000            One-Month LIBOR plus 0.700%(2)(3)
                               M-5...........................           $  8,214,000            One-Month LIBOR plus 0.850%(2)(3)
                               M-6...........................           $  7,467,000            One-Month LIBOR plus 1.200%(2)(3)
                               B-1...........................           $  7,467,000            One-Month LIBOR plus 1.550%(2)(3)
                               B-2...........................           $  6,472,000            One-Month LIBOR plus 2.000%(2)(3)
                               B-3...........................           $  5,974,000            One-Month LIBOR plus 2.500%(2)(3)
                               B-4...........................           $  7,716,000                        7.000%(2)

                    -----------------------------------
                    (1) Plus or minus 10%.
                    (2) The certificate margin on the class A-1A, class A-1B and class A-1C certificates will equal 2 times its original certificate margin beginning with the first distribution date after the first possible optional termination date. The certificate margin on each class of the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates will equal 1.5 times its original certificate margin beginning with the first distribution date after the first possible optional termination date. The pass-through rate of the class A-2A, class A-2B, class A-2C, class A-2D and class B-4 certificates will increase by 0.50% per annum beginning with the first distribution date after the first possible optional termination date, each as described in this prospectus supplement.
                    (3) The offered certificates will be subject to the
                        applicable rate cap as described in this prospectus supplement.
                    THE CERTIFICATES
                          - Each class of certificates will receive monthly
                    distributions of interest, principal or both, beginning on May 25, 2007.
                          - The certificates represent ownership interests in a
                    trust consisting primarily of a pool of first and second lien residential mortgage loans.
                    ASSETS OF THE ISSUING ENTITY
                          - Closed-end, adjustable- and fixed-rate subprime
                    level pay and balloon mortgage loans secured by first and second liens on residential real properties.
                    CREDIT ENHANCEMENT
                          - Excess Interest -- Excess interest will be used to
                    maintain overcollateralization, to pay interest that was previously earned but not paid on the certificates and to reimburse those certificates for losses and certain shortfalls.
                          - Overcollateralization -- Certain excess interest
                    received from the mortgage loans will be applied as payments of principal on the certificates to maintain a required level of overcollateralization.
                          - Subordination -- The subordinated certificates are
                    subordinate in right of certain payments to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.
                          - Interest Rate Swap Agreement -- An interest rate
                    swap agreement, with The Bank of New York, as swap provider, for the benefit of the class A-1, class M, class B-1, class B-2 and class B-3 certificates, as described in this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriters will purchase the offered certificates from the depositor and will offer the offered certificates to investors at varying prices to be determined at the time of sale. The depositor expects that the offered certificates will be available for delivery to investors in book-entry form through The Depository Trust Company, Clearstream Banking or the Euroclear System on or about April 27, 2007. Total proceeds to the depositor for the offered certificates will be approximately 99.48% of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor.
                              MERRILL LYNCH & CO.

                              (Sole Lead Manager)
JPMORGAN                                                   ABN AMRO INCORPORATED
(Co-Manager)                                                        (Co-Manager)
           The date of this prospectus supplement is April 26, 2007.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          The depositor describes the certificates in two separate documents that progressively provide more detail:

the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and this prospectus supplement, which describes the specific terms of your certificates.

          IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

          You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Definitions" beginning on page S-113 in this document and under the caption "Index of Defined Terms" beginning on page 118 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

          This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                           FOR EUROPEAN INVESTORS ONLY

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

               TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                TABLE OF CONTENTS

Summary of Prospectus Supplement .....................................       S-1
Risk Factors .........................................................      S-11
The Mortgage Pool ....................................................      S-22
   General ...........................................................      S-22
   Mortgage Pool Statistics ..........................................      S-23
   Group I Mortgage Loan Statistics ..................................      S-24
   Group II Mortgage Loan Statistics .................................      S-25
   Credit Scores .....................................................      S-26
   The Index .........................................................      S-27
   Terms of the Mortgage Loans .......................................      S-27
Underwriting Standards ...............................................      S-27
   Underwriting Standards of the Sponsor .............................      S-27
The Transaction Parties ..............................................      S-29
   The Sponsor .......................................................      S-29
   The Depositor .....................................................      S-30
   The Issuing Entity ................................................      S-30
   The Servicer ......................................................      S-30
   The Trustee .......................................................      S-32
   The Custodian .....................................................      S-33
   Swap Counterparty .................................................      S-33
Affiliations and Relationships .......................................      S-34
Static Pool Information ..............................................      S-34
Administration of the Issuing Entity .................................      S-35
   Servicing and Administrative Responsibilities .....................      S-35
   Trust Accounts ....................................................      S-37
   Reports to Certificateholders .....................................      S-37
The Pooling and Servicing Agreement ..................................      S-39
   General ...........................................................      S-39
   Assignment of the Mortgage Loans ..................................      S-40
Representations and Warranties .......................................      S-41
   Payments on Mortgage Loans; Deposits to Collection Account
   and Distribution Account ..........................................      S-41
   Advances ..........................................................      S-42
   Subservicers ......................................................      S-43
   Servicing Fee, Trustee Fee and Other Compensation and Payment
   of Expenses .......................................................      S-43
   Pledge and Assignment of Servicer's Rights ........................      S-44
   Optional Termination ..............................................      S-44
   Optional Purchase of Defaulted Loans ..............................      S-44
   Servicer, Custodian and Trustee Reports ...........................      S-45
   Events of Servicing Termination ...................................      S-45
   Voting Rights .....................................................      S-46
   Evidence as to Compliance .........................................      S-46
   Amendment .........................................................      S-47
Description of the Certificates ......................................      S-47
   General ...........................................................      S-47
   Book-Entry Certificates ...........................................      S-48
   Allocation of Available Funds .....................................      S-51
   Interest Distributions ............................................      S-51
   Principal Distributions ...........................................      S-54
   Subordination of the Payment of the Subordinated Certificates......      S-61
   Allocation of Losses ..............................................      S-62
   Application of Monthly Excess Cashflow Amounts ....................      S-63
   Distributions from the Supplemental Interest Trust ................      S-68
   Swap Agreement ....................................................      S-69
   Pass-Through Rates ................................................      S-71
   Calculation of LIBOR ..............................................      S-73
Yield, Prepayment and Maturity Considerations ........................      S-74
   Additional Information ............................................      S-75
   Weighted Average Lives ............................................      S-75
   Hypothetical Net WAC Cap Table ....................................     S-102
   Final Scheduled Distribution Dates ................................     S-104
Use of Proceeds ......................................................     S-104
Certain Material Federal Income Tax Consequences .....................     S-104
   General ...........................................................     S-104
   Taxation of Regular Interests .....................................     S-105
   Taxation of the Basis Risk Arrangements ...........................     S-105
   REMIC Taxes and Reporting .........................................     S-106
State Taxes ..........................................................     S-107
ERISA Considerations .................................................     S-107
Legal Investment .....................................................     S-110
Method of Distribution ...............................................     S-110
Reports to Certificateholders ........................................     S-111
Legal Matters ........................................................     S-111
Ratings ..............................................................     S-111
Index of Principal Definitions .......................................     S-113
Annex I: Global Clearance, Settlement and Tax Documentation
Procedures ...........................................................     A-I-1
Annex II: The Mortgage Pool ..........................................    A-II-1
Annex III: Swap Agreement Notional Balances ..........................   A-III-1
Annex IV: Representations and Warranties .............................    A-IV-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this prospectus supplement carefully before you decide to purchase a certificate.

RELEVANT PARTIES

SPONSOR

Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company whose principal place of business is located at 335 Madison Avenue, 19th Floor, New York, New York 10017 and whose telephone number is (212) 850-7700.

On the closing date, the mortgage loans will be sold to the depositor by the sponsor. The mortgage loans were acquired by the sponsor generally in accordance with the underwriting standards described in "Underwriting Standards" in this prospectus supplement. The sponsor is the parent of the servicer. See "The Transaction Parties - The Sponsor" and "Affiliations and Relationships" in this prospectus supplement.

DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357.

Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the issuing entity. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the lead underwriter. See "The Transaction Parties - The Depositor" and "Affiliations and Relationships" in this prospectus supplement and "The Depositor" in the attached prospectus.

ISSUING ENTITY

C-BASS 2007-CB4 Trust, a trust that will be formed pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007, by and among the depositor, the sponsor, the servicer and the trustee. See "The Issuing Entity" in this prospectus supplement.

SERVICER

Litton Loan Servicing LP, a Delaware limited partnership whose principal executive office is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton Loan Servicing LP will act as servicer of the mortgage loans and, in that capacity, will: (1) provide customary servicing functions with respect to the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the servicer, the sponsor and the trustee; (2) provide certain reports to the trustee; and (3) make certain advances. The servicer is a subsidiary of the sponsor. See "The Transaction Parties - The Servicer" and "Affiliations and Relationships" in this prospectus supplement.

TRUSTEE

LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 and whose telephone number is (312) 992-1743. See "The Transaction Parties - The Trustee" in this prospectus supplement.

ORIGINATORS

Approximately 19.94% of the mortgage loans were originated by New Century Mortgage Corporation, a California corporation whose address is 18400 Von Karman Avenue, Suite 1000, Irvine, California 92612 and whose telephone number is (888) 623-5626. Approximately 19.90% of the mortgage loans were originated by People's Choice Home Loan, Inc., a Wyoming corporation whose address is 7515 Irvine Center Drive, Irvine, California 92618 and whose telephone number is (866) 435-3942. Approximately 18.61% of the mortgage loans were originated by Wilmington Finance, Inc., a Delaware corporation whose address is 401 Plymouth Rd Suite 400, Plymouth Meeting, Pennsylvania 19462 and whose telephone number is
(877) 963-4968. Approximately 13.01% of the mortgage loans were originated by Fieldstone Mortgage Company, a Maryland corporation whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. The remainder of the mortgage loans were originated by various other originators, none of whom originated more than 10% of the mortgage loans. See "Underwriting Standards" and "Affiliations and Relationships" in this prospectus supplement.

On March 20, 2007, People's Choice Home Loan, Inc. filed for Chapter 11 bankruptcy court protection in the U.S. Bankruptcy Court in California and on April 1, 2007, New Century Mortgage Corporation filed for Chapter 11 bankruptcy court protection in the U.S. Bankruptcy Court in California.

CUSTODIAN

The Bank of New York, a New York banking organization whose address is 101 Barclay Street, New York, New York 10286, will be the custodian for the mortgage loans. See "The Transaction Parties - The Custodian" in this prospectus supplement.

SWAP PROVIDER

The Bank of New York, whose address is 32 Old Slip, 16th Floor, New York, New York 10286 and whose telephone number is (212) 804-2137, will be the swap provider. See "The Transaction Parties - The Swap Counterparty" and "Affiliations and Relationships" in this prospectus supplement.

RATING AGENCIES

Moody's Investors Services, Inc., Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and Fitch Ratings will issue the ratings with respect to the certificates.

The following diagram illustrates the various parties involved in the transaction and their functions:

                                  (FLOW CHART)

RELEVANT DATES

CUT-OFF DATE

The cut-off date will be April 1, 2007.

CLOSING DATE

The closing date will be on or about April 27, 2007.

DISTRIBUTION DATE

The 25th day of each month, beginning in May 2007. If the 25th day is not a business day, then the distribution date will be the next business day.

FINAL SCHEDULED DISTRIBUTION DATES

The month of the final scheduled distribution date for each class of offered certificates is set forth below:

              FINAL SCHEDULED
  CLASS      DISTRIBUTION DATE
  -----      -----------------
Class A-1A       April 2037
Class A-1B       April 2037
Class A-1C       April 2037
Class A-2A       April 2037
Class A-2B       April 2037
Class A-2C       April 2037
Class A-2D       April 2037
Class M-1        April 2037
Class M-2        April 2037
Class M-3        April 2037
Class M-4        April 2037
Class M-5        April 2037
Class M-6        April 2037
Class B-1        April 2037
Class B-2        April 2037
Class B-3        April 2037
Class B-4        April 2037

Each such final scheduled distribution date has been calculated as described under "Yield, Prepayment and Maturity Considerations - Final Scheduled Distribution Dates" in this prospectus supplement.

THE MORTGAGE POOL

The mortgage loans to be included in the issuing entity will be adjustable- and fixed-rate, primarily subprime level pay and balloon mortgage loans secured by first and second lien mortgages or deeds of trust on residential real properties. The mortgage loans were purchased by the sponsor from various originators.

The sponsor will make certain representations and warranties relating to the mortgage loans. Those representations and warranties will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement.

Following the discovery of, or receipt of notice of, a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, the sponsor will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the issuing entity because of a breach of a representation or warranty, (a) the substitution must take place within two years of the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

For purposes of calculating principal distributions on the class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the other certificates (other than the class CE-1, class CE-2, class P, class R and class R-X certificates), in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as the "group I mortgage loans" and the "group II mortgage loans." The group I mortgage loans will consist only of adjustable rate mortgage loans. The group II mortgage loans will consist only of fixed rate mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement. The class A-1A, class A-1B and class A-1C certificates (hereinafter referred to collectively as the "class A-1 certificates") generally represent interests in the group I mortgage loans. The class A-2A, class A-2B, class A-2C and class A-2D certificates (hereinafter referred to collectively as the "class A-2 certificates") generally represent interests in the group II mortgage loans. The class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates represent interests in all the mortgage loans.

The interest rate on each six-month LIBOR indexed mortgage loan will adjust semi-annually or annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately two, three, five or ten years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement.

On the closing date, the sponsor will sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the issuing entity.

The pool of mortgage loans comprising the issuing entity will consist of mortgage loans having the following aggregate characteristics (percentages are based on the aggregate principal balance as of April 1, 2007):

Number of Mortgage Loans                            2,533

Aggregate Current Principal                    $497,856,173.78
   Balance

Average Outstanding Principal Balance             $196,548

Range of Outstanding Principal Balances     $14,563 to $1,496,228

Average Original Principal Balance                $197,212

Range of Original Principal Balances        $14,620 to $1,500,000

Loans with Prepayment Penalties                    81.13%

Weighted Average Mortgage Interest Rate            8.225%

Weighted Average Net Mortgage Interest             7.719%
   Rate

Range of Mortgage Interest Rates              5.000% to 13.875%

Weighted Average Original LTV                      80.84%

Weighted Average Original Term to
   Maturity                                      356 months

Weighted Average Remaining Term to Stated        351 months
   Maturity

Percentage of Balloon Loans                        37.14%

Percentage of Second Liens                          2.60%

Percentage of Sub-Prime Loans                      96.41%

Percentage of Owner-Financed Loans                  2.94%

Percentage of Performing Loans                     100.00%

Max ZIP Code Concentration (%)                      0.40%

Max ZIP Code Concentration (ZIP)                    90019

Top 3 Geographic Concentrations:
   California                                      24.90%
   Florida                                         17.87%
   Arizona                                          5.64%

For the Adjustable-Rate Mortgage Loans
   only:

Index:
   Six-Month LIBOR                                 100.00%

Weighted Average Maximum Mortgage                  14.628%
     Interest Rate

Range of Maximum Mortgage Interest Rates     11.000% to 19.500%

Weighted Average Minimum Mortgage                  8.240%
   Interest Rate (excluding Mortgage
   Loans for which there is no Minimum
   Mortgage Interest Rate)

Range of Minimum Mortgage Interest Rates      2.250% to 12.310%
   (excluding Mortgage Loans for which
   there is no Minimum Mortgage
   Interest Rate)

Weighted Average Initial Rate Adjustment           2.517%
   Cap)

Range of Initial Rate Adjustment Cap          1.000% to 6.000%

Weighted Average Periodic Rate Adjustment          1.161%
   Cap

Range of Periodic Rate Adjustment Caps        1.000% to 8.000%

Weighted Average Months to Next                   23 months
   Adjustment Date

Range of Months to Next Adjustment Date     1 month to 117 months

Weighted Average Interest Adjustment              6 months
   Frequency

GROUP I MORTGAGE LOANS

The group I mortgage loans will consist of 1,333 conventional adjustable-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the group I mortgage loans as of April 1, 2007):

Number of Mortgage Loans                            1,333

Aggregate Current Principal                    $331,823,451.83
   Balance

Average Outstanding Principal Balance              $248,930

Range of Outstanding Principal Balances     $28,403 to $1,496,228

Average Original Principal Balance                 $249,362

Range of Original Principal Balances        $30,400 to $1,500,000

Loans with Prepayment Penalties                     85.10%

Weighted Average Mortgage Interest Rate             8.303%

Weighted Average Net Mortgage Interest

Rate                                                7.797%

Range of Mortgage Interest Rates              5.000% to 12.990%

Weighted Average Original LTV                       81.37%

Weighted Average Original Term to

Maturity                                          367 months

Weighted Average Remaining Term to Stated         361 months
   Maturity

Percentage of Balloon Loans                         42.89%

Percentage of Second Liens                          0.00%

Percentage of Sub-Prime Loans                      99.51%

Percentage of Owner-Financed Loans                  0.00%

Percentage of Performing Loans                    100.00%

Max ZIP Code Concentration (%)                      0.60%

Max ZIP Code Concentration (ZIP)                    90019

Top 3 Geographic Concentrations:
   California                                      27.79%
   Florida                                         19.20%
   Arizona                                          6.63%

Index:
   Six-Month LIBOR                                 100.00%

Weighted Average Maximum Mortgage                  14.628%
   Interest Rate

Range of Maximum Mortgage Interest Rates      11.000% to 19.500%

Weighted Average Minimum Mortgage                  8.240%
   Interest Rate (excluding Mortgage
   Loans for which there is no Minimum
   Mortgage Interest Rate)

Range of Minimum Mortgage Interest Rates      2.250% to 12.310%
   (excluding Mortgage Loans for which
   there is no Minimum Mortgage Interest
   Rate)

Weighted Average Initial Rate Adjustment           2.517%
   Cap

Range of Initial Rate Adjustment Cap          1.000% to 6.000%

Weighted Average Periodic Rate Adjustment          1.161%
   Cap

Range of Periodic Rate Adjustment Caps        1.000% to 8.000%

Weighted Average Months to Next                   23 months
   Adjustment Date

Range of Months to Next Adjustment Date     1 month to 117 months

Weighted Average Interest Adjustment               6 months
   Frequency

GROUP II MORTGAGE LOANS

The group II mortgage loans will consist of 1,200 conventional fixed-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the group II mortgage loans as of April 1, 2007):

Number of Mortgage Loans                           1,200
Aggregate Current Principal                    $166,032,721.95
   Balance

Average Outstanding Principal Balance              $138,361

Range of Outstanding Principal Balances     $14,563 to $1,490,942

Average Original Principal Balance                 $139,281

Range of Original Principal Balances         $14,620 to $1,500,000

Loans with Prepayment Penalties                    73.20%

Weighted Average Mortgage Interest Rate            8.069%

Weighted Average Net Mortgage Interest
   Rate                                            7.563%

Range of Mortgage Interest Rates              5.000% to 13.875%

Weighted Average Original LTV                      79.79%

Weighted Average Original Term to
   Maturity                                        336 months

Weighted Average Remaining Term to Stated          329 months
   Maturity

Percentage of Balloon Loans                         25.65%

Percentage of Second Liens                           7.79%

Percentage of Sub-Prime Loans                       90.22%

Percentage of Owner-Financed Loans                   8.83%

Percentage of Performing Loans                     100.00%

Max ZIP Code Concentration (%)                       0.90%

Max ZIP Code Concentration (ZIP)                     92562

Top 3 Geographic Concentrations:
   California                                       19.25%
   Florida                                          15.22%
   Texas                                            10.08%

See "The Mortgage Pool" in this prospectus supplement for more information about the mortgage loans.

THE CERTIFICATES

The class A-1, class A-2, class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2, class B-3, class B-4, class B-5, class CE-1, class CE-2, class P, class R-X and class R certificates are the entire ownership interest in the issuing entity. The issuing entity will issue the certificates pursuant to a pooling and servicing agreement among Credit-Based Asset Servicing and Securitization LLC, as sponsor, Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer and LaSalle Bank National Association, as trustee.

The issuing entity is offering the class A-1 and class A-2 certificates (hereinafter referred to collectively as the "class A certificates"), the class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6 certificates (hereinafter referred to collectively as the "class M certificates") and the class B-1, class B-2, class B-3, class B-4 and class B-5 certificates (hereinafter referred to collectively as the "class B certificates") as book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream Banking or the Euroclear System (in Europe). The issuing entity will not issue additional certificates after the closing date. See "Description of the Certificates-Book-Entry Certificates" in this prospectus supplement.

THE OFFERED CERTIFICATES AND OTHER CERTIFICATES

The issuing entity will issue the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4. The class A, class M, class B-1, class B-2, class B-3 and class B-4 certificates--are being offered to you by this prospectus supplement.

The issuing entity will also issue six other classes of certificates - the class B-5, class CE-1, class CE-2, class P, class R and class R-X certificates--which will not be offered by this prospectus supplement.

The class B-5 certificates will have an initial aggregate principal balance of approximately $5,476,000. The class B-5 certificates initially evidence an interest of approximately 1.10% of the aggregate scheduled principal balance of the mortgage loans in the issuing entity.

The class CE-1 certificates initially evidence an interest of 3.20% of the scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

The class CE-2 certificates represent an interest in a portion of the aggregate servicing fee rate.

The class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The class B-5, class CE-1, class CE-2, class P, class R and class R-X certificates will initially be purchased by the sponsor or an affiliate of the sponsor.

The certificates will represent undivided ownership interests in the assets of the issuing entity, which consist primarily of the mortgage loans.

STRUCTURAL OVERVIEW

          The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

                                   (GRAPHIC)

* See "Distribution Priorities" below for principal allocation among the class A-1 and class A-2 certificates.

** Special hazard losses will be allocated pro rata to the class M and class B certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

***  Other than the class CE-2 certificates.

                              DISTRIBUTIONS-GENERAL

The distribution date will be the 25th day of each month or, if such day is not a business day, the next business day, beginning in May 2007. Distributions will generally include payments made on the mortgage loans during the related collection period and any advances made by the servicer and, under certain circumstances and payments received under the interest rate swap agreement. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

                                   RECORD DATE

For each distribution date, the record date for the adjustable rate certificates is the business day immediately preceding such distribution date so long as such class of certificates are held in book-entry form; for the fixed rate certificates and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date. The record date for the first distribution date for all classes of certificates is the closing date.

                             INTEREST DISTRIBUTIONS

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related accrual period and any interest which you were entitled to previously but which you did not receive. Except for the first accrual period, the accrual period for the class A-1 certificates, the class M certificates and the class B-1, class B-2 and class B-3 certificates is the period from the distribution date in the prior month through the day prior to the current distribution date. The first accrual period for the class A-1 certificates, class M certificates and the class B-1, class B-2 and class B-3 certificates will begin on the closing date through the day prior to the first distribution date. Interest will be calculated for the class A-1 certificates, the class M certificates and the class B-1, class B-2 and class B-3 certificates on the basis of the actual number of days in the accrual period, based on a 360-day year. The accrual period for the class A-2 certificates and the class B-4 and class B-5 certificates is the period from and including the first day of the calendar month preceding that distribution date up to and including the last day of such month. Interest will be calculated for the class A-2 certificates and class B-4 and class B-5 certificates on the basis of a 360-day year consisting of twelve 30-day months.

There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates-Interest Distributions" in this prospectus supplement.

                               PASS-THROUGH RATES

Interest will accrue on the class A-1 certificates, the class M certificates and the class B-1, class B-2 and class B-3 certificates during each accrual period at a per annum rate equal to the least of (i) the sum of one-month LIBOR plus the margin for such class of certificates set forth in the table below, (ii) the applicable net WAC cap and (iii) the applicable maximum rate cap. Interest will accrue on the class A-2 certificates during each accrual period at the lesser of
(i) a fixed per annum rate and (ii) the applicable net WAC cap. Interest will accrue on the class B-4 and class B-5 certificates during each accrual period at the lesser of (i) a fixed per annum rate, (ii) the applicable net WAC cap and
(iii) the applicable maximum rate cap. During each accrual period relating to each distribution date following the first possible optional termination date, the margin for such group or class of certificates, if applicable, will increase to the stepped-up margin set forth in the table below if the optional termination right is not exercised.

                 STEPPED-UP
CLASS   MARGIN     MARGIN
-----   ------   ----------
A-1A    0.090%     0.180%
A-1B    0.180%     0.360%
A-1C    0.280%     0.560%
A-2A        *          *
A-2B        *          *
A-2C        *          *
A-2D        *          *
M-1     0.320%     0.480%
M-2     0.370%     0.555%
M-3     0.450%     0.675%
M-4     0.700%     1.050%
M-5     0.850%     1.275%
M-6     1.200%     1.800%
B-1     1.550%     2.325%
B-2     2.000%     3.000%
B-3     2.500%     3.750%
B-4         *          *

* The class A-2A, class A-2B, class A-2C, class A-2D and class B-4 certificates are fixed rate certificates and will accrue interest at a rate of 5.844%, 5.723%, 6.114%, 5.863% and 7.000% per annum, respectively, prior to the first optional termination date and will accrue interest at a rate of 6.344%, 6.223%, 6.614%, 6.363% and 7.500% per annum, respectively, after the first optional termination date if the optional termination right is not exercised.

                             PRINCIPAL DISTRIBUTIONS

On each distribution date, you will receive a distribution of principal if there are funds available on that date for your class of certificates. You should review the priority of payments described under "Description of the Certificates-Principal Distributions" in this prospectus supplement.

                               FEES AND EXPENSES

Before payments are made on the certificates, a monthly fee calculated as 0.50% per annum on the total principal balance of the mortgage loans will be available to make payments to the servicer and the holders of the class CE-2 certificates. In addition, the trustee will be paid a monthly fee calculated as 0.006% per annum on the total principal balance of the mortgage loans.

                               CREDIT ENHANCEMENT

Credit enhancement reduces the risk of loss caused to holders of certificates by shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority and entitled to receive payments have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes are the first to forego payment.

Overcollateralization. If the total principal balance of the mortgage loans in the trust exceeds the total principal balance of the offered certificates and the class B-5 certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses are allocated to these certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total principal balance of the offered certificates and the class B-5 certificates by approximately $15,937,174. This results in overcollateralization equal to approximately 3.20% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest described in the next section will be paid to the offered certificates and the class B-5 certificates as principal until the required level of overcollateralization is reached. This will have the effect of reducing the principal balance of the offered certificates and the class B-5 certificates faster than the reduction of the principal balance of the mortgage loans, which will continue until the required level of overcollateralization is reached.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the offered certificates and class B-5 certificates, it is expected that there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously due but not paid to the offered certificates and class B-5 certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to the class CE-1 certificates as provided herein.

Application of Realized Losses. If, on any distribution date after the principal balances of the offered certificates and class B-5 certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of such certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the class A certificates, although the class A certificates may experience losses if the credit enhancements described above are exhausted.

Realized losses that are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level specified in this prospectus supplement, such excess will be allocated among all the outstanding classes of the class M and class B certificates on a pro rata basis. Any losses that are allocated as special hazard losses will not be reimbursed through excess interest.

See "Description of the Certificates-Allocation of Losses" in this prospectus supplement.

                          INTEREST RATE SWAP AGREEMENT

The supplemental interest trust trustee on behalf of the supplemental interest trust, a trust established by the issuing entity pursuant to the pooling and servicing agreement, will enter into an interest rate swap agreement with The Bank of New York, as swap counterparty, for the benefit of the issuing entity. Under the interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the supplemental interest trust will be obligated to make payments at the applicable rate of payment owed by the supplemental interest trust, and on or prior to the distribution date, the swap counterparty will be obligated to make floating payments at the one-month LIBOR rate (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a payment owed by the supplemental interest trust exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

                          SERVICING STANDARD; ADVANCES

Litton Loan Servicing LP will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the issuing entity. The servicer has agreed to service the mortgage loans on a "scheduled/scheduled" basis. This means the servicer is responsible for advancing scheduled payments of principal and interest in accordance with the pooling and servicing agreement. The servicer has also agreed to cause the mortgage loans to be serviced: (i) with the same care as it customarily employs in servicing and administering similar mortgage loans for its own account; (ii) in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicers that service similar mortgage loans; and (iii) giving due consideration to the interests of holders of all classes of certificates.

The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) will be required to advance delinquent payments of principal and interest on the mortgage loans (except that the servicer will not be required to make advances of principal on second-lien mortgage loans or REO properties or balloon payments on balloon loans) and advance any property protection expenses relating to the mortgage loans. With respect to balloon loans, as to which the balloon payment is not made when due, the servicer will be required to advance an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such balloon loan. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls for principal prepayments in full to the extent of one-half of the aggregate servicing fee.

                   OPTIONAL TERMINATION OF THE ISSUING ENTITY

The servicer (or an affiliate) has the option to purchase all the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans when the total principal balance of the mortgage loans, including the mortgage loans related to the properties that the issuing entity has acquired, is reduced to 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired earlier than it would be otherwise and you will be entitled to the following amounts to the extent available therefor:

the outstanding principal balance of your certificate;

one month's interest on such balance at the related pass-through rate;

any interest previously earned but not paid; and

any "net WAC carryover amount," as described in this prospectus supplement, from all previous distribution dates.

You will receive the last two items only to the extent that there is enough cash to make such payments. See "The Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The trustee will elect to treat all or a portion of the assets of the issuing entity as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                                     RATINGS

The issuing entity will not issue the certificates unless they receive at least the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings

CLASS   FITCH   MOODY'S    S&P
-----   -----   -------   ----
A-1A     AAA      Aaa      AAA
A-1B     AAA      Aaa      AAA
A-1C     AAA      Aaa      AAA
A-2A     AAA      Aaa      AAA
A-2B     AAA      Aaa      AAA
A-2C     AAA      Aaa      AAA
A-2D     AAA      Aaa      AAA
M-1      AA+      Aa1      AA+
M-2      AA+      Aa2      AA
M-3      AA       Aa3      AA
M-4      AA-       A1      AA-
M-5      A+        A2      A+
M-6       A        A3      A
B-1      A-       Baa1     A-
B-2     BBB+      Baa2    BBB+
B-3      BBB      Baa3     BBB
B-4     BBB-      Ba1     BBB-

The ratings on the certificates indicate the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. The ratings do not address the likelihood of the payment of any net WAC carryover amount, the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Yield, Prepayment and Maturity Considerations" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

                                LEGAL INVESTMENT

The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans contain second lien mortgage loans and owner-financial mortgage loans. You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. See "Legal Investment" in this prospectus supplement and in the prospectus.

                              ERISA CONSIDERATIONS

Under current law, in general, the class A certificates will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, prior to the termination of the interest rate swap agreement, such employee benefit plans or plans subject to Section 4975 may not acquire the offered certificates unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

          Approximately 99.51% of the mortgage loans in group I (by aggregate principal balance as of the cut-off date) and 90.22% of the mortgage loans in group II are of sub-prime credit quality; i.e., do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF THE CERTIFICATES

          Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

          In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

          Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates.

          In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy, including People's Choice Home Loan, Inc. and New Century Mortgage Corporation, two of the originators of the mortgage loans, which filed for bankruptcy protection under Chapter 11 of the U.S. bankruptcy code on March 30, 2007, and April 1, 2007, respectively. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS ON YIELDS

          Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

     - If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

     - If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     - The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

     - The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     - Approximately 85.10% of the mortgage loans in group I and approximately 73.20% of the mortgage loans in group II (in each case, by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging generally from 2 months to 60 months after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment penalties will be distributed to holders of the class P certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment penalties, subject to certain conditions specified in the pooling and servicing agreement.

     - The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. In addition, the servicer (or its affiliates) has the option to purchase from the issuing entity mortgage loans that are at least 120 days or more delinquent or for which the servicer has accepted a deed in lieu of foreclosure under the circumstances described in the pooling and servicing agreement. These purchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. The removal of any delinquent mortgage loans by the servicer pursuant to this option may have an effect on whether or not there exists or continues to exist, a loss and delinquency trigger event, which determines the level of overcollateralization.

     - If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

     - If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest will be paid to the offered certificates and the class B-5 certificates as principal. This will have the effect of reducing the principal balance of these certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

          See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE SERVICER MAY ENTER INTO PROGRAMS THAT COULD LEAD TO THE REFINANCING OF SOME MORTGAGE LOANS

          The servicer may enter into programs with third parties which may be designed to encourage refinancing. As a result of these programs the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

          The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any net WAC carryover amounts will be paid.

THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE

          Certain of the mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. In addition, the servicer may write-off any second lien mortgage loan that is delinquent by 180 days or more in accordance with the terms of the pooling and servicing agreement. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

          Because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates and class B-5 certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on these certificates as well as certain fees and expenses of the issuing entity (including any net swap payment owed to the swap counterparty and any swap termination payment owed to the swap counterparty, other than a defaulted swap termination payment). After these financial obligations of the issuing entity are covered, substantially all of the available excess interest will be used to maintain the required level of overcollateralization. Any portion of such remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

     - When a mortgage loan is prepaid in full or repurchased, excess interest generally will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     - Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

     - If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

     - The pass-through rates on some of the certificates are based on one-month LIBOR. Some of the mortgage loans have rates that are adjustable based on an index that generally is different from the index used to determine the pass-through rates on such certificates while others of the mortgage loans have fixed rates of interest. As a result, the pass-through rates on such certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

THERE IS A RISK THAT MORTGAGE INTEREST RATES WILL AFFECT THE PASS-THROUGH RATES OF THE OFFERED CERTIFICATES

          The yields to maturity on some of the certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based on six-month LIBOR and generally do not adjust for approximately two years, three years, five years or ten years after the dates of their origination, while the pass-through rates on the class A-1, class M, class B-1, class B-2 and class B-3 certificates are based on one-month LIBOR, are subject to a maximum rate cap and are adjusted monthly and the pass-through rates on the offered certificates are subject to a net WAC cap. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the class A-1, class M, class B-1, class B-2 and class B-3 certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on such certificates, and could result in the reduction of the pass-through rates on some or all of the class A-1, class M and class B certificates to a net WAC cap and could therefore adversely affect the yield to maturity on such certificates.

          In addition, you should note that a net WAC cap will decrease if the related mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other related mortgage loans with relatively low mortgage interest rates, which will increase the likelihood that a net WAC cap will apply to reduce the pass-through rates on one or more classes of certificates.

          If any of the pass-through rates on the offered certificates or class B-5 certificates are limited by a net WAC cap for any distribution date, the resulting net WAC carryover amounts may be recovered by the holders of the related classes of certificates on that same distribution date or on future distribution dates, to the extent of substantially all of any available funds remaining on that distribution date or future distribution dates after certain other distributions on the offered certificates, class B-5 certificates and the class CE-2 certificates and the payment of certain fees and expenses of the issuing entity (including any net swap payment owed to the swap counterparty and any swap termination payment owed to the swap counterparty, other than a defaulted swap termination payment). In addition, solely with respect to the offered certificates (other than the class A-2 and the class B-4 certificates), the net WAC carryover amounts may also be covered by amounts payable under the interest rate swap agreement. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts," "--Interest Rate Swap Agreement" in this prospectus supplement. The ratings on such classes of offered certificates will not address the likelihood of any such recovery of net WAC carryover amounts by holders of such certificates.

          The pass-through rates on the offered certificates (except for the class A-2 certificates) and the class B-5 certificates may also be limited by a maximum rate cap.

          Any interest shortfall due to the related maximum rate cap will not be reimbursed.

THERE ARE RISKS RELATED TO OWNER-FINANCED MORTGAGE LOANS

          Reduced underwriting standards. Approximately 8.83% of the group II mortgage loans (by aggregate principal balance as of the cut-off date) are owner-financed mortgage loans. None of the group I mortgage loans are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor does the sponsor obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the sponsor obtained and reviewed the credit history and payment history of the mortgagor, and conducted an assessment of the value of the property.

          Appraisals may be inaccurate. In acquiring owner-financed mortgage loans, the sponsor assesses the value of a property, generally using either a prior appraisal (if completed within one year of the sponsor's purchase of the mortgage loan), which generally must be re-certified, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the sponsor has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

THERE ARE RISKS RELATING TO SUBORDINATE LOANS

          Approximately 7.79% of the mortgage loans in group II (by aggregate principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days in accordance with the pooling and servicing agreement. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates. None of the mortgage loans in group I are second liens.

THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES

          The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

     - Because the subordinated certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

     - If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

     - The portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

     - The subordinated certificates are not expected to receive principal distributions until, at the earliest, May 2010 (unless the senior certificates are reduced to zero prior to such date).

     - Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow, if any, and then reduce the level of overcollateralization, if any, for the offered certificates and class B-5 certificates. If there is no overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

          See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES

          When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to one-half of the aggregate servicing fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part and is not required to advance principal on REO properties or second lien mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

          In addition, the servicer will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

THERE IS A RISK RELATING TO THE POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

          The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular distributions of interest and principal.

          If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. However, the servicer will only advance scheduled monthly payments of interest with respect to REO properties, is only required to advance scheduled monthly payments of interest with respect to second lien mortgage loans and will make limited advances with respect to balloon payments. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

          If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

          The rights of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions, and the rights of the class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates to receive those distributions. The rights of the class M certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates with lower numerical designations to receive those distributions. The rights of the class B certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class B certificates with lower numerical designations to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

THE INTEREST RATE SWAP AGREEMENT

          Any amounts received pursuant to the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by The Bank of New York, as swap counterparty, unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

          Further, any net swap payment payable to the swap counterparty under the interest rate swap agreement will reduce amounts available for distribution to holders of the related certificates and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

          In the event that the supplemental interest trust, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

          The interest rate swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the interest rate swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the interest rate swap agreement will result in an "additional termination event" under the interest rate swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the supplemental interest trust exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the interest rate swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

THE INTEREST RATE SWAP AGREEMENT IS SUBJECT TO COUNTERPARTY RISK

          The assets of the issuing entity will include an interest rate swap agreement, which will require the swap counterparty thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on these certificates depend in part on payments to be received by the trustee under the interest rate swap agreement, the ability of the supplemental interest trust trustee on behalf of the supplemental interest trust to make such payments on such certificates will be subject to the credit risk of the counterparty to such interest rate swap agreement.

BANKRUPTCY OF THE DEPOSITOR OR THE SPONSOR MAY DELAY OR REDUCE COLLECTIONS ON THE MORTGAGE LOANS

          Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in distributions to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and the transfer from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

          The transactions contemplated by this prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

          However, there can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

THERE IS A RISK BECAUSE THE CERTIFICATES ARE NOT OBLIGATIONS OF ANY ENTITY OTHER THAN THE ISSUING ENTITY

          The certificates represent an interest in the issuing entity only. No other person will insure or guarantee the certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the sponsor pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement and the limited obligations of the related counterparty under the interest rate swap agreement. No government agency or instrumentality will insure the offered certificates or the underlying mortgage loans. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of distributions on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all distributions provided for under the offered certificates.

LIMITATIONS ON ADVANCES OF PRINCIPAL OR INTEREST WITH RESPECT TO CERTAIN LOANS COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

          The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on REO properties and is only required to make advances with respect to interest on second lien mortgage loans. The failure to make such advances could result in fewer funds being available to make distributions on the certificates than would be available if such advances were made and may negatively affect the yield on the certificates.

THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS, AND THAT LIQUIDATION PROCEEDS MAY BE LESS THAN THE OUTSTANDING BALANCE OF THE MORTGAGE LOAN

          Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES

          As of the cut-off date, approximately 21.94% of the mortgage loans in group I and approximately 8.72% of the mortgage loans in group II (in each case, by aggregate principal balance as of the cut-off date) have an initial interest only period of one, two, five, six, seven or ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the principal balance of the mortgage loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

          After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

          Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans in the event that borrowers are unable to pay the increased monthly payment at the end of the interest only period.

THERE IS AN INCREASED RISK OF LOSS RELATING TO HIGH ORIGINAL LOAN-TO-VALUE
RATIOS

          Mortgage loans with original loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with original loan-to-value ratios of equal to or below 80%. At origination, approximately 44.13% and 48.10% of the mortgage loans in group I and group II, respectively, had an original loan-to-value ratio in excess of 80% (by aggregate principal balance as of the cut-off date) and none of the mortgage loans had an original-loan-to-value ratio in excess of 100% (by aggregate principal balance as of the cut-off date), and are not covered by a primary mortgage insurance policy. Original loan-to-value ratios for second lien mortgage loans were calculated using the combined loan-to-value ratios. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, an originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

YOUR YIELD WILL BE AFFECTED BY THE INCLUSION OF 40-YEAR MORTGAGE LOANS

          At origination approximately 5.57% of the mortgage loans in group I (by aggregate stated principal balance of the mortgage loans in group I) and approximately 0.15% of the mortgage loans in group II as of the cut-off date, had stated terms to maturity of 40 years or more. Loans with original terms to maturity of 40 years or more have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

          The longer term to maturity of these mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

          In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of mortgage loans that mature in 40 years or more in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years. The mortgage loans that mature in 40 years or more may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

     - less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates;

     - due to the smaller monthly payment, the mortgage loans that mature in 40 years or more may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan; and

     - if a mortgage loan with a maturity of 40 years or more defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

THERE ARE RISKS RELATING TO GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS

          The following chart lists the states with the highest concentrations of mortgage loans, based on the aggregate principal balance of the mortgage loans as of the cut-off date.

GROUP I MORTGAGE LOANS
----------------------
California     27.79%
Florida        19.20%
Arizona         6.63%
Washington      5.04%

GROUP II MORTGAGE LOANS
-----------------------
California     19.25%
Florida        15.22%
Texas          10.08%
New York        7.73%

          California and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

     - In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

     - Economic conditions in the states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

     - Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

     - Any increase in the market value of properties located in the states listed above would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

THERE ARE RISKS RELATING TO BALLOON LOANS

          Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 42.89% and 25.65% of the mortgage loans in group I and group II, respectively (in each case, by aggregate principal balance of the related mortgage loans as of the cut-off date) are balloon loans.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

          The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS MAY CAUSE LOSSES ON YOUR
CERTIFICATES

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

     - limit the ability of the servicer to collect principal, interest or other payments on the mortgage loans,

     -    provide the mortgagors with a right to rescind the mortgage loans,

     - entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

     - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

     - subject the issuing entity (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. Although none of the mortgage loans were originated with interest rates or fees that make them subject to the Home Ownership and Equity Protection Act of 1994, the mortgage loans may be subject to comparable state or local laws with lower threshold tests. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus. The sponsor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination and will be required to repurchase or replace any mortgage loan that was not originated or serviced in compliance with such laws. In addition, the sponsor will be required to reimburse the issuing entity for any damages or costs incurred by the issuing entity as a result of a breach of the representation as to compliance with such laws. However, if the sponsor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

IN THE EVENT THE SPONSOR IS NOT ABLE TO REPURCHASE OR REPLACE DEFECTIVE MORTGAGE LOANS YOU MAY SUFFER LOSSES ON YOUR CERTIFICATES

          The sponsor will make various representations and warranties related to the mortgage loans set out in Annex IV hereto.

          If the sponsor fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the sponsor will be required to repurchase or replace the defective loan. In the event that the sponsor is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the sponsor to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

          The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONFLICTS OF INTEREST BETWEEN THE SERVICER AND THE ISSUING ENTITY

          The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of the class B-5, class CE-1, class CE-2, class P, class R and class R-X certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

          The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

          The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

HIGH COST LOANS

          None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

PAYMENT STATUS OF THE MORTGAGE LOANS

          A percentage of the mortgage loans are subject to repurchase by the sponsor if the borrower fails to make, by a certain due date specified in the mortgage loan purchase agreement, a monthly payment with respect to such mortgage loan. In the event of any repurchase, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

          Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

                                THE MORTGAGE POOL

          Credit-Based Asset Servicing and Securitization LLC (the "SPONSOR" or "C-BASS") provided the information in the following paragraphs.

          Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Sponsor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary.

GENERAL

          The assets included in the trust fund (the "TRUST FUND") comprising the issuing entity (the "ISSUING ENTITY") will consist of a pool of 2,533 closed-end, fixed-rate and adjustable-rate mortgage loans (the "MORTGAGE POOL") having original terms to maturity ranging from 120 months to 480 months (the "MORTGAGE LOANS") and an aggregate principal balance as of April 1, 2007 (the "CUT-OFF DATE") of $497,856,173.78. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans in the related Loan Group as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "CUT-OFF DATE PRINCIPAL BALANCE"). The "PRINCIPAL BALANCE" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the related Loan Group, unless otherwise specified. The "POOL BALANCE" is equal to the aggregate of the Principal Balances of the Mortgage Loans in the Mortgage Pool.

          Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR") will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT"), dated as of the Cut-off Date, between the Sponsor and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to LaSalle Bank National Association (the "TRUSTEE") for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement (the "PROSPECTUS SUPPLEMENT").

          Each of the Mortgage Loans was selected from the Sponsor's portfolio of mortgage loans. The Mortgage Loans were acquired by the Sponsor in the secondary market in the ordinary course of its business. The Mortgage Loans were originated or acquired by various mortgage loan originators, none of whom originated more than 20% of the Mortgage Loans. Approximately 19.94%, 19.90%, 18.61% and 13.01% of the Mortgage Loans were originated or acquired by New Century Mortgage Corporation, People's Choice Home Loan, Inc., Wilmington Finance, Inc. and Fieldstone Mortgage Company, respectively.

          None of the Mortgage Loans are covered by primary mortgage insurance policies which are lender paid.

          Under the Pooling and Servicing Agreement, the Sponsor will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as seller other than the repurchase or substitution obligations described above and its reimbursement obligation described under "The Pooling and Servicing Agreement-Assignment of the Mortgage Loans" in this Prospectus Supplement.

          The Mortgage Pool will consist of two loan groups ("LOAN GROUP I" and "LOAN GROUP II," respectively, and each, a "LOAN GROUP"). The Mortgage Loans in Loan Group I (the "GROUP I MORTGAGE LOANS") consist of 1,333 adjustable-rate Mortgage Loans with an aggregate Principal Balance (the "GROUP I LOAN BALANCE") of $331,823,451.83 as of the Cut-off Date. The Mortgage Loans in Loan Group II (the "GROUP II MORTGAGE LOANS") consist of 1,200 fixed-rate Mortgage Loans with an aggregate Principal Balance (the "GROUP II LOAN BALANCE") of $166,032,721.95 as of the Cut-off Date.

          A Mortgage Loan is "DELINQUENT" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "MONTHLY PAYMENT") and/or any escrow payments due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan.

          The current and historical delinquency disclosure included in this prospectus supplement regarding the Mortgage Loans, the representation of the sponsor with respect to the delinquency status of the Mortgage Loans and the static pool information of the sponsor utilizes the "OTS Method". In addition, delinquency information included in reports to Certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the OTS Method. Under the "OTS METHOD", a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in April and a cut-off date of April 1, a mortgage loan with a payment due on March 1 that remained unpaid as of the close of business on March 31 would be described as current as of the cut-off date herein. If the March 1 payment remains unpaid as of the close of business on April 1, it would be 30 days delinquent but would not be reported as such unless such payment was not made by the close of business on April 30.

          The Servicer will be required to make Servicing Advances on Delinquent Mortgage Loans and will make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans, only to the extent such advances are deemed recoverable, until such Mortgage Loans become current or are liquidated. The Servicer will only be required to advance interest with respect to any second mortgage that is junior to a first mortgage and will only advance interest with respect to REO Properties.

MORTGAGE POOL STATISTICS

          The tables on Annex II attached to this Prospectus Supplement set forth certain statistical information with respect to the Mortgage Loans as of the Cut-off Date. Due to rounding, the percentages shown may not precisely total 100.00%.

          The Mortgage Pool consists of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans. The Mortgage Pool Loan Balance as of the Cut-off Date is equal to $497,856,173.78. The Mortgage Loans have original terms to maturity ranging from 120 to 480 months. The following statistical information, unless otherwise specified, is based upon the Mortgage Pool Loan Balance as of the Cut-off Date.

          The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "MORTGAGE") creating first liens (each, a "FIRST LIEN") or second liens (each a "SECOND LIEN") on residential properties consisting primarily of one- to four-family dwelling units (each, a "MORTGAGED PROPERTY"). Approximately 45.46% of the Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance. None of the Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 100% and do not have primary mortgage insurance. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. Approximately 95.43% of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "DUE DATE"). The "LOAN TO VALUE RATIO" of a Mortgage Loan shall generally mean the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan as of the Cut-off Date plus (b) the outstanding balance of the First Lien, if any, at origination of the Mortgage Loan over (ii) the lower of the appraised value of the related Mortgaged Property at origination or the sale price.

          Approximately 81.13% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

          Approximately 37.14% of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "BALLOON LOAN"). The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 240 months to 600 months, except for the final payment (the "BALLOON PAYMENT"), which is due and payable between the 120th month and the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

          Each Mortgage Loan accrues interest at a per annum rate (the "MORTGAGE INTEREST RATE") of not less than 5.000% per annum and not more than 13.875% per annum, and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 8.225% per annum.

          The weighted average remaining term to maturity of the Mortgage Loans will be approximately 351 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to January 2004 or after April 2007 or will have a remaining term to maturity of less than 98 months or greater than 478 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is February 1, 2047.

          The average Principal Balance of the Mortgage Loans at origination was approximately $197,212. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $196,548. No Mortgage Loans had a Cut-off Date Principal Balance of greater than approximately $1,496,228 or less than approximately $14,563.

          Approximately 2.60% of the Mortgage Loans are secured by a Second Lien on the related Mortgaged Property, and approximately 97.40% of the Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

          Approximately 17.53% of the Mortgage Loans will provide for interest only Monthly Payments ("INTEREST ONLY MORTGAGE LOAN") for the first 12, 24, 60, 72, 84 or 120 months of the term of the Interest Only Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loan will include accrued interest and principal on such Mortgage Loan beginning on the 13th, 25th, 61st, 73rd, 85th or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 13th, 25th, 61st, 73rd, 85th or 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 12, 24, 60, 72, 84 or 120 Monthly Payments, respectively, required under the Mortgage Note.

          Approximately 2.94% of the Mortgage Loans are Owner-financed Mortgage Loans.

GROUP I MORTGAGE LOAN STATISTICS

          Group I consists of adjustable-rate Mortgage Loans. The Group I Loan Balance as of the Cut-off Date is equal to $331,823,451.83. The Group I Mortgage Loans have original terms to maturity ranging from 360 to 480 months. The following statistical information, unless otherwise specified, is based upon the Group I Loan Balance as of the Cut-off Date.

          The Group I Mortgage Loans are secured by Mortgages creating First Liens on the related Mortgaged Properties. Approximately 44.13% of the Group I Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Loan-to-Value Ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. All of the Group I Mortgage Loans have scheduled Monthly Payments due on the first day of the month.

          Approximately 85.10% of the Group I Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

          Approximately 42.89% of the Group I Mortgage Loans are Balloon Loans. The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 480 months to 600 months, except for the Balloon Payment, which is due and payable the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Group I Mortgage Loan.

          Each Group I Mortgage Loan accrues interest at the Mortgage Interest Rate of not less than 5.000% per annum and not more than 12.990% per annum, and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Group I Mortgage Loans was approximately 8.303% per annum.

          The weighted average remaining term to maturity of the Group I Mortgage Loans will be approximately 361 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to August 2004 or after April 2007 or will have a remaining term to maturity of less than 327 months or greater than 478 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is February 1, 2047.

          The average Principal Balance of the Group I Mortgage Loans at origination was approximately $249,362. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $248,930. No Group I Mortgage Loans had a Cut-off Date Principal Balance of greater than approximately $1,496,228 or less than approximately $28,403.

          None of the Group I Mortgage Loans are secured by a Second Lien on the related Mortgaged Property, and all of the Group I Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

          Approximately 21.94% of the Group I Mortgage Loans are Interest Only Mortgage Loans for the first 24, 60, 72, 84 or 120 months of the term of the Interest Only Group I Mortgage Loan. The Monthly Payment with respect to such Interest Only Group I Mortgage Loan will include accrued interest and principal on such Group I Mortgage Loan beginning on the 25th, 61st, 73rd, 84th or 121st month of the term of such Interest Only Group I Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 25th, 61st, 73rd, 84th or 121st month of the term of such Interest Only Group I Mortgage Loan may be significantly larger than the first 24, 60, 72, 84 or 120 Monthly Payments, respectively, required under the Mortgage Note.

          None of the Group I Mortgage Loans are Owner-financed Mortgage Loans.

GROUP II MORTGAGE LOAN STATISTICS

          Group II consists of fixed-rate Mortgage Loans. The Group II Loan Balance as of the Cut-off Date is equal to $166,032,721.95. The Group II Mortgage Loans have original terms to maturity ranging from 120 to 480 months. The following statistical information, unless otherwise specified, is based upon the Group II Loan Balance as of the Cut-off Date.

          The Group II Mortgage Loans are secured by Mortgages creating First Liens or Second Liens on the related Mortgaged Properties. Approximately 48.10% of the Group II Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Loan-to-Value Ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. Approximately 86.30% of the Group II Mortgage Loans have scheduled Monthly Payments due on the first day of the month.

          Approximately 73.20% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

          Approximately 25.65% of the Group II Mortgage Loans are Balloon Loans. The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 240 months to 600 months, except for the Balloon Payment, which is due and payable between the 120th month and the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Group II Mortgage Loan.

          Each Group II Mortgage Loan accrues interest at the Mortgage Interest Rate of not less than 5.000% per annum and not more than 13.875% per annum, and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Group II Mortgage Loans was approximately 8.069% per annum.

          The weighted average remaining term to maturity of the Group II Mortgage Loans will be approximately 329 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to January 2004 or after April 2007 or will have a remaining term to maturity of less than 98 months or greater than 476 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is December 1, 2046.

          The average Principal Balance of the Group II Mortgage Loans at origination was approximately $139,281. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $138,361. No Group II Mortgage Loans had a Cut-off Date Principal Balance of greater than approximately $1,490,942 or less than approximately $14,563.

          Approximately 7.79% of the Group II Mortgage Loans are secured by a Second Lien on the related Mortgaged Property, and approximately 92.21% of the Group II Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

          Approximately 8.72% of the Group II Mortgage Loans are Interest Only Mortgage Loans for the first 12, 60 or 120 months of the term of the Interest Only Group II Mortgage Loan. The Monthly Payment with respect to such Interest Only Group II Mortgage Loan will include accrued interest and principal on such Group II Mortgage Loan beginning on the 13th, 61st or 121st month of the term of such Interest Only Group II Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 13th, 61st or 121st month of the term of such Interest Only Group II Mortgage Loan may be significantly larger than the first 12, 60 or 120 Monthly Payments, respectively, required under the Mortgage Note.

          Approximately 8.83% of the Group II Mortgage Loans are Owner-financed Mortgage Loans.

CREDIT SCORES

          Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) or the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

THE INDEX

          The Index for the Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note ("SIX-MONTH LIBOR"). The source for Six-Month LIBOR for most of the Mortgage Loans is The Wall Street Journal. Listed below are some historical values for the months indicated of Six-Month LIBOR.

                                 SIX-MONTH LIBOR

                              YEAR
            ---------------------------------------
MONTH       2007   2006   2005   2004   2003   2002
-----       ----   ----   ----   ----   ----   ----
January     5.40%  4.81%  2.96%  1.21%  1.35%  2.03%
February    5.33%  4.99%  3.16%  1.17%  1.34%  2.03%
March       5.33%  5.14%  3.40%  1.16%  1.23%  2.33%
April              5.22%  3.41%  1.38%  1.29%  2.12%
May                5.33%  3.54%  1.58%  1.21%  2.08%
June               5.59%  3.71%  1.94%  1.12%  1.96%
July               5.51%  3.92%  1.98%  1.15%  1.87%
August             5.43%  4.06%  1.99%  1.20%  1.80%
September          5.37%  4.23%  2.20%  1.18%  1.71%
October            5.39%  4.47%  2.31%  1.23%  1.60%
November           5.35%  4.60%  2.64%  1.26%  1.47%
December           5.37%  4.70%  2.78%  1.22%  1.38%

If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

TERMS OF THE MORTGAGE LOANS

          The Mortgage Loans accrue interest on a self-amortizing basis. For the Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

                             UNDERWRITING STANDARDS

UNDERWRITING STANDARDS OF THE SPONSOR

          None of the originators originated more than 20% of the mortgage pool, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date. The following is a description of the underwriting standards used by the Sponsor in connection with its acquisition of the Mortgage Loans.

          The Sponsor or a loan reviewer has reviewed a majority of the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Sponsor for credit and compliance considerations. These files may include the documentation pursuant to which the Mortgage Loan was originally underwritten, as well as the mortgagor's payment history on the Mortgage Loan. In its review, the Sponsor evaluates the mortgagor's credit standing, repayment ability and willingness to repay debt. A mortgagor's ability and willingness to repay debts (including the Mortgage Loans) in a timely fashion is determined by the Sponsor by reviewing the quality, quantity and durability of income history, history of debt management, history of debt repayment and net worth accumulation of the mortgagor to the extent such information is available. In addition, the Sponsor may also obtain and review a current credit report for the mortgagor. During its mortgage file review, the Sponsor also confirms that the Mortgage Loan was originated in material compliance with applicable federal, state and local laws and regulations. In connection with its review for property value considerations the Sponsor may obtain, for a portion of the Mortgage Loans, a current appraisal, broker's price opinion, automated valuation methodology price ("AVM") and/or drive-by or desk review of such property or any combination thereof, prepared within six months of the Sponsor's purchase.

          The Sponsor purchases mortgage loans that were originated pursuant to one of the following documentation programs.

          Full Documentation.

          Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

          In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

          Other Levels of Documentation.

          Other mortgage loans purchased by the Sponsor were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation," "Alternative Documentation," "Stated Documentation" and "Streamlined Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. "Streamlined Documentation" programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

          Owner-Financed Mortgage Loans. The Sponsor routinely purchases mortgage loans that are owner-financed mortgage loans ("OWNER-FINANCED MORTGAGE LOANS"). Owner-financed Mortgage Loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the Sponsor typically purchases. The mortgagor under an Owner-financed Mortgage Loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor. In connection with the Sponsor's acquisition of an Owner-financed Mortgage Loan, the Sponsor obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase Owner-financed Mortgage Loans, the Sponsor generally places considerable emphasis on the value of the mortgaged property. The Sponsor, in connection with its underwriting of an Owner-financed Mortgage Loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an Owner-financed Mortgage Loan generally was obtained within 90 days prior to the Sponsor's purchase of such mortgage loan. However, in certain instances, the Sponsor may have utilized a previous appraisal if it was completed within one year prior to the Sponsor's purchase, in which case the Sponsor will generally require the appraiser to recertify the value in such appraisal. The Sponsor may have acquired an Owner-financed Mortgage Loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

          The Owner-financed Mortgage Loans comprise approximately 2.94% of the Mortgage Loans (by aggregate Principal Balance as of the Cut-off Date). None of the Group I Mortgage Loans are Owner-financed Mortgage Loans. Approximately 8.83% of the Group II Mortgage Loans are Owner-financed Mortgage Loans.

          For a discussion of the certain risks related to Owner-financed Mortgage Loans that a Certificateholder should consider prior to purchase, see "Risk Factors-There are risks related to owner-financed mortgage loans" in this Prospectus Supplement.

                             THE TRANSACTION PARTIES

THE SPONSOR

          The Sponsor provided the information set forth in the following paragraphs.

          Credit-Based Asset Servicing and Securitization LLC (the "SPONSOR") is a Delaware limited liability company with its principal place of business in New York, New York.

          The Sponsor was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Sponsor. Each of MGIC and EFSG has approximately a 46% interest in the Sponsor with the remainder owned by management of the Sponsor. On February 28, 2001, Radian Group Inc. ("RADIAN") acquired EFSG, including EFSG's 46% interest in the Sponsor. Radian and MGIC Investment Corporation, the parent of MGIC, are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "COMMISSION") as are required by the Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

          On February 6, 2007 MGIC Investment Corporation and Radian announced that they had agreed to merge. The companies have stated that they expect the merger to be completed in the fourth quarter of 2007. The pro forma financial statements presented in the press release issued in connection with the merger announcement reflected a combined ownership interest in the Sponsor of approximately 49.9% as opposed to the companies' current aggregate ownership interest of approximately 92%. There can be no assurance what ownership interest the companies may ultimately retain in the Sponsor.

          On March 31, 2007, the Sponsor had approximately $6.87 billion in assets, approximately $5.96 billion in liabilities and approximately $912.3 million in equity.

          The Sponsor's principal business is the purchasing of residential mortgage loans, primarily sub-prime in nature, from multiple parties including banks and other financial institutions and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Sponsor owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Sponsor does not originate mortgages. The Sponsor is a HUD-approved investing mortgagee.

          In connection with its purchases of mortgage loans, the Sponsor uses its proprietary models to formulate loan-level default and loss severities and prepayment probability curves. The Sponsor has been acquiring mortgage loans since 1996. Until June 2002 the Sponsor included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions. Since June 2002, the Sponsor has generally not included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions.

          The Sponsor has been securitizing residential mortgage loans since 1997. The following table describes the amount of mortgage loans on a yearly or quarterly basis, as the case may be, the Sponsor has securitized under its name or an affiliate's name as of the dates indicated.

        DECEMBER 31, 2006                   DECEMBER 31, 2005                   DECEMBER 31, 2004
---------------------------------   ---------------------------------   ---------------------------------
                  TOTAL PRINCIPAL                     TOTAL PRINCIPAL                     TOTAL PRINCIPAL
 TOTAL NUMBER         BALANCE         TOTAL NUMBER        BALANCE         TOTAL NUMBER        BALANCE
  OF MORTGAGE       OF MORTGAGE       OF MORTGAGE       OF MORTGAGE       OF MORTGAGE       OF MORTGAGE
LOANS SOLD INTO   LOANS SOLD INTO   LOANS SOLD INTO   LOANS SOLD INTO   LOANS SOLD INTO   LOANS SOLD INTO
SECURITIZATION    SECURITIZATION     SECURITIZATION    SECURITIZATION    SECURITIZATION    SECURITIZATION
  TRANSACTIONS      TRANSACTIONS      TRANSACTIONS      TRANSACTIONS      TRANSACTIONS      TRANSACTIONS
---------------   ---------------   ---------------   ---------------   ---------------   ---------------
     67,262       $10,768,178,262        27,362        $4,245,296,699        28,213        $3,694,372,283

THE DEPOSITOR

          The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of one of the underwriters, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          The Depositor has been engaged since its incorporation in 1986 in the securitization of loans and other asset types included within the description of the Issuing Entity assets in this Prospectus Supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

          The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing reports filed under the Securities Exchange Act of 1934. The Depositor will provide written notification to the Rating Agencies of any successor Trustee.

THE ISSUING ENTITY

          C-BASS 2007-CB4 Trust, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement, by and among the Sponsor, the Depositor, the Trustee and the Servicer. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the mortgage loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

THE SERVICER

GENERAL

          The servicer, Litton Loan Servicing LP (the "SERVICER") provided the information set forth in the following paragraphs.

          The Servicer, a Delaware limited partnership and a subsidiary of the Sponsor, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, the Servicer employed approximately 1,192 individuals. The main office of the Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.28 billion as of December 31, 2006. Most of the mortgage loans in the Servicer's portfolio are either subprime mortgage loans or subperforming mortgage loans. The Servicer is servicing in excess of 200 securitizations for the Sponsor and various third parties.

          Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

          In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Servicer's focus on early collection and loss mitigation.

          In March 2001, Moody's assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2006. The rating is based on the Servicer's ability as a servicer and the stability of its servicing operations.

          In April 2001, S&P raised the Servicer's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

          As of the date of this Prospectus Supplement, each of the ratings described above remains in effect with respect to the Servicer.

          From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer's current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the Pooling and Servicing Agreement.

          Once the Servicer starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. The Servicer's collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The Servicer's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of the Servicer as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

          The Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to the Servicer's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Pooling and Servicing Agreement, the Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing the Servicer's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Servicer has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Servicer's management personnel.

          For its mortgage loans with escrows, the Servicer provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. The Servicer conducts the initial and annual escrow analysis functions internally; the Servicer monitors escrow activities on an ongoing basis.

          The Servicer does not, in general, have custodial responsibility with respect to the Mortgage Loans.

          There have been no material changes to the Servicer's servicing policies and procedures during the past three years. During such time, the Servicer also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger and has not failed to make any required advance with respect to any issuance of residential mortgage backed securities. In the Servicer's 2006 servicing compliance assertion, the Servicer identified two areas of non-compliance relating to 90 day items outstanding on bank account reconciliations and adjustment of payments in connection with adjustable rate mortgage loans. In addition, in the Servicer's review of compliance with each servicing agreement, the Servicer noted non-compliance with certain provisions relating to loan modifications on two servicing agreements. The Servicer believes that the reported instances of non-compliance did not materially adversely affect any certificateholders.

          The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Pooling and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, the Servicer deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. The Servicer transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

          The size and changes in the Servicer's portfolio of assets for the periods indicated below are as follows:

                          As of December 31, 2006             As of December 31, 2005             As of December 31, 2004
                    ----------------------------------  ----------------------------------  ----------------------------------
                                                % by                                % by                                % by
                    No. of      Principal    Principal  No. of      Principal    Principal  No. of      Principal    Principal
                     Loans     Balance($)     Balance    Loans     Balance($)     Balance    Loans     Balance($)     Balance
                    -------  --------------  ---------  -------  --------------  ---------  -------  --------------  ---------
Type of Servicing
Primary Servicing   292,180  40,621,622,246      72%    243,346  32,911,023,641      76%    228,153  25,581,625,067      76%
   Subservicing
      C-BASS         21,824   2,208,320,961       4%     15,067   2,368,518,628       6%     13,531   1,705,076,141       5%
      Others         22,557   3,241,146,722       6%     28,466   3,768,687,264       9%     38,936   5,071,507,869      15%
Special Servicing     9,521   1,243,412,033       2%      5,373     683,162,380       2%      4,646     606,342,132       2%
Interim Servicing    49,628   8,972,034,425      16%     21,686   3,326,533,188       8%      5,198     715,697,251       2%
                    -------  --------------     ---     -------  --------------     ---     -------  --------------     ---
   Total Servicing  395,710  56,286,536,386     100%    313,938  43,057,925,101     100%    290,464  33,680,248,459     100%
                    =======  ==============     ===     =======  ==============     ===     =======  ==============     ===

          In addition to the reports that will be provided to the certificateholders by the Trustee as provided in the Pooling and Servicing Agreement, the Servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewerSM. The RADARViewerSM internet website is currently located at www.radarviewer.com. The Servicer has no obligation to continue to provide any type of information available on RADARViewerSM as of the date hereof or to maintain its RADARViewerSM website in the entirety, and may, in its sole discretion, discontinue such service at any time.

THE TRUSTEE

          LaSalle Bank National Association will act as the trustee under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United

States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 550 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of March 31, 2007 LaSalle serves as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions. The depositor and Servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603. Attention:
Global Securities and Trust Services - C-BASS 2007-CB4 or at such other address as the trustee may designate from time to time.

          On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

          The contract between ABN AMRO Bank N.V. and Bank of America Corp. contains a 14 calendar day "go shop" clause which continues until 11:59 PM New York time on May 6th, 2007. Under that clause an alternative bidder can, during such time frame, execute a definitive sales agreement for the same businesses on superior terms for cash and not subject to a financing condition. This is followed by a 5 business day right for Bank of America Corp. to match the new bidder's superior proposal. There is a USD 200 million termination fee to be paid by ABN AMRO Bank N.V. if Bank of America Corp. does not match and as a result its contract is terminated. If Bank of America Corp. matches there is no further right to terminate the contract for a superior proposal. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The sale of LaSalle Bank National Association is expected to be settled in late 2007 and is subject to regulatory approvals and other customary closing conditions.

          ABN AMRO Holding N.V. is actively engaged in soliciting alternative bids from the largest U.S. and international banks that may have an interest in LaSalle Bank National Association.

          Using information set forth in this Prospectus Supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the Servicer, the trustee will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicer, the trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the Servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the Servicer.

THE CUSTODIAN

          The Bank of New York, a New York banking organization (the "CUSTODIAN"), will act as Custodian of the mortgage loan files pursuant to a custodial agreement. The principal executive office of The Bank of New York is located at 101 Barclays St., New York, New York 10286.

          The Bank of New York segregates files for which it acts as custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

SWAP COUNTERPARTY

          There will be an interest rate swap agreement (the "SWAP AGREEMENT") provided by The Bank of New York (the "SWAP COUNTERPARTY").

          Founded in 1784, The Bank of New York is a banking organization organized in the State of New York and headquartered in New York, NY, and is the principal subsidiary of The Bank of New York Company, Inc.

          The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Bank of New York Company, Inc.'s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. As of the date of this Prospectus Supplement, the long-term senior unsecured debt of The Bank of New York is rated "Aaa" by Moody's, "AA-" by S&P, and "AA-" by Fitch.

          Said ratings are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information by the rating agency issuing said rating. Said ratings are opinions and information of the applicable rating agency. No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

          As of the Cut-off Date, the aggregate significance percentage with respect to The Bank of New York will be less than 10%.

          The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                         AFFILIATIONS AND RELATIONSHIPS

          The Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, are affiliated entities. The Depositor is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between the Depositor or Merrill Lynch, Pierce, Fenner & Smith Incorporated that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm's length transaction with unaffiliated entities.

          The Servicer is a subsidiary of the Sponsor.

          On February 16, 2007, the Sponsor announced it had entered into a definitive merger agreement with Fieldstone Investment Corporation ("FIELDSTONE"), an originator of certain mortgage loans in the trust. Completion of the transaction, which is currently expected to occur in the second quarter of 2007, is contingent upon various closing conditions, including regulatory approvals, certain consents of third parties and the approval of holders of a majority of Fieldstone's outstanding common stock.

                             STATIC POOL INFORMATION

          Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by the Sponsor and securitized in public securitizations by the Sponsor and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view information regarding prior public securitizations of the Sponsor for the past 5 years and delinquency (calculated in accordance with the OTS Method), cumulative loss, and prepayment information with respect to these mortgage loans on a monthly basis. Under the OTS Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as current as of the cut-off date herein. If the July 1 payment remains unpaid as of the close of business on August 1, it would be 30 days delinquent but would not be reported as such unless such payment was not made by the close of business on August 31. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan's second succeeding due date. In connection with such securitizations by the Sponsor, Litton acts as servicer, and it or an affiliate generally has the right to purchase certain delinquent or defaulted mortgage loans from the related mortgage pool. In the past Litton or an affiliate has, on occasion, exercised this option. Any such purchases would have an effect on the delinquency and loss numbers for the respective securitizations. There can be no assurance that Litton or any of its affiliates will continue to make such purchases in the future. These mortgage loans were acquired by the Sponsor from different mortgage loans sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time. The characteristics of such mortgage loans acquired by the Sponsor in a given period varies from each other as well as from the mortgage loans to be included in the Issuing Entity that will issue the certificates offered by this Prospectus Supplement. In addition, the performance information relating to the mortgage loans previously purchased by the Sponsor described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously purchased by the Sponsor may not be indicative of the future performance of the mortgage loans to be included in the Issuing Entity related to this offering.

          In the event any changes or updates are made to the information regarding these securitizations available on the website, the Sponsor will provide to any person a copy of the information as it existed as of the date of this Prospectus Supplement upon request who writes or calls the Sponsor at 335 Madison Avenue, 19th Floor, New York, New York 10017, Attention: General Counsel, telephone number (212) 850-7700.

          The information available on the website relating to any mortgage loan purchased by the Sponsor and securitized in public securitizations by the Sponsor prior to January 1, 2006 is not deemed to be part of this Prospectus Supplement, the accompanying prospectus or the Depositor's registration statement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

          The Servicer, the Trustee and the Custodian will have the following responsibilities with respect to the Issuing Entity:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicer                         Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including,
                                 but not limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in one or more
                                      accounts established by the Servicer, for the benefit of the certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement (the "COLLECTION
                                      ACCOUNT"), and delivering all amounts on deposit in the Collection Account to the Trustee for deposit in an account established by the Trustee, for the benefit of the certificateholders, into which the Trustee is required to deposit or cause to be deposited certain payments described herein (the "DISTRIBUTION
                                      ACCOUNT") on the servicer remittance date;

                                 - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related
                                      Escrow Account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                 -    making Advances with respect to Delinquent
                                      payments of principal and interest on the
                                      Mortgage Loans, other than with respect to
                                      Second Lien Mortgage Loans, REO properties
                                      and balloon payments, to the extent the
                                      Servicer believes such Advances will be
                                      recovered;

                                 -    making Servicing Advances in respect of
                                      customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including legal fees) of (a) the preservation, restoration and protection of the mortgaged property,
                                      (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                 -    providing monthly loan-level reports to
                                      the Trustee;

                                 - maintenance of certain insurance policies relating to the Mortgage Loans; and


                                 -    enforcement of foreclosure proceedings.

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:


                                 - notifying certificateholders in connection with an event of default under the Pooling and Servicing Agreement;

                                 -    upon the termination of the Servicer,
                                      acting as successor servicer or appointing a successor servicer;

                                 -    upon the failure of the Servicer to make
                                      Advances with respect to a Mortgage Loan and the resulting termination of the Servicer, making those Advances in its capacity as successor servicer to the extent provided in the Pooling and Servicing Agreement;

                                 -    receiving monthly remittances from the
                                      Servicer for deposit in the Distribution
                                      Account and distributing all amounts on
                                      deposit in the Distribution Account (after the remittance of certain fees, expenses and indemnities) to the certificateholders in accordance with the priorities described in the Pooling and Servicing
                                      Agreement;

                                 - in its capacity as supplemental interest trust trustee, depositing any net swap payments or swap termination payments received from the swap counterparty into the supplemental interest trust;

                                 - in its capacity as supplemental interest trust trustee, distributing amounts on deposit in the supplemental interest trust to the holders of the related certificates and the swap counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described in the Pooling and Servicing
                                      Agreement on each Distribution Date or
                                      prior to such distribution date, as
                                      applicable;

                                 - preparing and distributing annual investor reports necessary to enable

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                      certificateholders to prepare their tax
                                      returns;

                                 -    preparing and distributing investor
                                      reports, including the monthly
                                      distribution date statement to
                                      certificateholders based solely on
                                      information received from the Servicer and the swap counterparty and without any independent verification of such information; and

                                 - preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Issuing Entity with respect to the certificates;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity.

Custodian                        -    holding and maintaining the Mortgage Loan
                                      documents related to the Mortgage Loans in
                                      a fire-resistant facility intended for the
                                      safekeeping of Mortgage Loan files on
                                      behalf of the trust.

TRUST ACCOUNTS

          All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the certificateholders, be invested in the accounts set forth below (the "TRUST ACCOUNTS"), which are accounts established in the name of the Trustee. Funds on deposit in the Collection Account may be invested by the Servicer in eligible investments, as described under "Description of the Agreements--Collection Accounts and Related Accounts" in the Prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

                                                          Application of
Trust Account:                Responsible Party:     any Investment Earnings:
--------------                ------------------   ----------------------------
Collection Account            Servicer             Any investment earnings will
                                                   be paid as compensation to
                                                   the Servicer and will not be
                                                   available for distributions
                                                   to certificateholders.

Distribution Account          Trustee              Funds may be invested in
                                                   eligible investments (as
                                                   described in the Pooling and
                                                   Servicing Agreement).

Supplemental Interest Trust   Trustee              Funds will remain uninvested.

          If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Trustee will prepare and make available on its website located at www.etrustee.net to each certificateholder, the Servicer, the Swap Counterparty and any other interested party a statement, based on information required by the Pooling and Servicing Agreement to be delivered by the Servicer and the Swap Counterparty, which the Trustee has no duty to verify or recalculate and certain calculations by the Trustee, generally setting forth with respect to each Loan Group or Certificate Group, where applicable, among other information:

     (1) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and liquidation proceeds in that distribution, in the aggregate and with respect to Loan Group I and Loan Group II;

     (2) the amount of the distribution allocable to interest, any unpaid interest amounts included in such distribution and any remaining unpaid interest amounts after giving effect to such distribution and any Net WAC Carryover Amount for such Distribution Date;

     (3) if the distribution to the holders of such Class of Certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest;

     (4) the Certificate Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate stated Principal Balance of the Mortgage Loans for the following Distribution Date;

     (6) the amount of the expenses and fees paid to or retained by the Servicer and paid to or retained by the Trustee with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

     (7) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

     (8) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer (and the Trustee as successor Servicer and any other successor Servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

     (9) the number and aggregate outstanding Principal Balances of Mortgage Loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month, in the aggregate and with respect to the Loan Group I and Loan Group II, all in accordance with the OTS Method of measuring delinquencies;

     (10) the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date, in the aggregate;

     (11) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days Delinquent);

     (12) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date, in the aggregate and with respect to Loan Group I and Loan Group II;

     (13) the amount of any net monthly excess cashflow on such Distribution Date and the allocation of it to the certificateholders with respect to unpaid interest amounts;

     (14) the Overcollateralization Amount and Targeted Overcollateralization Amount;

     (15) prepayment premiums or charges collected by the Servicer, in the aggregate;

     (16) the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

     (17) the percentage equal to the aggregate Realized Losses divided by the aggregate stated Principal Balance of the Mortgage Loans as of the Cut-off Date;

     (18) the amount distributed on the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates;

     (19) the amount of any Subsequent Recoveries for such Distribution Date;

     (20) the Record Date for such Distribution Date;

     (21) updated Mortgage Loan information, such as weighted average interest rate, and weighted average remaining term;

     (22) material breaches of Mortgage Loan representations of warranties of which the Trustee or the Servicer has actual knowledge or has received written notice; and

     (23) material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee or the Servicer has received written notice.

          The Trustee will also make available on its website any reports on Form 10-D, Form 10-K and Form 8-K that have been prepared and filed by the Trustee with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Assistance in using the Trustee's website can be obtained by calling the Trustee's transaction administrator at (312) 992-1743. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          In addition, to the extent reasonably equivalent information has not been provided previously, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Sponsor, the Servicer and the Trustee. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) the rights of the Trustee in its capacity as supplemental interest trust trustee (in such capacity, the "SUPPLEMENTAL INTEREST TRUST TRUSTEE") under the Swap Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or such other office as the Trustee may designate.

ASSIGNMENT OF THE MORTGAGE LOANS

          On the date of issuance of the Certificates (the "CLOSING DATE"), which is expected to be on or about April 27, 2007, the Depositor will transfer to the Issuing Entity all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Issuing Entity will be identified on a schedule (the "MORTGAGE LOAN SCHEDULE") delivered to the Trustee and the Custodian pursuant to the Pooling and Servicing Agreement. Such Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

          The Pooling and Servicing Agreement will require that, within the time period specified therein, the Sponsor will deliver or cause to be delivered to the Custodian, the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or is lost, the Sponsor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Sponsor or the originator of such Mortgage Loan. The Servicer is required to cause the assignments of mortgage to be delivered in blank to be completed and to cause all assignments of mortgage to be recorded. The Servicer is required to deliver such assignments for recording within 30 days of the Closing Date.

          Within 60 days following the Closing Date, the Custodian will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and a custodial agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the certificateholders and is not cured within 120 days following notification thereof to the Sponsor (or within 90 days of the earlier of the Sponsor's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for real estate mortgage investment conduit ("REMIC") purposes) and the Trustee by the Custodian (or 150 days following the Closing Date, in the case of missing mortgages or assignments), the Sponsor will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Issuing Entity as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "PURCHASE PRICE") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Interest Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive lending laws. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Sponsor will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Sponsor to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the certificateholders.

          In connection with the substitution of an Eligible Substitute Mortgage Loan, the Sponsor will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "SUBSTITUTION ADJUSTMENT") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

          An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" is a mortgage loan substituted by the Sponsor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) with respect to an adjustable rate Mortgage Loan, have a Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan or, with respect to a fixed rate Mortgage Loan, have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than

1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan;
(iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the Sponsor in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced;
(vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

          The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date principal balance and the mortgage interest rate). In addition, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans to the Depositor (which representations and warranties will be assigned to the Issuing Entity), substantially in the form set forth on Annex IV hereto.

          Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (a) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (b) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the certificateholders. In addition to the foregoing, if a breach of the representation set forth in clause (6) of Annex IV occurs, the Sponsor will be obligated to reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such representation (such amount, the "REIMBURSEMENT AMOUNT").

          Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "DEFECTIVE MORTGAGE LOANS."

          Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

          The Servicer will establish and maintain or cause to be maintained a separate trust account (the "COLLECTION ACCOUNT") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Litton Servicing Fee, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account within two Business Days after determining the proper cash application after receipt of such funds. Amounts so deposited may be invested in eligible investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. A "BUSINESS DAY" is any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Texas, the State of Illinois or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The Trustee will establish the Distribution Account into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in eligible investments maturing on or before the Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date.

          An "ELIGIBLE ACCOUNT" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least "A-2" (or the equivalent) by each of

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Fitch, Inc. ("FITCH"), Moody's Investors Services, Inc. ("MOODY'S") and Standard
and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P" and collectively with Fitch and Moody's, the "RATING AGENCIES") at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

          Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one Business Day prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Collection Period on the Mortgage Loans, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans for which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "ADVANCE").

          With respect to Interest Only Mortgage Loans, the Servicer will be obligated to make Advances of scheduled interest during the first 12, 24, 60, 72, 84 or 120 months, as applicable, of the term of the related Mortgage Loan and Advances of scheduled principal and interest thereafter.

          The Servicer will not be required to make Advances of principal on any Second Lien Mortgage Loan and will not make Advances of principal on any REO Property and will be required to make only limited advances with regard to the unpaid principal balance remaining at maturity of a Balloon Loan.

          Advances with respect to the Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or other similar state laws (the "RELIEF ACT"). Subject to the recoverability standard and other limitations above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the earlier of such time as such Mortgage Loan becomes current, is paid in full by the mortgagor or disposed of by the Issuing Entity.

          All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. Any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In addition, the Servicer may withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Collection Account no later than one business day prior to the Distribution Date on which such funds are required to be distributed. In addition, the Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances that have not been reimbursed at the time the Mortgage Loan is modified. In the event the Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement. The Servicer will only make Servicing Advances with respect to delinquent property taxes to the extent necessary to avoid the loss of the related Mortgaged Property.

          In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost (including legal fees) of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "SERVICING ADVANCE."

          The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer's right to reimbursement for Servicing Advances will be subject to certain limitations described in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances.

SUBSERVICERS

          The Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the Mortgage Loans. However, as set forth in the Pooling and Servicing Agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by both the Trustee and the Depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Pooling and Servicing Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of the Pooling and Servicing Agreement, in the event that the Servicer, for any reason, is no longer the Servicer (including termination due to a Servicer event of default).

          The Servicer will remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the Mortgage Loans. The Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer's compensation is sufficient to pay the subservicer fees.

SERVICING FEE, TRUSTEE FEE AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          As compensation for its activities as servicer under the Pooling and Servicing Agreement, the Servicer is entitled with respect to each Mortgage Loan to the servicing fee (the "SERVICING FEE"), which will be retained by the Servicer or payable monthly from amounts on deposit in the Collection Account. The "SERVICING FEE RATE" will be 0.50% per annum. The Servicing Fee is an amount equal to one-twelfth of the Servicing Fee Rate for the applicable Mortgage Loan on the Principal Balance of each Mortgage Loan. For so long as Litton Loan Servicing LP is the servicer of the Mortgage Loans, a servicing fee (the "LITTON SERVICING FEE") in the amount of 0.15% per annum on the Principal Balance of each Mortgage Loan will be paid to Litton Loan Servicing LP and a fee of 0.35% per annum on the Principal Balance of each Mortgage Loan (the "EXCESS SERVICING FEE") will be paid to the holder of the Class CE-2 Certificate. In addition, the Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, customary real estate referral fees, extension fees, prepayment interest excess, any late payment charges, modification fees, assumption fees and other similar items. The Servicer will also be entitled to withdraw from the Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall (as defined below) on the Mortgage Loans on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "COMPENSATING INTEREST") by an amount not in excess of one half of the Servicing Fee for such Distribution Date. The Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in the Pooling and Servicing Agreement.

          The Litton Servicing Fee payable to Litton Loan Servicing LP is equal to 1/12 of 0.15% multiplied by the Principal Balance of each Mortgage Loan. The Excess Servicing Fee will be distributed to the Class CE-2 Certificateholder on each Distribution Date. If the servicing is transferred from Litton Loan Servicing LP to a qualified successor pursuant to the Pooling and Servicing Agreement, the successor servicer will receive the Servicing Fee (calculated using a per annum rate equal to 0.50%).

          On each Distribution date, the Trustee will be entitled to a fee (the "TRUSTEE FEE") prior to the certificateholders receiving any distributions. The Trustee Fee for any Distribution Date will be an amount equal to 0.006% per annum on the Principal Balance of each Mortgage Loan.

          The "DETERMINATION DATE" with respect to any Distribution Date will be the 16th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately following such 16th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month immediately preceding the related Distribution Date, the "PREPAYMENT INTEREST SHORTFALL" is an amount equal to the interest at the Mortgage Interest Rate (net of the Servicing Fee Rate and the Trustee Fee Rate) for such Mortgage Loan on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month; provided, however, that the Servicer will not fund Prepayment Interest Shortfalls on principal prepayments in part.

PLEDGE AND ASSIGNMENT OF SERVICER'S RIGHTS

          On the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders or servicing rights pledgees (each, a "SERVICING RIGHTS PLEDGEE") selected by the Servicer, including JPMorgan Chase Bank, National Association, as the representative of certain lenders. Upon the occurrence of an Event of Servicing Termination (as defined below) occurs, or as otherwise set forth in the Pooling and Servicing Agreement, the Trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan Chase Bank, National Association, in its capacity as Servicing Rights Pledgee, be required to act as a backup servicer.

OPTIONAL TERMINATION

          The Servicer (or an affiliate) will have the right to purchase all of the Mortgage Loans and REO Properties in the Issuing Entity and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is reduced to 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "INITIAL OPTIONAL TERMINATION DATE." In the event that the option is exercised, the purchase will be made at a price (the "TERMINATION PRICE") generally equal to the outstanding Principal Balance plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loans of any predatory or abusive lending laws. In addition, no option may be exercised unless any due and unpaid Reimbursement Amounts have been paid to the Issuing Entity. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the termination of the Issuing Entity and the early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

          As to any Mortgage Loan which is Delinquent in payment by 120 days or more, the Servicer (or its affiliates) may, at its option, purchase such Mortgage Loan from the Issuing Entity at the Purchase Price for such

Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement. See "Risk Factors--There are risks relating to alternatives to foreclosure" in this prospectus supplement.

SERVICER, CUSTODIAN AND TRUSTEE REPORTS

          On a date preceding the applicable Distribution Date, as set forth in the Pooling and Servicing Agreement, the Servicer is required to deliver to the Depositor and the Trustee a servicer remittance report setting forth the information requested by the Trustee in order for the Trustee to make the distributions set forth under "Description of the Certificates--Interest Distributions; Principal Distributions" in this Prospectus Supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Trustee. The Servicer is required to deliver to the Depositor, the Trustee and the Rating Agencies by not later than March 15 of each year, starting in March 2008, an officer's certificate stating that:

     - a review of the activities of the Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision; and

     - to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status thereof.

EVENTS OF SERVICING TERMINATION

          "EVENTS OF SERVICING TERMINATION" will consist, among other things, of:

          (i) The failure by the Servicer to make any required Advance; or any other failure by the Servicer to deposit in the Collection Account or remit to the Distribution Account any deposit required to be made under the terms of the Pooling and Servicing Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any holder (or holders) of regular Certificates evidencing at least 25% of the voting rights; or

          (ii) The failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days; after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or by any holder (or holders) of regular Certificates evidencing at least 25% of the voting rights or (B) actual knowledge of such failure by a servicing officer of the Servicer; or

          (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          Then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and the Trustee, or a successor Servicer, shall immediately make such Advance and assume the duties of a successor Servicer and (y) in the case of (i), (ii), (iii) and
(iv) above, the Trustee shall, at the direction of the holders of Certificates evidencing percentage interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, subject to the rights of the Servicing Rights Pledgee; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

VOTING RIGHTS

          With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Certificates (other than the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Class CE-1 and Class P Certificates will be 2%. The voting rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or percentage interest) of such Certificates. The Class CE-2, Class R and Class R-X Certificates will not have any voting rights.

EVIDENCE AS TO COMPLIANCE

          The Pooling and Servicing Agreement will require the Servicer and any party required by Item 1123 of Regulation AB for each year in which a Report on Form 10-K is required to be filed, to deliver annually to the Depositor and the Trustee an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicer and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB for more than 5% of the Mortgage Loans will be required to deliver annually to the Trustee, a report (an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB that contains the following:

          - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

          - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

          - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

          - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

     Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

          For each year in which a Report on Form 10-K is required to be filed, the Servicer will cause all such items to be filed on a form 10-K.

          "REGULATION AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the Sponsor, the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "Description of the Agreements--Amendment" in the accompanying Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Sponsor, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66 2/3%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates. In addition, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Sponsor, the Servicer and the Trustee without the consent of any of the certificateholders to comply with the provisions of Regulation AB.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referenced, the actual provisions (including definitions of terms) are incorporated by reference.

          The Issuing Entity will issue the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the "CLASS A CERTIFICATES" or the "SENIOR CERTIFICATES"), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (collectively, the "CLASS M CERTIFICATES" or "MEZZANINE CERTIFICATES"), the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "ADJUSTABLE RATE CLASS B CERTIFICATES"), the Class B-4 and Class B-5 Certificates (collectively with the Class M Certificates and the Adjustable Rate Class B Certificates, the "SUBORDINATED CERTIFICATES") the Class R and Class R-X Certificates (the "RESIDUAL CERTIFICATES"), the Class CE-1 Certificates, Class CE-2 Certificates and the Class P Certificates. The Senior Certificates, the Subordinated Certificates, the Residual Certificates, the Class CE-1 Certificates, the Class CE-2 Certificates and the Class P Certificates are collectively referred to herein as the "CERTIFICATES." The Class A-1A, Class A-1B and Class A-1C Certificates are collectively referred to herein as the "CLASS A-1 CERTIFICATES". The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are collectively referred to herein as the "CLASS A-2 CERTIFICATES". Only the Class A Certificates, the Mezzanine Certificates, the Adjustable Rate Class B Certificates and the Class B-4 Certificates are offered hereby (the "OFFERED CERTIFICATES"). The Offered Certificates and Class B-5 Certificates are collectively referred to herein as the "P&I CERTIFICATES".

          The Offered Certificates will have the respective original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus ten percent.

          The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in May 2007 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates, the "RECORD DATE" for each Distribution Date for the Adjustable Rate Certificates is the Business Day immediately preceding such Distribution Date so long as such class of Certificates are held in book-entry form; for the Fixed Rate Certificates and otherwise, the Record Date will be the last Business Day of the month immediately preceding the applicable Distribution Date. The Record Date for the first Distribution Date for all classes of Certificates is the Closing Date.

BOOK-ENTRY CERTIFICATES

          The Offered Certificates will be book-entry Certificates (the "BOOK-ENTRY CERTIFICATES"). Persons acquiring beneficial ownership interests in the Offered Certificates ("CERTIFICATE OWNERS") will hold such Certificates through ("DTC") (in the United States) or Clearstream Banking ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems (the "PARTICIPANTS"), or indirectly through organizations which are participants in such systems (the "INDIRECT PARTICIPANTS"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. With respect to European investors only, the Underwriters will only sell Offered Certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

          Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--REMICs--Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus Supplement.

          Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

          Clearstream, L-2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

          Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

          Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

          Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

          Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs--Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the book-entry system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the Issuing Entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

          DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Certificates in the form of Book-Entry Certificates, and the Trustee will have no liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this Prospectus Supplement and the Pooling and Servicing Agreement.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. "AVAILABLE FUNDS" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties collected), insurance proceeds, condemnation proceeds, Subsequent Recoveries and liquidation proceeds net of certain expenses received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period,
(v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related Prepayment Period and (vii) on the Distribution Date on which the Trust Fund is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

     The "COLLECTION PERIOD" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

     The "PREPAYMENT PERIOD" with respect to any Distribution Date means the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from April 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

INTEREST DISTRIBUTIONS

     On each Distribution Date, the Trustee will withdraw from the Distribution Account, all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute such amounts to the holders of the Class P Certificates. On each Distribution Date, for so long as

Litton is the servicer of the Mortgage Loans, the Trustee will distribute to the Holders of the Class CE-2 Certificates the Excess Servicing Fee.

     On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the remaining Interest Remittance Amount in the following order of priority to the extent available:

     first, to the Trustee, the Trustee Fee;

     second, to the Supplemental Interest Trust, any Net Swap Payment owed to the Swap Counterparty;

     third, to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments);

     fourth, concurrently, (1) from the Group I Interest Remittance Amount, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date, and (2) from the Group II Interest Remittance Amount, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date; provided, that if any Interest Remittance Amount for any Loan Group is insufficient to make the related distributions set forth in this paragraph, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest will be available to cover that shortfall;

     fifth, concurrently (1) from the Group I Interest Remittance Amount, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, all applicable Interest Carry Forward Amounts for such Distribution Date, and (2) from the Group II Interest Remittance Amount, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, all applicable Interest Carry Forward Amounts for such Distribution Date; provided, that if any Interest Remittance Amount for any Loan Group is insufficient to make the related distributions set forth in this paragraph, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Interest Carry Forward Amount will be available to cover that shortfall;

     sixth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     seventh, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     eighth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     ninth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     tenth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     eleventh, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     twelfth, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     thirteenth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     fourteenth, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     fifteenth, to the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     sixteenth, to the Class B-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

     seventeenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to priorities set forth above is the "MONTHLY EXCESS INTEREST AMOUNT" for such Distribution Date. The Monthly Excess Interest Amount will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

     "ACCRUED CERTIFICATE INTEREST" for each class of P&I Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

     "GROUP I INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, the sum, without duplication, of (i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group I Mortgage Loans (net of amounts reimbursable or payable to the Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee relating to Group I Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group I Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group I Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, Subsequent Recoveries, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group I Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price with respect to the Group I Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group I Mortgage Loans received during the related Prepayment Period.

     "GROUP II INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, the sum, without duplication, of (i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group II Mortgage Loans (net of amounts reimbursable or payable to the Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee relating to Group II Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group II Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group II Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, Subsequent Recoveries, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group II Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price with respect to the Group II Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group II Mortgage Loans received during the related Prepayment Period.

     The "INTEREST ACCRUAL PERIOD" for any Distribution Date and (x) the Class A-1 Certificates, the Class M Certificates and the Adjustable Rate Class B Certificates (collectively, the "ADJUSTABLE RATE CERTIFICATES") will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date through and including the day prior to the current Distribution Date and (y) the Class A-2 Certificates and the Class B-4 and Class B-5 Certificates (collectively, the "FIXED RATE CERTIFICATES") will be the period from and including the first day of the immediately preceding month, to and including the last day of such month. All calculations of interest on the Adjustable Rate Certificates will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "INTEREST CARRY FORWARD AMOUNT" means for the P&I Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for such class for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (i) with respect to the Adjustable Rate Certificates on the basis of the actual number of days elapsed since the prior Distribution Date and a 360-day year and (ii) with respect to the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

     The "INTEREST PERCENTAGE" is, with respect to any class of P&I Certificates and any Distribution Date, the ratio (expressed as a decimal carried to ten places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Certificates, in each case with respect to such Distribution Date and without regard to shortfalls caused by the Relief Act or similar state laws.

     "INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

     If the Interest Remittance Amount and the Monthly Excess Cashflow Amount are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Class A Certificates entitled to distributions of interest, any shortfall in available amounts will be allocated to the Class A Certificates pro rata in accordance with their respective Interest Percentages.

PRINCIPAL DISTRIBUTIONS

     With respect to each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trustee will distribute the Principal Distribution Amount for that Distribution Date, in the following amounts and in the following order of priority in each case to the extent of the Principal Distribution Amounts remaining for that Distribution Date:

     first, to the Supplemental Interest Trust, any Net Swap Payment owed to the Swap Counterparty, to the extent not paid pursuant to priority second under "--Interest Distributions" above;

     second, to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments), to the extent not paid pursuant to priority third under "--Interest Distributions" above;

     third, the Group I Principal Distribution Amount will be distributed (1) sequentially to the Class A-1A, Class A-1B and Class A-1C Certificates until their respective Certificate Principal Balances have been reduced to zero and
(2) after distributions pursuant to clause (1) in priority fourth below, sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero;

     fourth, the Group II Principal Distribution Amount will be distributed (1) sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (2) after distributions pursuant to clause (1) of priority third above, to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until the Certificate Principal Balance thereof has been reduced to zero;

     fifth, any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining after distributions pursuant to priorities third and fourth above will be distributed as follows:

          (A) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (B) to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (C) to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (D) to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (E) to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (F) to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (G) to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (H) to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (I) to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (J) to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (K) to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

     sixth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "-Application of Monthly Excess Cashflow Amounts."

     With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Trustee will distribute the Principal Distribution Amount for that Distribution Date, in the following amounts and in the following order of priority in each case to the extent of the Principal Distribution Amount remaining for that Distribution Date:

     first, to the Supplemental Interest Trust, any Net Swap Payment owed to the Swap Counterparty, to the extent not paid pursuant to priority second under "--Interest Distributions" above;

     second, to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments), to the extent not paid pursuant to priority third under "--Interest Distributions" above;

     third, the Group I Principal Distribution Amount will be distributed (1) sequentially to the Class A-1A, Class A-1B and Class A-1C Certificates until their respective Certificate Principal Balances have been reduced to zero and
(2) after distributions pursuant to clause (1) in priority fourth below, sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero;

     fourth, the Group II Principal Distribution Amount will be distributed (1) sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (2) after distributions pursuant to clause (1) of priority third above, to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until the Certificate Principal Balance thereof has been reduced to zero;

     fifth, any Principal Distribution Amount remaining undistributed following the distributions pursuant to priorities third and fourth above will be distributed in the following order:

          (A) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (B) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (C) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (D) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (E) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (F) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (G) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (H) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (I) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (J) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

          (K) to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     sixth, any amount of the Principal Distribution Amount remaining after making all of the distributions pursuant to priorities first, second, third, fourth and fifth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     The "CERTIFICATE PRINCIPAL BALANCE" with respect to any class of P&I Certificates and any Distribution Date, will equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

     - all amounts distributed on previous Distribution Dates on such class on account of principal; and

     - such class's pro rata share of any Applied Realized Loss Amount for previous Distribution Dates; and increased by:

     - any Subsequent Recoveries allocable to principal allocated to such class for previous Distribution Dates.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

     "CLASS A-2D LOCKOUT DISTRIBUTION AMOUNT" means, for any Distribution Date, the product of (x) the Class A-2D Lockout Distribution Percentage for that Distribution Date and (y) the Class A-2D Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A-2D Lockout Distribution Amount for a Distribution Date exceed the principal distribution amount for the Class A-2 Certificates for that Distribution Date or the certificate principal balance of the Class A-2D Certificates immediately prior to that Distribution Date.

     "CLASS A-2D LOCKOUT DISTRIBUTION PERCENTAGE" means the applicable percentage listed in the table below:

   Distribution Date      Class A-2D Lockout Distribution Percentage
   -----------------      ------------------------------------------
May 2007 - April 2010                          0%
May 2010 - April 2012                         45%
May 2012 - April 2013                         80%
May 2013 - April 2014                        100%
May 2014 and thereafter                      300%

     "CLASS A-2D PRO RATA DISTRIBUTION AMOUNT" means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class A-2D Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Class A-2 Certificates immediately prior to that Distribution Date and (y) the amount of principal allocated to the Class A-2 Certificates for that Distribution Date.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balances of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.70% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balances of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.30% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balances of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.40% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.00% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.30% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate

Principal Balances of the Class A Certificates and the Class M Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.30% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M Certificates and the Class B-1 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.90% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.30% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M Certificates, the Class B-1 Certificates, the Class B-2 and the Class B-3 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 91.40% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "CLASS B-5 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates, the Class M Certificates, the Class B-1 Certificates, the Class B-2, the Class B-3 and the Class B-4 Certificates (after taking into account the payments of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "DEFAULTED SWAP TERMINATION PAYMENT" means any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the excess of (i) the Monthly Excess Cashflow Amount for such Distribution Date over (ii) amounts distributed pursuant to clauses (i) and (ii) under "-Application of Monthly Excess Cashflow Amounts" for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

     "FIXED SWAP PAYMENT" means, for each Distribution Date, the product of (i) a per annum rate as set forth in the table on Annex III to this Prospectus Supplement, determined on the basis of a 360-day year consisting of twelve 30-day months and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances set forth in the table on Annex III to this Prospectus Supplement.

     "FLOATING SWAP PAYMENT" means, for the each Distribution Date, the product of (i) one-month LIBOR for the related Distribution Date determined based on a 360-day year and the actual number of days in the Accrual Period and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances set forth in the table on Annex III to this Prospectus Supplement.

     "GROUP I PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date, the product of (x) the Group I Senior Principal Allocation Percentage and (y) the Senior Principal Distribution Amount.

     "GROUP I PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum (net of amounts reimbursable or payable to the Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee relating to the Group I Mortgage Loans (to the extent such amounts have not been reimbursed or paid from the Group I Interest Remittance Amount), certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Group I Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Group I Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto,
(ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Group I Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Group I Mortgage Loans,
(iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in Loan Group I with respect to such Prepayment Period,
(v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal on the Group I Mortgage Loans.

     "GROUP I SENIOR PRINCIPAL ALLOCATION PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for that Distribution Date and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

     "GROUP II PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date, the product of (x) the Group II Senior Principal Allocation Percentage and (y) the Senior Principal Distribution Amount.

     "GROUP II PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum (net of amounts reimbursable or payable to the Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee relating to the Group II Mortgage Loans (to the extent such amounts have not been reimbursed or paid from the Group II Interest Remittance Amount), certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreements--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Group II Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Group II Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Group II Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Group II Mortgage Loans, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in Loan Group II with respect to such Prepayment Period, (v) any Substitution

Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal on the Group II Mortgage Loans.

     "GROUP II SENIOR PRINCIPAL ALLOCATION PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for that Distribution Date and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

     "NET SWAP PAYMENT" means, for each Distribution Date, the net amount of the Fixed Swap Payment that the Issuing Entity is obligated to pay to the Swap Counterparty and the Floating Swap Payment that the Swap Counterparty is obligated to pay to the Issuing Entity.

     "OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) over (y) the aggregate Certificate Principal Balance of all classes of P&I Certificates (after taking into account all distributions of principal on such Distribution Date).

     "OVERCOLLATERALIZATION DEFICIENCY" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     "OVERCOLLATERALIZATION FLOOR" means, (x) on or before the Distribution Date in April 2017, 0.50% of the Pool Balance as of the Cut-off Date and (y) after the Distribution Date in April 2017, the greater of (1) 0.50% of the Pool Balance as of the Cut-off Date and (2) the Pool Balance of the Mortgage Loans that have a maturity term of greater than 30 years plus 0.10% of the Pool Balance as of the Cut-off Date.

     "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the P&I Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

     "RATING AGENCY CONDITION" has the meaning specified in the Swap Agreement.

     "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (ii) the Overcollateralization Amount (in each case prior to giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by
(y) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period).

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date
(i) before the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (1) approximately 52.50% and (2) the Pool Balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Pool Balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination thereof means approximately 47.50%.

     "60+ DAY DELINQUENT LOAN" means as of any date of determination each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the related Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date.

     "STEPDOWN DATE" means the earlier of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (y) the later of to occur of (A) the Distribution Date in May 2010 and (B) the first Distribution Date on which the Senior Enhancement Percentage is greater than the Senior Specified Enhancement Percentage.

     "SUPPLEMENTAL INTEREST TRUST" means the separate trust established by the Issuing Entity for the benefit of the certificateholders out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to certificateholders will be made, and into which any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty and any payments received on the Cap Contract will be deposited.

     "SUPPLEMENTAL INTEREST TRUST TRUSTEE" means LaSalle Bank National Association in its capacity as supplemental interest trust trustee, or any successor thereto.

     "SWAP TERMINATION PAYMENT" means a termination payment as described in the confirmation to the master agreement between the Swap Counterparty and the trustee of the Supplemental Interest Trust for the benefit of the Issuing Entity.

     "TARGETED OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date,
(x) prior to the Stepdown Date, 3.20% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the lesser of (a) 3.20% of the Pool Balance on the Cut-off Date and (b) the greater of (A) 6.40% of the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) and (B) the Overcollateralization Floor applicable to such Distribution Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. The Targeted Overcollateralization Amount will be zero when the Certificate Principal Balance of each of the P&I Certificates is reduced to zero.

     A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 33.65% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN   PERCENTAGE
------------------------------   ----------
May 2009 through April 2010         1.30%
May 2010 through April 2011         3.20%
May 2011 through April 2012         5.10%
May 2012 through April 2013         6.60%
May 2013 through April 2014         7.45%
May 2014 and thereafter             7.55%

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATED CERTIFICATES

     The rights of the holders of the Class B Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A and Class M Certificates and the rights of the holders of the Class M Certificates will be subordinate to the rights of the holders of the Class A Certificates. The rights of the holders of each class of Class M Certificates (other than the Class M-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Class M Certificates with lower numerical class designations and the rights of the holders of each class of Class B Certificates (other than the Class B-1 Certificates) will be further subordinated to the rights of the holders of classes of Class B Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Class M and Class B Certificates to the Class A Certificates and the further subordination among the classes of Class M and Class B Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF LOSSES

     "REALIZED LOSS" is:

     (1) as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

     (2)  as to any Mortgage Loan, a Deficient Valuation.

     (3) as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

     "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "SUBSEQUENT RECOVERY" is any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "DEFICIENT VALUATION").

     If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "SERVICER MODIFICATION"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

     Realized Losses will, in effect, be absorbed first by the Class CE-1 Certificates (through the application of the Monthly Excess Cashflow Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

     If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date, the aggregate Certificate Principal Balance of the P&I Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated to reduce the Certificate Principal Balances of the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero. Realized Losses will not be directly allocated to the Class A Certificates; however, if the credit enhancements for the Class A Certificates are exhausted, interest and principal collections on the Mortgage Loans may not be sufficient to distribute to the Class A Certificates all interest and principal amounts to which they are entitled.

     Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Pool Balance as of the Cut-off Date, (ii) two times the amount of the Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such losses instead will be allocated among the Class M and Class B Certificates, pro rata, based on their respective Certificate Principal Balances. Any losses allocated as Special Hazard Losses will not be reimbursed through excess interest.

     "SPECIAL HAZARD LOSSES" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

     Any allocation of Realized Losses as described above in reduction of a Certificate Principal Balance is referred to as an "APPLIED REALIZED LOSS AMOUNT." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated (other than with respect to the receipt of any Subsequent Recoveries). However, on future Distribution Dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Unpaid Realized Loss Amounts are outstanding, the Unpaid Realized Loss Amount for the Class M and Class B Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class M and Class B Certificates will be increased by the same amount. Thereafter, such class or classes of Class M and Class B Certificates will accrue interest on the increased Certificate Principal Balance.

APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

     The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average Pass-Through Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates.

     The "NET MORTGAGE INTEREST RATE" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

     The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially approximately $15,931,398.

     If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Issuing Entity in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

     On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases assets in the form of cash from the Issuing Entity and thereby decreases overcollateralization.

     On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the P&I Certificates is the "MONTHLY EXCESS CASHFLOW AMOUNT", which is required to be applied in the following order of priority (the "MONTHLY EXCESS CASHFLOW ALLOCATION") on such Distribution Date:

     (i) to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Senior Certificates;

     (ii) to fund any remaining Interest Carry Forward Amounts, if any, pro rata, among the Senior Certificates;

     (iii) to fund the Extra Principal Distribution Amount for such Distribution Date;

     (iv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

     (v) to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;

     (vi) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

     (vii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

     (viii) to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

     (ix) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

     (x) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

     (xi) to fund the Interest Carry Forward Amount for the Class M-3 Certificates, if any;

     (xii) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

     (xiii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

     (xiv) to fund the Interest Carry Forward Amount for the Class M-4 Certificates, if any;

     (xv) to fund the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

     (xvi) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-5 Certificates;

     (xvii) to fund the Interest Carry Forward Amount for the Class M-5 Certificates, if any;

     (xviii) to fund the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

     (xix) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-6 Certificates;

     (xx) to fund the Interest Carry Forward Amount for the Class M-6 Certificates, if any;

     (xxi) to fund the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

     (xxii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

     (xxiii) to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;

     (xxiv) to fund the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

     (xxv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-2 Certificates;

     (xxvi) to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any;

     (xxvii) to fund the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

     (xxviii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-3 Certificates;

     (xxix) to fund the Interest Carry Forward Amount for the Class B-3 Certificates, if any;

     (xxx) to fund the Class B-3 Realized Loss Amortization Amount for such Distribution Date;

     (xxxi) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-4 Certificates;

     (xxxii) to fund the Interest Carry Forward Amount for the Class B-4 Certificates, if any;

     (xxxiii) to fund the Class B-4 Realized Loss Amortization Amount for such Distribution Date;

     (xxxiv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-5 Certificates;

     (xxxv) to fund the Interest Carry Forward Amount for the Class B-5 Certificates, if any;

     (xxxvi) to fund the Class B-5 Realized Loss Amortization Amount for such Distribution Date;

     (xxxvii) to fund the amount of any Net WAC Carryover Amount, pro rata, to the Class A Certificates;

     (xxxviii) to fund the amount of any Net WAC Carryover Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order;

     (xxxix) to the Supplemental Interest Trust, to fund any Defaulted Swap Termination Payment; and

     (xl) to fund distributions to the holders of the Class CE-1, Class R and Class R-X Certificates in the amounts specified in the Pooling and Servicing Agreement.

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     "CLASS M-1 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS M-1 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS M-2 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS M-2 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS M-3 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss

Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS M-3 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS M-4 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS M-4 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS M-5 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS M-5 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS M-6 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-6 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS M-6 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xx) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS B-1 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS B-1 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such

Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxiii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS B-2 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (a) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS B-2 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxvi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS B-3 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "CLASS B-3 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxix) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS B-4 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-5 Applied Realized Loss Amount as of such Distribution Date.

     "CLASS B-4 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "CLASS B-5 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

     "CLASS B-5 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

     "REALIZED LOSS AMORTIZATION AMOUNT" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount, the Class B-3 Realized Loss Amortization Amount, the Class B-4 Realized Loss Amortization Amount and the Class B-5 Realized Loss Amortization Amount.

     "UNPAID REALIZED LOSS AMOUNT" means, with respect to each class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts with respect to such class for all prior Distribution Dates over (y) the sum of (i) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates, (ii) increases of the Certificate Principal Balance of such Class attributable to Subsequent Recoveries and (iii) the cumulative amount of distributions with respect to such class for all prior Distribution Dates pursuant to clause (viii) under "--Distributions from the Supplemental Interest Trust".

DISTRIBUTIONS FROM THE SUPPLEMENTAL INTEREST TRUST

     On or prior to any Distribution Date, funds in the Supplemental Interest Trust will be distributed in the following order of priority:

     (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

     (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

     (iii) concurrently, to the Class A-1 Certificates, on a pro rata basis, any remaining applicable Accrued Certificate Interest for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

     (iv) concurrently, to the Class A-1 Certificates, on a pro rata basis, any remaining Interest Carry Forward Amounts, if any, to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

     (v) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Accrued Certificate Interest for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

     (vi) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Interest Carry Forward Amounts, if any, to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

     (vii) to the P&I Certificates, to pay principal as described and in the same manner and order of priority as set forth under "--Principal Distributions" above in order to maintain amounts in respect of the Targeted
Overcollateralization Amount, and after giving effect to distributions of the Principal Distribution Amount for each such Class;

     (viii) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Unpaid Realized Loss Amount for such Distribution Amount;

     (ix) to fund the amount of any Net WAC Carryover Amount, pro rata, to the Class A-1 Certificates, to the extent unpaid from Monthly Excess Cashflow Amounts;

     (x) to fund the amount of any Net WAC Carryover Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to the extent unpaid from Monthly Excess Cashflow Amounts;

     (xi) to the Supplemental Interest Trust, to fund any Defaulted Swap Termination Payment, to the extent not already paid; and

     (xii) to the Class CE-1 Certificates, any remaining amounts.

Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (vii) and (viii) above will not exceed cumulative Realized Losses incurred.

SWAP AGREEMENT

     On or prior to the Closing Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust will enter into the Swap Agreement with the Swap Counterparty for the benefit of the holders of the Class A-1, Class M, Class B-1, Class B-2 and Class B-3 Certificates. For the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement will not be assets of any REMIC.

     The Swap Agreement will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Swap Agreement, an ISDA Master Agreement will be deemed to have been executed by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust and the Swap Counterparty on the date that the Swap Agreement was executed. The Swap Agreement is subject to certain ISDA definitions.

     Under the Swap Agreement, on or prior to each Distribution Date during the period beginning on the Distribution Date in May 2007 and ending on the Distribution Date in June 2011, the Supplemental Interest Trust will owe to the Swap Counterparty a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate of 5.10% per annum, (y) the Swap Agreement Notional Amount as set forth in Annex III attached hereto for that Distribution Date and
(z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Supplemental Interest Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related "calculation period" (as defined in the Swap Agreement), (y) the Swap Agreement Notional Amount as set forth in Annex III attached hereto for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust will make a Net Swap Payment to the Swap Counterparty out of amounts on deposit in the Distribution Account otherwise available to certificate holders as described in "Description of the Certificates--Interest Distributions" in this Prospectus Supplement. To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, on the related Distribution Date, the Swap Counterparty shall make a Net Swap Payment to the Supplemental Interest Trust.

     The Swap Agreement Notional Balances will be as shown in the table set forth on Annex III.

     The respective obligations of the Swap Counterparty and the Supplemental Interest Trust Trustee to pay specified amounts due under the Swap Agreement (other than Swap Termination Payments) generally will be subject to the following conditions precedent: (1) no event of default or an event that with the giving of notice or lapse of time or both would become an event of default will have occurred and be continuing with respect to the other party and (2) no "early termination date" (as defined in the Swap Agreement) has occurred or been effectively designated.

     Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Supplemental Interest Trust a Swap Termination Payment, or the Supplemental Interest Trust may owe the Swap Counterparty a Swap Termination Payment regardless, if applicable, of which of the parties has caused the termination. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a senior basis on each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a subordinated basis. See "Description of the Certificates--Distributions from the Supplemental Interest Trust" in this Prospectus Supplement.

     The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, the following:

     - failure to make a payment as required under the terms of the Swap Agreement;

     - failure by the Swap Counterparty to comply with or perform certain agreements or obligations as required under the terms of the Swap Agreement;

     - failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Swap Agreement;

     - certain representations by the Swap Counterparty or its credit support provider prove to have been incorrect or misleading in any material respect;

     - repudiation or certain defaults by the Swap Counterparty or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Counterparty and specified for this purpose in the Swap Agreement;

     - cross-default by the Swap Counterparty or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Swap Agreement,

     -    certain bankruptcy and insolvency events; and

     -    a merger without an assumption of obligations under the Swap
          Agreement;

     each as further described in the Swap Agreement.

     Early termination events under the Swap Agreement include the following:

     - illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

     - a tax event (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

     - a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

     - failure of the Swap Counterparty to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Swap Agreement;

     - failure of the Swap Counterparty to comply with the Regulation AB provisions of the Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Swap Agreement);

     - amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Swap Agreement, and

     - the occurrence of an optional termination as described under "The Pooling and Servicing Agreement--Optional Termination";

     each as further described in the Swap Agreement.

     If the Swap Counterparty's credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Swap Agreement, the Swap Counterparty may be required, at its own expense and in accordance with the requirements of the Swap Agreement, to do one or more of the following:
(1) obtain a substitute swap counterparty, or (2) establish any other arrangement as may be specified for such purpose in the Swap Agreement.

     If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust shall thereafter administer the Swap Termination Payment received by the Supplemental Interest Trust as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust."

     The Swap Agreement is scheduled to terminate by its terms after the Distribution Date in June 2011, and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust and no further regularly scheduled amounts will be paid to the Supplemental Interest Trust by the Swap Counterparty.

PASS-THROUGH RATES

     Interest for each Distribution Date will accrue on each class of (x) Adjustable Rate Certificates during the Interest Accrual Period relating to each Distribution Date prior to or on the Initial Optional Termination Date at a rate equal to the least of (i) one-month LIBOR plus the applicable certificate margin set forth in the second column of the table below, (ii) the applicable Net WAC Cap for such Distribution Date and (iii) the applicable Maximum Rate Cap for such Distribution Date, (y) Class A-2 Certificates during the Interest Accrual Period relating to each Distribution Date prior to or on the Initial Optional Termination Date at a rate equal to the least of (i) the applicable fixed rate set forth in the table below and (ii) the Class A-2 Net WAC Cap for such Distribution Date and (z) Class B-4 and Class B-5 Certificates during the Interest Accrual Period relating to each Distribution Date prior to or on the Initial Optional Termination Date at a rate equal to the least of (i) (a) 7.000% per annum for each Distribution Date prior to the first optional termination date and (b) 7.500% per annum for each Distribution Date after the first optional termination date, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap for such Distribution Date (each such rate, a "PASS-THROUGH RATE"). During each Interest Accrual Period relating to the Distribution Dates after the Initial Optional Termination Date, each of the certificate margins will be "stepped-up" to the applicable margin set forth in the table below if the optional termination right is not exercised.

CLASS   CERTIFICATE MARGIN   STEPPED-UP CERTIFICATE MARGIN
-----   ------------------   -----------------------------
A-1A          0.090%                     0.180%
A-1B          0.180%                     0.360%
A-1C          0.280%                     0.560%
A-2A               *                          *
A-2B               *                          *
A-2C               *                          *
A-2D               *                          *
M-1           0.320%                     0.480%
M-2           0.370%                     0.555%
M-3           0.450%                     0.675%
M-4           0.700%                     1.050%
M-5           0.850%                     1.275%
M-6           1.200%                     1.800%
B-1           1.550%                     2.325%
B-2           2.000%                     3.000%
B-3           2.500%                     3.750%
B-4                *                          *

* The Class A-2A, Class A-2B, Class A-2C, Class A-2D and Class B-4 Certificates will accrue interest at a rate of 5.844%, 5.723%, 6.114%, 5.863% and 7.000% per annum, respectively, prior to the first optional termination date and will accrue interest at a rate of 6.344%, 6.223%, 6.614%, 6.363% and 7.500% per annum, respectively, after the first optional termination date if the optional termination right is not exercised.

     Interest for each Distribution Date will accrue on each class of the Class B-5 Certificates during the related Interest Accrual Period at a rate equal to the least of (i) 7.000% per annum or 7.500% per annum on each Distribution Date following the Initial Optional Termination Date, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap for such Distribution Date.

     With respect to the Adjustable Rate Certificates interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. With respect to the Fixed Rate Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

     The "CLASS A-1 MAXIMUM RATE CAP" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group I Mortgage Loans at their maximum lifetime Mortgage Interest Rates for the related Collection Period less certain administrative fees and plus the pro-rata portion of any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period) expressed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

     The "CLASS A-1 NET WAC CAP" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related Collection Period, less certain administrative fees and the pro rata portion of any Net Swap Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period), expressed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

     The "CLASS A-2 MAXIMUM RATE CAP" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group II Mortgage Loans at their maximum lifetime Mortgage Interest Rates for the related Collection Period, less certain administrative fees and plus the pro-rata portion of any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust and (y) the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period) expressed on the basis of a 360 day year consisting of twelve 30-day months.

     The "CLASS A-2 NET WAC CAP" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related Collection Period less certain administrative fees and the pro rata portion of any Net Swap Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty and (y) the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period), expressed on the basis of a 360 day year consisting of twelve 30-day months.

     "MAXIMUM RATE CAP" means any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap and the Subordinate Maximum Rate Cap.

     "NET WAC CAP" means any of the Class A-1 Net WAC Cap, the Class A-2 Net WAC Cap and the Subordinate Net WAC Cap.

     The "SUBORDINATE MAXIMUM RATE CAP" for any Distribution Date and (x) with respect to the Class M Certificates and the Adjustable Rate Class B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Maximum Rate Cap and (ii) the Class A-2 Maximum Rate Cap multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period and (y) with respect to the Class B-4 and Class B-5 Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Maximum Rate Cap multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30 and (ii) the Class A-2 Maximum Rate Cap.

     The "SUBORDINATE NET WAC CAP" for any Distribution Date and (x) with respect to the Class M Certificates and the Adjustable Rate Class B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Net WAC Cap and (ii) the Class A-2 Net WAC Cap multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period and
(y) with respect to the Class B-4 and Class B-5 Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Net WAC Cap multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30 and (ii) the Class A-2 Net WAC Cap.

     Any interest shortfall due to any Maximum Rate Cap will not be reimbursed.

     Each of the Net WAC Caps and the Maximum Rate Caps is sometimes referred to in this Prospectus Supplement as a "CAP."

     If on any Distribution Date, the Accrued Certificate Interest for any class of (x) the Adjustable Rate Certificates is based on a Net WAC Cap, the excess of
(a) the amount of interest such class would have been entitled to receive on such Distribution Date based on clauses (i) and (iii) only of its Pass-Through Rate, over (b) the amount of interest such class received on such Distribution Date based on the applicable Net WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate based on clauses (i) and (iii) only of its Pass-Through Rate on such class), (y) the Class A-2 Certificates is based on the Class A-2 Net WAC Cap, the excess of (a) the amount of interest such class would have been entitled to receive on such Distribution Date based on clause (i) only of its Pass-Through Rate, over (b) the amount of interest such class received on such Distribution Date based on the Class A-2 Net WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate based on clause (i) only of its Pass-Through Rate on such class) and (z) the Class B-4 and Class B-5 Certificates is based on the Subordinate Net WAC Cap, the excess of (a) the amount of interest such class would have been entitled to receive on such Distribution Date based on clauses (i) and (iii) only of its Pass-Through Rate, over (b) the amount of interest such class received on such Distribution Date based on the Subordinate Net WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate based on clauses (i) and (iii) only of its Pass-Through Rate on such class) will be the "NET WAC CARRYOVER AMOUNT" for such class.

     Any Net WAC Carryover Amount will be paid on the same or future Distribution Dates from amounts, if any, that would otherwise be distributed on the Class CE-1 Certificates.

CALCULATION OF LIBOR

     LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR DETERMINATION DATE"). With respect to each Distribution Date, on each LIBOR Determination Date, the Trustee will determine LIBOR "LIBOR")for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such LIBOR Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee) or (2) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the Trustee will determine the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. "REUTERS" means Reuters Monitor Money Rates Service. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the Mortgage Loans, the allocation of Available Funds to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates.

     The rate of payment of principal, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses, by the severity of these losses and by the timing thereof. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of sub-prime credit quality. See "Risk Factors--Nature of sub-prime mortgage loans may increase risk of loss" and "The Mortgage Pool-General" in this Prospectus Supplement.

     The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Sponsor or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. The Servicer is expected to enforce these provisions unless it believes that such provisions are not enforceable under applicable law.

     Unscheduled payments of principal (whether resulting from prepayments, repurchases, liquidations, casualties or condemnations) will result in distributions on the related Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. Adjustable-rate Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Interest Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of adjustable rate Mortgage Loans may differ from that of the fixed rate Mortgage Loans because the amount of the Monthly Payments on the adjustable rate Mortgage Loans is subject to adjustment on each Adjustment Date. In addition, a majority of the adjustable rate Mortgage Loans will not have their initial Adjustment Date for two years after the origination thereof. The prepayment experience of the Mortgage Loans which do not adjust for two years may differ from that of the other adjustable rate Mortgage Loans. The Mortgage Loans which do not adjust for two years may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on the Mortgage Loans which do not adjust for two years as borrowers seek to avoid changes in their Monthly Payments.

     The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balance of such class of Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the various indices for the adjustable rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

     The Subordinated Certificates are not expected to receive any principal distributions until at least the Distribution Date in May 2010 (unless the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Subordinated Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinated Certificates.

ADDITIONAL INFORMATION

     The Depositor has filed certain yield tables and other computational materials with respect to certain classes of the Offered Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

     The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

     The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this Prospectus Supplement under "THE MORTGAGE POOL."

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement ("PREPAYMENT ASSUMPTIONS") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Assumption used in this Prospectus Supplement for the adjustable rate Mortgage Loans is a prepayment model which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans (the "CONSTANT PREPAYMENT RATE" or "CPR") and for the fixed rate Mortgage Loans is the home equity prepayment model ("HEP"). For the adjustable rate Mortgage Loans, a 100% Prepayment Assumption assumes a prepayment rate of 100% of the prepayment constant, which assumes in month 1, 2% CPR; in month 2 to month 11, an additional 1/11 of 28% CPR; from month 12 to month 22, remaining constant at 30% CPR; from month 23 to month 27, increasing to and remaining constant at 50% CPR; and from month 28 and thereafter, decreasing to and remaining constant at 35% CPR. For the fixed rate Mortgage Loans, a 100% Prepayment Assumption assumes a prepayment rate of 23% HEP, which assumes a prepayment rate of 2.3% CPR per annum of the then outstanding Principal Balance of the fixed rate Mortgage Loans in the first month of the life of such fixed rate Mortgage Loans and an additional 2.3% per annum in each month thereafter until 23% CPR is reached in month 10. Beginning in month 10 and thereafter during the life of such fixed rate Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% CPR per annum.

     No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The tables on Annex II were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on Annex II. In addition, since the actual Mortgage Loans in the Issuing Entity will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the tables on Annex II were determined using the following assumptions (collectively, the "STRUCTURING ASSUMPTIONS"): (i) the Mortgage Loans have the characteristics set forth in the tables below, (ii) the closing date for the Certificates occurs on April 27, 2007 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in May 2007, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates," (iv) the Mortgage Loans prepay in accordance with the Prepayment Assumptions indicated, (v) prepayments include thirty days' interest thereon, (vi) the Sponsor is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life to Call" in the tables below, (vii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in May 2007, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (viii) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (ix) such prepayments are received on the last day of each month commencing in April 2007, (x) the Pass-Through Rates for the P&I Certificates are as set forth or described above under "Description of the Certificates-Pass-Through Rates," (xi) the Mortgage Interest Rate for each adjustable rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates), (xii) the Extra Principal Distribution Amount is equal to, as of any Distribution Date, the lesser of (a) 100.00% of the Monthly Excess Cashflow Amount for such Distribution Date and (b) the Overcollateralization Deficiency for such Distribution Date, (xiii) one-month LIBOR is at all times equal to 5.3200%, (xiv) Six-Month LIBOR is at all times equal to 5.3519%, (xv) the Prepayment Assumption relating to the adjustable rate Mortgage Loans assumes a maximum cap of 95% CPR and

(xvi) the Class P Certificate has no Certificate Principal Balance. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

     Based on the foregoing assumptions and assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each class of Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the distribution dates shown at the indicated percentages of the applicable Prepayment Assumption.

                             GROUP I MORTGAGE LOANS

                                                                 ORIGINAL               ORIGINAL
                                             NET               AMORTIZATION             INTEREST
                                  GROSS   MORTGAGE  ORIGINAL       TERM         LOAN      ONLY
                   PRINCIPAL    MORTGAGE  INTEREST    TERM    (LESS IO TERM)     AGE      TERM
INTEREST TYPE      BALANCE($)    RATE(%)   RATE(%)  (MONTHS)     (MONTHS)     (MONTHS)  (MONTHS)    INDEX
---------------  -------------  --------  --------  --------  --------------  --------  --------  --------
Adjustable Rate   2,085,598.22    8.7615    8.2555     360          360           9         0     6M LIBOR
Adjustable Rate   1,743,037.42    8.8792    8.3732     360          360           7         0     6M LIBOR
Adjustable Rate     258,909.59   10.1670    9.6610     360          480           2         0     6M LIBOR
Adjustable Rate     502,190.71    8.6684    8.1624     360          480           6         0     6M LIBOR
Adjustable Rate     278,943.71    8.5900    8.0840     360          600           2         0     6M LIBOR
Adjustable Rate     143,913.56    8.6500    8.1440     360          600           6         0     6M LIBOR
Adjustable Rate     490,974.08    8.7023    8.1963     480          480           4         0     6M LIBOR
Adjustable Rate     310,246.93    8.4900    7.9840     360          540           5         0     6M LIBOR
Adjustable Rate     775,811.28    9.5175    9.0115     360          360           4         0     6M LIBOR
Adjustable Rate     730,958.94    7.9151    7.4091     360          480           5         0     6M LIBOR
Adjustable Rate     220,380.90    9.2000    8.6940     360          480           2         0     6M LIBOR
Adjustable Rate     947,297.67    8.6624    8.1564     360          480           8         0     6M LIBOR
Adjustable Rate     118,782.53    9.4000    8.8940     360          600           2         0     6M LIBOR
Adjustable Rate     106,303.90    7.8500    7.3440     480          480           3         0     6M LIBOR
Adjustable Rate     548,075.24    7.1059    6.5999     360          300          11        60     6M LIBOR
Adjustable Rate     208,000.00    9.0750    8.5690     360          300           9        60     6M LIBOR
Adjustable Rate     150,399.90    7.5750    7.0690     360          288           9        72     6M LIBOR
Adjustable Rate     192,980.84    9.1753    8.6693     360          360           5         0     6M LIBOR
Adjustable Rate     133,253.53    9.9900    9.4840     360          360          12         0     6M LIBOR
Adjustable Rate     111,941.18   10.6500   10.1440     360          480           4         0     6M LIBOR
Adjustable Rate      89,609.57    9.7500    9.2440     360          360           9         0     6M LIBOR
Adjustable Rate      67,883.35    9.3500    8.8440     360          480           8         0     6M LIBOR
Adjustable Rate      91,635.04    7.2500    6.7440     480          480           5         0     6M LIBOR
Adjustable Rate   2,757,232.66    9.2960    8.7900     360          360           6         0     6M LIBOR
Adjustable Rate     601,117.37    8.7907    8.2847     360          360           7         0     6M LIBOR
Adjustable Rate     287,523.61    9.2000    8.6940     360          480           8         0     6M LIBOR
Adjustable Rate   1,625,244.69    8.5513    8.0453     360          480           6         0     6M LIBOR
Adjustable Rate     167,774.43    9.7500    9.2440     360          480           3         0     6M LIBOR
Adjustable Rate     904,353.28    9.0149    8.5089     480          480           3         0     6M LIBOR
Adjustable Rate      90,471.53    9.3500    8.8440     360          360          11         0     6M LIBOR
Adjustable Rate     157,292.23   10.8000   10.2940     360          360           2         0     6M LIBOR
Adjustable Rate     315,591.28    8.6897    8.1837     360          480           8         0     6M LIBOR
Adjustable Rate     102,967.44    8.5500    8.0440     360          540           2         0     6M LIBOR
Adjustable Rate     305,911.60    7.6500    7.1440     360          600           2         0     6M LIBOR
Adjustable Rate     104,422.97    8.0000    7.4940     360          360           8         0     6M LIBOR
Adjustable Rate      86,656.82    9.6000    9.0940     360          480           8         0     6M LIBOR
Adjustable Rate     207,920.00    7.2500    6.7440     360          300           3        60     6M LIBOR
Adjustable Rate     182,800.00    7.3500    6.8440     360          300           2        60     6M LIBOR
Adjustable Rate     116,000.00    8.3500    7.8440     360          300           9        60     6M LIBOR
Adjustable Rate     664,980.29    7.7250    7.2190     360          276           9        84     6M LIBOR
Adjustable Rate     355,789.20   10.0398    9.5338     360          360           8         0     6M LIBOR
Adjustable Rate     238,335.25    9.7500    9.2440     360          480           4         0     6M LIBOR
Adjustable Rate     603,774.64    9.0454    8.5394     360          360          12         0     6M LIBOR


                                        RATE        NEXT                           ORIGINAL
                                     ADJUSTMENT  ADJUSTMENT   INITIAL   PERIODIC  PREPAYMENT
    GROSS     LIFETIME  LIFETIME(1)   FREQUENCY     DATE     RATE CAP   RATE CAP     TERM
 MARGIN (%)   CAP (%)    FLOOR (%)    (MONTHS)    (MONTHS)      (%)       (%)      (MONTHS)
------------  --------  -----------  ----------  ---------   --------  ---------  ----------
   6.7049      14.7692     8.0797         6          15       2.7778     1.0516       24
   6.7961      14.9645     8.8792         6          17       2.8332     1.0000       36
   5.8127      16.3755    10.1670         6          22       3.0000     1.1042       24
   6.8943      14.6684     8.6684         6          18       3.0000     1.0000       36
   6.5900      14.5900     6.5900         6          22       2.0000     1.0000       24
   7.6500      14.6500     8.6500         6          18       3.0000     1.0000       36
   6.0647      14.7023     8.7023         6          20       3.0000     1.0000       24
   6.8750      14.4900     8.4900        12          31       3.0000     1.0000       24
   7.1143      15.7371     9.5175         6          32       2.2481     1.1098       36
   5.6225      14.3860     6.8570         6          31       2.0000     1.2355       12
   5.5000      15.2000     9.2000         6          34       3.0000     1.0000       30
   6.1274      15.6624     8.6624         6          28       2.0000     1.5000       36
   7.4000      15.4000     7.4000         6          34       2.0000     1.0000       36
   5.8500      13.8500     7.8500         6          33       2.0000     1.0000       36
   6.1094      13.4109     6.6401         6          13       2.6949     1.1525       24
   6.3000      16.0750     9.0750         6          27       2.0000     1.5000       36
   6.0500      14.5750     7.5750         6          51       1.5000     1.5000       36
   6.9253      16.1753     9.1753         6          19       3.0000     1.5000       24
   6.0000      15.9900     9.9900         6          12       2.0000     1.0000       36
   7.6500      17.6500    10.6500         6          20       3.0000     1.5000       24
   6.3000      16.7500     9.7500         6          27       2.0000     1.5000       36
   6.7500      16.3500     9.3500         6          28       2.0000     1.5000       36
   5.2500      13.2500     7.2500         6          55       2.0000     1.0000       36
   6.1651      15.8260     7.9050         6          18       2.8071     1.1954       24
   7.1478      14.4213     8.3289         6          18       3.0000     1.0000       36
   6.3000      16.2000     9.2000         6          16       2.0000     1.5000       12
   6.1977      14.6988     8.1465         6          18       1.9967     1.0737       24
   7.7500      15.7500     9.7500         6          21       3.0000     1.0000       36
   5.6661      15.0149     9.0149         6          21       3.0000     1.0000       24
   6.0500      16.3500     9.3500         6          25       3.0000     1.0000       24
   8.8000      16.8000    10.8000         6          34       2.0000     1.0000       36
   6.0878      15.6897     7.4667         6          28       2.0000     1.5000       36
   6.5500      14.5500     8.5500         6          34       2.0000     1.0000       36
   5.6500      13.6500     5.6500         6          34       2.0000     1.0000       36
   7.0000      14.0000     8.0000         6          52       3.0000     1.0000       36
   5.5000      14.6000     9.6000         6          52       5.0000     1.0000       36
   6.2500      14.2500     7.2500         6          21       2.0000     1.0000       24
   5.3500      13.3500     7.3500         6          34       2.0000     1.0000       24
   6.0500      15.3500     8.3500         6          27       2.0000     1.5000       36
   6.1500      14.7250     7.7250         6          51       2.0000     1.5000       12
   6.0500      17.0398    10.0398         6          16       1.9433     1.5000       24
   7.1000      16.7500     9.7500         6          20       3.0000     1.5000       24
   6.1008      15.3438     9.0454         6          12       3.0000     1.0000       24

(1)  The margin is used where the Lifetime Floor is equal to zero.

                             GROUP I MORTGAGE LOANS
                                   (CONTINUED)

                                                                  ORIGINAL               ORIGINAL
                                             NET                AMORTIZATION             INTEREST
                                  GROSS   MORTGAGE   ORIGINAL       TERM         LOAN      ONLY
                   PRINCIPAL    MORTGAGE  INTEREST     TERM    (LESS IO TERM)     AGE      TERM
INTEREST TYPE     BALANCE ($)   RATE (%)   RATE (%)  (MONTHS)     (MONTHS)     (MONTHS)  (MONTHS)    INDEX
-------------    -------------  --------  --------  ---------  --------------  --------  --------  --------
Adjustable Rate     205,000.00    7.7500    7.2440     360           300          17        60     6M LIBOR
Adjustable Rate     179,010.65    7.9990    7.4930     360           360           8         0     6M LIBOR
Adjustable Rate     258,771.17    8.9900    8.4840     360           360           3         0     6M LIBOR
Adjustable Rate     383,339.11    8.6578    8.1518     360           480           8         0     6M LIBOR
Adjustable Rate     165,885.56    7.4000    6.8940     360           480           7         0     6M LIBOR
Adjustable Rate     550,366.42    8.9777    8.4717     360           480           8         0     6M LIBOR
Adjustable Rate     181,919.51    6.5000    5.9940     360           600           2         0     6M LIBOR
Adjustable Rate     387,904.38   10.2500    9.7440     360           360           8         0     6M LIBOR
Adjustable Rate     872,652.64    7.4878    6.9818     360           480           6         0     6M LIBOR
Adjustable Rate     809,794.03    7.5119    7.0059     360           480           5         0     6M LIBOR
Adjustable Rate     215,787.92    7.3500    6.8440     360           600           6         0     6M LIBOR
Adjustable Rate     493,157.12    7.3913    6.8853     360           480           2         0     6M LIBOR
Adjustable Rate     582,502.48    6.9947    6.4887     360           600           3         0     6M LIBOR
Adjustable Rate     236,147.87    7.5000    6.9940     360           360           2         0     6M LIBOR
Adjustable Rate     247,999.96    6.3400    5.8340     360           300          21        60     6M LIBOR
Adjustable Rate     164,142.14    9.1250    8.6190     360           540           5         0     6M LIBOR
Adjustable Rate   1,174,362.06    9.2799    8.7739     360           360           5         0     6M LIBOR
Adjustable Rate     423,498.05    7.2067    6.7007     360           480           3         0     6M LIBOR
Adjustable Rate     361,600.00    8.8000    8.2940     360           300           3        60     6M LIBOR
Adjustable Rate     232,648.09    8.9500    8.4440     360           480           2         0     6M LIBOR
Adjustable Rate      79,803.24    7.7000    7.1940     360           480           3         0     6M LIBOR
Adjustable Rate     787,825.13    6.7995    6.2935     360           360          17         0     6M LIBOR
Adjustable Rate   5,183,601.63    8.6660    8.1600     360           360           4         0     6M LIBOR
Adjustable Rate     905,288.90    8.9179    8.4119     360           480           3         0     6M LIBOR
Adjustable Rate   5,685,846.49    8.5783    8.0723     360           480           3         0     6M LIBOR
Adjustable Rate     215,590.13   10.2500    9.7440     360           480          12         0     6M LIBOR
Adjustable Rate     502,901.25    8.6916    8.1856     360           600           2         0     6M LIBOR
Adjustable Rate   9,355,413.23    8.1862    7.6802     360           600           2         0     6M LIBOR
Adjustable Rate     396,307.92    7.0991    6.5931     360           360           2         0     6M LIBOR
Adjustable Rate   2,535,738.07    8.1894    7.6834     360           360           4         0     6M LIBOR
Adjustable Rate   3,305,037.83    8.0107    7.5047     360           480           3         0     6M LIBOR
Adjustable Rate     270,924.62    7.7500    7.2440     360           600           2         0     6M LIBOR
Adjustable Rate   3,770,951.72    7.7563    7.2503     360           600           2         0     6M LIBOR
Adjustable Rate     307,752.85    7.7297    7.2237     360           360           2         0     6M LIBOR
Adjustable Rate     147,500.00    7.9500    7.4440     360           300           2        60     6M LIBOR
Adjustable Rate   6,833,604.98    8.3329    7.8269     360           300           3        60     6M LIBOR
Adjustable Rate     292,500.00    6.9900    6.4840     360           300           4        60     6M LIBOR
Adjustable Rate   1,758,999.95    7.8397    7.3337     360           300           2        60     6M LIBOR
Adjustable Rate     519,500.00    5.9900    5.4840     360           300           2        60     6M LIBOR
Adjustable Rate     202,499.99    6.2000    5.6940     360           288           8        72     6M LIBOR
Adjustable Rate     458,522.99    7.2564    6.7504     360           480           4         0     6M LIBOR
Adjustable Rate     149,455.63    8.6500    8.1440     360           600           3         0     6M LIBOR
Adjustable Rate     210,451.94    6.7500    6.2440     360           360           3         0     6M LIBOR
Adjustable Rate     747,093.95    7.9009    7.3949     360           360           3         0     6M LIBOR
Adjustable Rate     569,472.02    8.1283    7.6223     360           600           3         0     6M LIBOR


                                       RATE        NEXT                          ORIGINAL
                                    ADJUSTMENT  ADJUSTMENT   INITIAL  PERIODIC  PREPAYMENT
   GROSS    LIFETIME  LIFETIME(1)   FREQUENCY      DATE     RATE CAP  RATE CAP     TERM
MARGIN (%)   CAP (%)   FLOOR (%)     (MONTHS)    (MONTHS)      (%)       (%)     (MONTHS)
----------  --------  -----------  -----------  ----------  --------  --------  ----------
  5.9900     13.7500     7.7500          6           7       3.0000     1.0000      24
  6.9990     13.9990     7.9990          6          16       3.0000     1.0000      24
  6.2000     14.9900     8.9900          6          21       3.0000     1.0000      36
  6.2731     15.6578     8.6578          6          16       2.0000     1.5000      24
  6.4000     13.4000     7.4000          6          17       3.0000     1.0000      36
  6.0484     15.9777     8.9777          6          28       2.0000     1.5000      36
  6.2500     12.5000     6.5000          6          34       3.0000     1.0000      36
  7.0500     17.2500    10.2500          6          16       2.0000     1.5000      24
  6.3203     13.8351     7.4878          6          18       2.6527     1.1736      24
  6.4963     13.5119     7.5119          6          19       3.0000     1.0000      36
  6.3500     13.3500     7.3500          6          18       3.0000     1.0000      24
  5.8380     13.3913     7.3913          6          34       2.5249     1.0000      36
  6.2500     12.9947     6.9947          6          33       3.0000     1.0000      36
  5.5000     13.5000     7.5000          6          34       2.0000     1.0000      24
  5.8400     13.3400     5.8400          6           3       3.0000     1.0000      24
  6.3750     15.1250     9.1250         12          19       3.0000     1.0000      24
  5.8074     16.0354     9.2799          6          19       2.8691     1.0000      24
  6.0500     14.2067     7.2067          6          21       3.0000     1.0000      24
  6.3000     15.8000     8.8000          6          21       3.0000     1.0000      24
  7.7500     14.9500     8.9500          6          22       3.0000     1.0000       2
  5.7000     13.7000     5.7000          6          21       3.0000     1.0000      24
  5.0165     13.3951     5.9093          6           7       2.1072     1.2976      12
  6.4881     14.7679     8.4657          6          20       1.9957     1.0688      24
  7.0476     15.1773     8.9179          6          21       2.2593     1.0000      12
  6.5899     14.6306     8.2769          6          21       1.9738     1.0262      24
  7.2500     17.2500    10.2500          6          12       1.5000     1.5000      36
  6.6916     14.6916     8.6916          6          22       2.0000     1.0000      12
  6.1862     14.1862     7.7438          6          22       2.0000     1.0000      24
  5.0991     13.0991     7.0991          6          34       2.0000     1.0000      24
  6.1018     14.2946     8.1894          6          32       2.1052     1.0526      36
  6.1346     14.0107     7.5653          6          33       2.1655     1.0000      36
  5.7500     13.7500     7.7500          6          34       2.0000     1.0000      12
  5.7563     13.7563     7.6436          6          34       2.0000     1.0000      36
  5.7297     13.7297     7.7297          6          58       2.0000     1.0000      36
  5.9500     13.9500     7.9500          6          22       2.0000     1.0000      12
  5.6266     14.3329     8.3329          6          21       2.2541     1.1271      24
  4.9900     12.9900     6.9900          6          32       2.0000     1.0000      24
  5.8397     13.8397     7.8397          6          34       2.0000     1.0000      36
  3.9900     11.9900     5.9900          6          58       2.0000     1.0000      36
  6.5000     13.2000     6.2000          6          52       2.0000     1.5000      36
  5.2564     13.2564     7.2564          6          20       2.0000     1.0000      24
  6.6500     14.6500     8.6500          6          21       2.0000     1.0000      24
  4.7500     12.7500     6.7500          6          33       2.0000     1.0000      12
  5.9009     13.9009     7.9009          6          33       2.0000     1.0000      36
  6.1283     14.1283     8.1283          6          33       2.0000     1.0000      36

(1)  The margin is used where the Lifetime Floor is equal to zero.

                             GROUP I MORTGAGE LOANS
                                   (CONTINUED)

                                                                  ORIGINAL               ORIGINAL
                                             NET                AMORTIZATION             INTEREST
                                  GROSS   MORTGAGE   ORIGINAL       TERM         LOAN      ONLY
                   PRINCIPAL    MORTGAGE  INTEREST     TERM    (LESS IO TERM)     AGE      TERM
INTEREST TYPE     BALANCE ($)   RATE (%)   RATE (%)  (MONTHS)     (MONTHS)     (MONTHS)  (MONTHS)    INDEX
-------------    -------------  --------  --------  ---------  --------------  --------  --------  --------
Adjustable Rate     330,000.00    7.6800    7.1740     360           300           4         60    6M LIBOR
Adjustable Rate     946,406.86    8.0955    7.5895     360           360          10          0    6M LIBOR
Adjustable Rate     920,979.18    8.4126    7.9066     360           480           3          0    6M LIBOR
Adjustable Rate     104,202.74    9.9390    9.4330     360           360          24          0    6M LIBOR
Adjustable Rate     854,259.90    7.2435    6.7375     360           480           5          0    6M LIBOR
Adjustable Rate     298,552.62    8.9311    8.4251     360           360           3          0    6M LIBOR
Adjustable Rate     177,610.03    8.8250    8.3190     360           480           1          0    6M LIBOR
Adjustable Rate     223,183.61    8.8200    8.3140     360           540           2          0    6M LIBOR
Adjustable Rate     262,500.00    6.4500    5.9440     360           240           7        120    6M LIBOR
Adjustable Rate     272,800.00    8.4500    7.9440     360           300           3         60    6M LIBOR
Adjustable Rate     325,553.05   11.8944   11.3884     360           360           7          0    6M LIBOR
Adjustable Rate     369,691.14    8.2500    7.7440     360           480           8          0    6M LIBOR
Adjustable Rate     142,688.20   11.7500   11.2440     360           360           7          0    6M LIBOR
Adjustable Rate     388,757.58    7.5575    7.0515     360           360          16          0    6M LIBOR
Adjustable Rate     543,752.67    7.6323    7.1263     360           480           1          0    6M LIBOR
Adjustable Rate   1,169,904.72    7.6206    7.1146     360           600           2          0    6M LIBOR
Adjustable Rate     234,886.59    8.6000    8.0940     360           480           2          0    6M LIBOR
Adjustable Rate     947,406.55    9.1772    8.6712     360           480           2          0    6M LIBOR
Adjustable Rate   1,969,716.77    7.8003    7.2943     360           600           2          0    6M LIBOR
Adjustable Rate     307,597.04    7.8500    7.3440     360           300           3         60    6M LIBOR
Adjustable Rate     295,000.00    9.6800    9.1740     360           300           2         60    6M LIBOR
Adjustable Rate   1,442,100.00    7.4877    6.9817     360           300           2         60    6M LIBOR
Adjustable Rate     481,500.00    6.8500    6.3440     360           300           2         60    6M LIBOR
Adjustable Rate     683,127.88    7.2359    6.7299     360           540           5          0    6M LIBOR
Adjustable Rate   5,384,883.42   10.9327   10.4267     360           360           6          0    6M LIBOR
Adjustable Rate  33,691,878.83    8.7745    8.2685     360           360           5          0    6M LIBOR
Adjustable Rate   1,676,847.40    7.8626    7.3566     360           360           6          0    6M LIBOR
Adjustable Rate     467,141.62    6.4400    5.9340     360           360           2          0    6M LIBOR
Adjustable Rate     671,544.90    9.8289    9.3229     360           480           5          0    6M LIBOR
Adjustable Rate  38,714,573.71    8.3742    7.8682     360           480           6          0    6M LIBOR
Adjustable Rate   2,252,509.38    8.0909    7.5849     360           480           3          0    6M LIBOR
Adjustable Rate     315,854.68    7.5000    6.9940     360           600           3          0    6M LIBOR
Adjustable Rate  19,517,000.38    7.5176    7.0116     360           600           3          0    6M LIBOR
Adjustable Rate     382,684.33    7.5000    6.9940     360           600           6          0    6M LIBOR
Adjustable Rate   1,662,580.78    9.7227    9.2167     480           480           4          0    6M LIBOR
Adjustable Rate  12,795,343.49    8.3957    7.8897     480           480           4          0    6M LIBOR
Adjustable Rate     217,966.19    9.5000    8.9940     360           540          11          0    6M LIBOR
Adjustable Rate     179,510.20    5.0000    4.4940     360           600           5          0    6M LIBOR
Adjustable Rate     754,645.90    7.6115    7.1055     360           360           8          0    6M LIBOR
Adjustable Rate     752,756.70    8.4680    7.9620     360           360           6          0    6M LIBOR
Adjustable Rate   6,082,662.79    8.0702    7.5642     360           360           5          0    6M LIBOR
Adjustable Rate     106,283.07    8.9900    8.4840     360           360           2          0    6M LIBOR
Adjustable Rate   2,020,848.77    8.1429    7.6369     360           480           8          0    6M LIBOR
Adjustable Rate     215,750.02    8.0000    7.4940     360           480           4          0    6M LIBOR


                                       RATE        NEXT                          ORIGINAL
                                    ADJUSTMENT  ADJUSTMENT   INITIAL  PERIODIC  PREPAYMENT
   GROSS    LIFETIME  LIFETIME(1)   FREQUENCY      DATE     RATE CAP  RATE CAP     TERM
MARGIN (%)   CAP (%)   FLOOR (%)     (MONTHS)    (MONTHS)      (%)       (%)     (MONTHS)
----------  --------  -----------  -----------  ----------  --------  --------  ----------
  5.6800     13.6800     7.6800          6          32       2.0000     1.0000       36
  6.4786     14.1714     7.3476          6          14       2.6889     1.0380       24
  6.5808     14.5808     7.4685          6          21       2.6402     1.0000       24
  7.0000     13.0000     7.0000          6           6       1.0000     1.0000       24
  6.0005     13.2435     6.7575          6          19       3.0000     1.0000       36
  6.8925     14.9311     8.9311          6          33       2.4283     1.0000       36
  6.0500     15.8250     6.0500          6          35       1.5000     1.5000       36
  6.8200     14.8200     8.8200          6          34       2.0000     1.0000       36
  4.4500     12.4500     4.4500          6         113       3.0000     1.0000       36
  6.4500     14.4500     6.4500          6          21       3.0000     1.0000       36
  6.9483     17.8944    10.0000          6          17       5.0000     2.0000       24
  6.0500     15.2500     8.2500          6          16       2.0000     1.5000       24
  6.5000     17.7500     6.5000          6          17       2.0000     2.0000       12
  6.7694     14.2500     7.5575          6           8       3.0000     1.3463       24
  5.6323     13.6323     7.6323          6          23       2.0000     1.0000       24
  5.6206     13.6206     7.6206          6          22       2.0000     1.0000       24
  6.6000     14.6000     8.6000          6          34       2.0000     1.0000       24
  7.1772     15.1772     9.1772          6          34       2.0000     1.0000       36
  5.8003     13.8003     7.8003          6          34       2.0000     1.0000       36
  5.8500     13.8500     5.8500          6          21       3.0000     1.0000       36
  7.6800     15.6800     9.6800          6          34       2.0000     1.0000       24
  5.4877     13.4877     7.4877          6          34       2.0000     1.0000       36
  4.8500     12.8500     6.8500          6          58       2.0000     1.0000       36
  6.0812     13.2359     7.2359         12          19       3.0000     1.0000       24
  6.3081     16.9993     7.0938          6          18       2.2523     1.0173       12
  6.3559     15.0501     8.4680          6          19       2.8185     1.2224       24
  6.3246     13.2473     7.2473          6          18       2.7728     1.0000       36
  6.2500     12.4400     6.4400          6          22       3.0000     1.0000        6
  6.7337     15.8289     9.8289          6          19       2.7903     1.0000       12
  6.4718     14.7526     8.1693          6          18       2.6061     1.1292       24
  6.3526     14.2304     8.0909          6          21       3.0000     1.0000       36
  6.5000     13.5000     7.5000          6          21       3.0000     1.0000       12
  6.3579     13.5737     7.4367          6          21       3.0000     1.0000       24
  6.5000     13.5000     7.5000          6          18       3.0000     1.0000       36
  5.6049     15.7227     9.7227          6          20       3.0000     1.0000       12
  5.5769     14.3957     8.3957          6          20       3.0000     1.0000       24
  8.5000     15.5000     9.5000         12          25       3.0000     1.0000       36
  6.1250     11.0000     5.0000         12          31       3.0000     1.0000       36
  6.1500     14.6115     7.6115          6          28       2.0000     1.5000       12
  6.6161     15.1531     8.4680          6          30       2.3150     1.3425       24
  6.1082     14.2676     8.0702          6          31       2.6488     1.0987       36
  5.8400     14.9900     8.9900          6          34       3.0000     1.0000        6
  6.3218     15.1429     7.6628          6          28       2.0000     1.5000       12
  6.3500     12.3500     6.3500          6          32       3.0000     1.0000       24

(1)  The margin is used where the Lifetime Floor is equal to zero.

                             GROUP I MORTGAGE LOANS
                                   (CONTINUED)

                                                                  ORIGINAL               ORIGINAL
                                             NET                AMORTIZATION             INTEREST
                                  GROSS   MORTGAGE   ORIGINAL       TERM         LOAN      ONLY
                   PRINCIPAL    MORTGAGE  INTEREST     TERM    (LESS IO TERM)     AGE      TERM
INTEREST TYPE     BALANCE ($)   RATE (%)   RATE (%)  (MONTHS)     (MONTHS)     (MONTHS)  (MONTHS)    INDEX
-------------    -------------  --------  --------  ---------  --------------  --------  --------  --------
Adjustable Rate  12,890,178.43    8.1104    7.6044     360           480           7          0    6M LIBOR
Adjustable Rate     309,338.61    8.9515    8.4455     360           480           2          0    6M LIBOR
Adjustable Rate     291,937.78    9.3100    8.8040     360           600           3          0    6M LIBOR
Adjustable Rate   2,213,678.94    7.3081    6.8021     360           600           2          0    6M LIBOR
Adjustable Rate     631,789.37    7.7059    7.1999     480           480           2          0    6M LIBOR
Adjustable Rate   1,227,081.99    8.2743    7.7683     360           360           7          0    6M LIBOR
Adjustable Rate     201,567.97    7.2900    6.7840     360           480           6          0    6M LIBOR
Adjustable Rate     979,558.82    8.2028    7.6968     360           480           4          0    6M LIBOR
Adjustable Rate     964,510.24    7.3624    6.8564     360           600           3          0    6M LIBOR
Adjustable Rate     276,752.49    7.2000    6.6940     360           240           3        120    6M LIBOR
Adjustable Rate     572,709.38    7.7263    7.2203     360           240          11        120    6M LIBOR
Adjustable Rate     616,000.00    8.1133    7.6073     360           240           6        120    6M LIBOR
Adjustable Rate     154,150.00    7.8750    7.3690     360           240           7        120    6M LIBOR
Adjustable Rate     118,300.00   11.1000   10.5940     360           336           4         24    6M LIBOR
Adjustable Rate     782,599.47    6.3792    5.8732     360           336          13         24    6M LIBOR
Adjustable Rate   2,245,790.86    8.1340    7.6280     360           300           6         60    6M LIBOR
Adjustable Rate     153,600.00    7.0500    6.5440     360           300           3         60    6M LIBOR
Adjustable Rate  26,524,623.32    7.8998    7.3938     360           300           7         60    6M LIBOR
Adjustable Rate   1,435,825.00   10.1451    9.6391     360           300           3         60    6M LIBOR
Adjustable Rate   1,440,449.02    7.1057    6.5997     360           300           8         60    6M LIBOR
Adjustable Rate     862,500.00    9.0500    8.5440     360           300           6         60    6M LIBOR
Adjustable Rate   7,670,945.98    7.4804    6.9744     360           300           8         60    6M LIBOR
Adjustable Rate     159,593.31    7.7500    7.2440     360           300           8         60    6M LIBOR
Adjustable Rate     374,000.00    7.7000    7.1940     360           300           3         60    6M LIBOR
Adjustable Rate     399,560.94    6.9900    6.4840     360           288           9         72    6M LIBOR
Adjustable Rate     249,699.94    6.9750    6.4690     360           288           7         72    6M LIBOR
Adjustable Rate   2,071,509.86    6.4407    5.9347     360           288           8         72    6M LIBOR
Adjustable Rate   1,499,999.99    7.1385    6.6325     360           276           7         84    6M LIBOR
Adjustable Rate  10,953,578.35    9.3365    8.8305     360           360           7          0    6M LIBOR
Adjustable Rate   8,908,368.91    8.2706    7.7646     360           480           6          0    6M LIBOR
Adjustable Rate   1,787,688.09    8.6277    8.1217     480           480           4          0    6M LIBOR
Adjustable Rate     147,455.08    9.5000    8.9940     360           540           5          0    6M LIBOR
Adjustable Rate  11,363,007.47    8.7968    8.2908     360           360           7          0    6M LIBOR
Adjustable Rate   6,048,053.52    8.1719    7.6659     360           480           6          0    6M LIBOR
Adjustable Rate     606,684.73    8.9217    8.4157     360           600           2          0    6M LIBOR
Adjustable Rate     128,694.49    7.3750    6.8690     360           360           8          0    6M LIBOR
Adjustable Rate     203,884.90   10.4170    9.9110     360           480           4          0    6M LIBOR
Adjustable Rate     159,965.78    8.4400    7.9340     360           600           2          0    6M LIBOR
Adjustable Rate     660,644.72    7.1889    6.6829     360           336          17         24    6M LIBOR
Adjustable Rate   4,413,546.24    8.5307    8.0247     360           300           7         60    6M LIBOR
Adjustable Rate   3,444,161.09    7.2548    6.7488     360           300          10         60    6M LIBOR
Adjustable Rate     621,662.06    8.4529    7.9469     360           288           9         72    6M LIBOR


                                       RATE        NEXT                          ORIGINAL
                                    ADJUSTMENT  ADJUSTMENT   INITIAL  PERIODIC  PREPAYMENT
   GROSS    LIFETIME  LIFETIME(1)   FREQUENCY      DATE     RATE CAP  RATE CAP     TERM
MARGIN (%)   CAP (%)   FLOOR (%)     (MONTHS)    (MONTHS)      (%)       (%)     (MONTHS)
----------  --------  -----------  -----------  ----------  --------  --------  ----------
  6.4769     14.7968     7.9689          6          29       2.2685     1.3413       36
  5.8635     14.9515     8.1573          6          34       3.0000     1.0000        6
  7.1090     15.3100     9.3100          6          33       3.0000     1.0000       24
  6.4669     13.3081     7.3081          6          34       3.0000     1.0000       36
  5.5000     13.7059     7.7059          6          34       3.0000     1.0000       36
  6.2180     14.3272     8.1043          6          53       3.1084     1.1071       36
  6.2900     13.2900     7.2900          6          54       3.0000     1.0000       24
  5.8133     14.4882     8.2028          6          56       3.0000     1.0000       36
  6.5790     13.3624     7.0961          6          57       3.0000     1.0000       36
  5.2000     13.2000     5.2000          6         117       3.0000     1.0000       36
  5.0000     13.7263     7.7263          6          13       3.0000     1.0000       12
  4.6666     14.1133     4.6666          6          18       3.0000     1.0000       24
  2.2500     13.8750     2.2500          6          53       6.0000     2.0000       36
  6.9500     17.1000    11.1000          6          20       3.0000     1.0000       12
  6.0781     13.3792     6.3792          6          11       1.6563     1.3437       24
  6.1220     14.4812     8.1340          6          18       2.4396     1.1736       12
  5.8000     13.0500     7.0500          6          21       3.0000     1.0000        2
  6.1078     14.5189     7.6973          6          17       2.3894     1.3089       24
  6.2223     16.2178     9.3911          6          21       2.5331     1.3942       36
  6.0444     14.1057     7.1057          6          28       2.0000     1.5000       12
  8.0500     16.0500     9.0500          6          30       3.0000     1.0000       24
  6.0871     14.2493     7.4164          6          28       2.1638     1.3875       36
  6.7500     14.7500     7.7500          6          52       2.0000     1.0000       24
  5.7500     14.7000     7.7000          6          57       3.0000     1.0000       36
  5.9500     13.9900     6.9900          6          51       1.5000     1.5000       12
  5.9500     13.9750     6.9750          6          53       2.0000     1.5000       24
  5.9677     13.4407     6.4407          6          52       2.0000     1.5000       36
  5.9801     14.0025     6.9753          6          53       2.1360     1.4320       36
  6.4469     15.5634     8.6211          6          17       2.7227     1.1505        0
  6.3862     14.9966     8.4333          6          18       2.5089     1.2020        0
  5.5000     14.6277     8.6277          6          20       3.0000     1.0000        0
  6.3750     15.5000     9.5000         12          31       3.0000     1.0000        0
  6.1348     15.3504     8.7769          6          29       2.3233     1.2768        0
  6.1015     14.7563     7.9528          6          30       2.4009     1.2922        0
  6.8072     14.9217     8.9217          6          34       2.7004     1.0000        0
  5.9500     14.3750     7.3750          6          52       2.0000     1.5000        0
  6.2500     16.4170    10.4170          6          56       6.0000     2.0000        0
  7.4400     14.4400     8.4400          6          58       3.0000     1.0000        0
  6.0388     14.1889     7.1889          6           7       1.5775     1.4225        0
  6.0880     15.1093     8.0788          6          17       2.3701     1.2893        0
  5.9614     14.1940     7.1637          6          26       2.0607     1.4696        0
  6.0135     15.4529     8.4529          6          51       2.0000     1.5000        0

(1)  The margin is used where the Lifetime Floor is equal to zero

                             GROUP II MORTGAGE LOANS

                                                                ORIGINAL                ORIGINAL
                                          NET                 AMORTIZATION              INTEREST    ORIGINAL
                               GROSS    MORTGAGE   ORIGINAL    TERM (LESS      LOAN       ONLY     PREPAYMENT
INTEREST       PRINCIPAL     MORTGAGE   INTEREST     TERM       IO TERM)       AGE        TERM        TERM
TYPE           BALANCE($)     RATE(%)    RATE(%)   (MONTHS)     (MONTHS)     (MONTHS)   (MONTHS)    (MONTHS)
--------     -------------   --------   --------   --------   ------------   --------   --------   ----------
Fixed Rate      251,300.33    10.7029    10.1969      360          480           4          0          12
Fixed Rate      659,884.57     7.3527     6.8467      360          480          10          0          36
Fixed Rate      131,208.58     7.9900     7.4840      360          600           6          0          36
Fixed Rate      171,906.36     8.4310     7.9250      180          180          16          0          36
Fixed Rate    1,135,135.31     8.9594     8.4534      360          360           2          0          24
Fixed Rate    3,297,344.75     8.4731     7.9671      360          360          11          0          36
Fixed Rate      102,243.61    10.7500    10.2440      360          360           4          0          36
Fixed Rate      178,999.93     8.3500     7.8440      360          300          10         60          36
Fixed Rate      108,077.55     8.3500     7.8440      180          180           3          0          36
Fixed Rate       91,678.27     7.6500     7.1440      240          240          31          0          36
Fixed Rate       82,724.47     9.8750     9.3690      360          360           2          0          24
Fixed Rate    3,044,788.14     8.3269     7.8209      360          360           5          0          36
Fixed Rate      162,044.06     7.1000     6.5940      360          360          21          0          60
Fixed Rate      205,200.00     8.5500     8.0440      360          300           3         60          36
Fixed Rate      297,698.25     7.1400     6.6340      360          360          10          0          24
Fixed Rate      334,527.81     7.1120     6.6060      360          480           8          0          36
Fixed Rate      193,119.25     8.8500     8.3440      360          360           4          0          36
Fixed Rate      419,077.10     7.7500     7.2440      360          480           7          0          36
Fixed Rate      110,646.19     7.3500     6.8440      360          600           6          0          36
Fixed Rate      718,108.99     7.0367     6.5307      360          360           4          0          36
Fixed Rate      253,012.20     7.3977     6.8917      360          360          37          0          36
Fixed Rate    1,056,452.11     8.4008     7.8948      360          360           4          0          36
Fixed Rate       50,448.08     8.0000     7.4940      360          360          12          0          36
Fixed Rate      224,679.69    10.4500     9.9440      360          480           2          0          36
Fixed Rate      166,889.49     8.1600     7.6540      360          480           2          0          24
Fixed Rate    3,998,661.40     7.8460     7.3400      360          480           2          0          36
Fixed Rate      127,973.24     8.6500     8.1440      360          600           2          0          24
Fixed Rate    2,332,014.31     7.9520     7.4460      360          600           2          0          36
Fixed Rate      405,379.33     7.0582     6.5522      180          180           2          0          36
Fixed Rate      137,648.56     6.9500     6.4440      204          204          32          0          36
Fixed Rate      807,399.30     7.6150     7.1090      240          240           2          0          36
Fixed Rate    1,176,238.93     9.1206     8.6146      360          360           2          0          12
Fixed Rate      118,845.85     8.1900     7.6840      360          360           2          0          24
Fixed Rate   17,661,958.99     7.6854     7.1794      360          360           2          0          36
Fixed Rate      244,342.18     7.1204     6.6144      360          360          21          0          60
Fixed Rate      137,705.98     9.7900     9.2840      480          480           4          0          36
Fixed Rate    1,424,447.96     7.3644     6.8584      360          300           2         60          36
Fixed Rate       98,811.11     8.4500     7.9440      360          480           6          0          36
Fixed Rate      346,417.13     6.1500     5.6440      180          180           3          0          36
Fixed Rate      829,987.46     6.8876     6.3816      360          360           4          0          36
Fixed Rate       46,374.58     7.4400     6.9340      180          180          36          0          36
Fixed Rate      205,047.98     6.7930     6.2870      240          240          19          0          36
Fixed Rate    2,530,668.45     8.3518     7.8458      360          360          12          0          36
Fixed Rate      330,406.92    10.0000     9.4940      360          360           4          0          36
Fixed Rate      243,420.34     7.4750     6.9690      360          480           7          0          12
Fixed Rate      907,442.59     7.4758     6.9698      360          480           2          0          36
Fixed Rate      925,532.03     6.7973     6.2913      360          600           2          0          36
Fixed Rate      149,009.00     6.5000     5.9940      180          180           2          0          36
Fixed Rate       76,140.01     7.5000     6.9940      240          240           6          0          12
Fixed Rate      670,645.24     8.1729     7.6669      360          360           6          0          12
Fixed Rate    3,389,383.48     6.8514     6.3454      360          360           2          0          36
Fixed Rate      712,500.97     7.9900     7.4840      360          240          12        120          36
Fixed Rate    1,857,930.20     7.2775     6.7715      360          480           8          0          12
Fixed Rate    1,151,465.34     7.8743     7.3683      360          480           7          0          24
Fixed Rate   10,539,710.49     7.7108     7.2048      360          480           5          0          36
Fixed Rate      386,831.92     7.1143     6.6083      360          600           2          0          24
Fixed Rate    5,629,584.09     7.3107     6.8047      360          600           2          0          36

                             GROUP II MORTGAGE LOANS
                                  (CONTINUED)

                                                                ORIGINAL                ORIGINAL
                                          NET                 AMORTIZATION              INTEREST    ORIGINAL
                               GROSS    MORTGAGE   ORIGINAL    TERM (LESS      LOAN       ONLY     PREPAYMENT
INTEREST       PRINCIPAL     MORTGAGE   INTEREST     TERM       IO TERM)       AGE        TERM        TERM
TYPE           BALANCE($)     RATE(%)    RATE(%)   (MONTHS)     (MONTHS)     (MONTHS)   (MONTHS)    (MONTHS)
--------     -------------   --------   --------   --------   ------------   --------   --------   ----------
Fixed Rate       50,340.18     7.1880     6.6820      132          132          14          0          24
Fixed Rate    1,028,844.45     7.3334     6.8274      180          180           5          0          36
Fixed Rate    3,061,212.59     7.1601     6.6541      360          360          10          0          24
Fixed Rate   26,791,640.36     7.8711     7.3651      360          360           4          0          36
Fixed Rate      226,417.14    11.0000    10.4940      360          360           7          0          60
Fixed Rate      106,219.85     8.4900     7.9840      480          480          12          0          36
Fixed Rate    1,255,611.38     7.0506     6.5446      180          120          12         60          36
Fixed Rate    1,853,609.89     7.1155     6.6095      360          300           8         60          12
Fixed Rate      203,927.16     8.4500     7.9440      360          300           8         60          24
Fixed Rate    6,647,154.81     7.2793     6.7733      360          300           6         60          36
Fixed Rate      127,453.70     8.1250     7.6190      360          600           3          0          36
Fixed Rate       34,899.51     6.0000     5.4940      120          240          10          0           0
Fixed Rate    1,257,654.18     9.6173     9.1113      360          480           6          0           0
Fixed Rate      371,570.24     8.1424     7.6364      360          600           2          0           0
Fixed Rate      197,234.26     8.0098     7.5038      120          120          15          0           0
Fixed Rate      377,568.81     7.0123     6.5063      132          132          11          0           0
Fixed Rate    1,155,256.09     7.0822     6.5762      144          144          11          0           0
Fixed Rate    1,281,135.27     8.0837     7.5777      180          180          17          0           0
Fixed Rate      415,361.03     6.9848     6.4788      192          192          12          0           0
Fixed Rate      244,150.93     7.0169     6.5109      204          204          12          0           0
Fixed Rate      713,543.14     7.2281     6.7221      216          216          10          0           0
Fixed Rate      254,152.77     7.1774     6.6714      228          228           9          0           0
Fixed Rate    1,559,511.31     7.8468     7.3408      240          240          15          0           0
Fixed Rate      677,881.16     7.1100     6.6040      252          252          10          0           0
Fixed Rate      867,035.04     6.9842     6.4782      264          264          11          0           0
Fixed Rate      816,951.91     7.1557     6.6497      288          288          10          0           0
Fixed Rate      366,102.87     7.8676     7.3616      300          300          14          0           0
Fixed Rate   26,104,265.45     8.0062     7.5002      360          360          10          0           0
Fixed Rate      258,500.00     9.0967     8.5907      360          348           5         12           0
Fixed Rate      463,552.78     8.3870     7.8810      360          240          11        120           0
Fixed Rate      319,864.88     8.0000     7.4940      180          120          11         60           0
Fixed Rate      958,600.00     7.9898     7.4838      360          300           6         60           0
Fixed Rate       71,387.27    12.8153    12.3093      180          360           8          0          24
Fixed Rate       57,265.01    11.5077    11.0017      180          360           7          0          36
Fixed Rate       19,973.69    11.6250    11.1190      360          480          13          0          36
Fixed Rate       16,791.64    13.7500    13.2440      180          180           7          0          36
Fixed Rate      216,110.48    11.5340    11.0280      360          360           9          0          24
Fixed Rate       43,306.79    12.4500    11.9440      180          360           8          0          36
Fixed Rate      129,648.27    11.4231    10.9171      180          360           8          0          24
Fixed Rate       92,947.40    12.8539    12.3479      180          360          10          0          36
Fixed Rate       21,818.61     9.8750     9.3690      180          360           7          0          60
Fixed Rate      205,968.16     9.9339     9.4279      180          180           8          0          36
Fixed Rate       37,725.87    13.5000    12.9940      240          240           7          0          24
Fixed Rate       63,835.15    10.9990    10.4930      360          360           7          0          24
Fixed Rate       55,427.16    10.7500    10.2440      180          360           8          0          24
Fixed Rate       68,029.39     9.7750     9.2690      240          240          10          0          36
Fixed Rate       31,307.98    12.1000    11.5940      180          360          10          0          36
Fixed Rate       24,729.61    12.3000    11.7940      180          360          10          0          36
Fixed Rate       94,628.49     9.0000     8.4940      180          360           7          0          36
Fixed Rate      204,621.91    12.0303    11.5243      180          360          10          0          24
Fixed Rate      221,815.65    11.2540    10.7480      180          360          10          0          36
Fixed Rate       75,812.83    11.1900    10.6840      180          360           7          0          36
Fixed Rate       76,511.70    10.5080    10.0020      360          360           8          0          24
Fixed Rate       48,096.03     9.4000     8.8940      180          180          14          0          36
Fixed Rate       31,761.37    10.4500     9.9440      360          360          13          0          36
Fixed Rate       25,941.36    11.6000    11.0940      180          360           7          0          12
Fixed Rate       99,583.30    12.4000    11.8940      180          360           8          0          12
Fixed Rate    2,641,967.74    11.6061    11.1001      180          360           8          0          24
Fixed Rate      640,265.55    11.5684    11.0624      180          360           8          0          36

                             GROUP II MORTGAGE LOANS
                                  (CONTINUED)

                                                                ORIGINAL                ORIGINAL
                                          NET                 AMORTIZATION              INTEREST    ORIGINAL
                               GROSS    MORTGAGE   ORIGINAL    TERM (LESS      LOAN       ONLY     PREPAYMENT
INTEREST       PRINCIPAL     MORTGAGE   INTEREST     TERM       IO TERM)       AGE        TERM        TERM
TYPE           BALANCE($)     RATE(%)    RATE(%)   (MONTHS)     (MONTHS)     (MONTHS)   (MONTHS)    (MONTHS)
--------     -------------   --------   --------   --------   ------------   --------   --------   ----------
Fixed Rate      635,972.45    10.9360    10.4300      180          360           9          0          60
Fixed Rate       92,901.16    11.7500    11.2440      360          480          11          0          24
Fixed Rate      308,621.23    10.5773    10.0713      360          480          13          0          36
Fixed Rate       48,816.48    11.5000    10.9940      180          180           8          0          36
Fixed Rate       57,965.20    10.7252    10.2192      240          240          13          0          24
Fixed Rate      102,060.87    11.6856    11.1796      240          240           8          0          60
Fixed Rate       52,639.99    10.5000     9.9940      360          360          16          0          12
Fixed Rate      156,934.17    12.5900    12.0840      360          360           7          0          24
Fixed Rate      364,587.28     9.0968     8.5908      360          360          10          0          36
Fixed Rate    4,678,013.91    11.8743    11.3683      180          360           8          0           0
Fixed Rate       25,978.60    12.2500    11.7440      360          480          10          0           0
Fixed Rate       19,460.05    13.1250    12.6190      120          120           7          0           0
Fixed Rate      145,709.34    11.3158    10.8098      180          180          11          0           0
Fixed Rate      379,777.64    11.8689    11.3629      240          240           8          0           0
Fixed Rate       22,081.41    10.4500     9.9440      300          300          11          0           0
Fixed Rate      529,580.17    10.1160     9.6100      360          360           9          0           0

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-1A
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                      99     59     49     23      0
April 25, 2009                      99      9      0      0      0
April 25, 2010                      98      0      0      0      0
April 25, 2011                      98      0      0      0      0
April 25, 2012                      97      0      0      0      0
April 25, 2013                      96      0      0      0      0
April 25, 2014                      95      0      0      0      0
April 25, 2015                      94      0      0      0      0
April 25, 2016                      92      0      0      0      0
April 25, 2017                      91      0      0      0      0
April 25, 2018                      89      0      0      0      0
April 25, 2019                      87      0      0      0      0
April 25, 2020                      85      0      0      0      0
April 25, 2021                      83      0      0      0      0
April 25, 2022                      80      0      0      0      0
April 25, 2023                      77      0      0      0      0
April 25, 2024                      74      0      0      0      0
April 25, 2025                      70      0      0      0      0
April 25, 2026                      66      0      0      0      0
April 25, 2027                      61      0      0      0      0
April 25, 2028                      56      0      0      0      0
April 25, 2029                      50      0      0      0      0
April 25, 2030                      43      0      0      0      0
April 25, 2031                      36      0      0      0      0
April 25, 2032                      28      0      0      0      0
April 25, 2033                      19      0      0      0      0
April 25, 2034                      13      0      0      0      0
April 25, 2035                       7      0      0      0      0
April 25, 2036                       0      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                20.38   1.20   1.00   0.71   0.53
Weighted Avg. Life to Call
   (in years) (2)(3)             20.38   1.20   1.00   0.71   0.53

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-1B
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100     89
April 25, 2009                     100    100     71      0      0
April 25, 2010                     100     37      0      0      0
April 25, 2011                     100     22      0      0      0
April 25, 2012                     100      0      0      0      0
April 25, 2013                     100      0      0      0      0
April 25, 2014                     100      0      0      0      0
April 25, 2015                     100      0      0      0      0
April 25, 2016                     100      0      0      0      0
April 25, 2017                     100      0      0      0      0
April 25, 2018                     100      0      0      0      0
April 25, 2019                     100      0      0      0      0
April 25, 2020                     100      0      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                     100      0      0      0      0
April 25, 2034                     100      0      0      0      0
April 25, 2035                     100      0      0      0      0
April 25, 2036                      99      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                29.51   3.22   2.25   1.54   1.19
Weighted Avg. Life to Call
   (in years) (2)(3)             29.51   3.22   2.25   1.54   1.19

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-1C
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100      0      0
April 25, 2010                     100    100     57      0      0
April 25, 2011                     100    100     57      0      0
April 25, 2012                     100     95     39      0      0
April 25, 2013                     100     60     13      0      0
April 25, 2014                     100     35      0      0      0
April 25, 2015                     100     17      0      0      0
April 25, 2016                     100      5      0      0      0
April 25, 2017                     100      0      0      0      0
April 25, 2018                     100      0      0      0      0
April 25, 2019                     100      0      0      0      0
April 25, 2020                     100      0      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                     100      0      0      0      0
April 25, 2034                     100      0      0      0      0
April 25, 2035                     100      0      0      0      0
April 25, 2036                     100      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                29.81   6.64   4.38   1.86   1.45
Weighted Avg. Life to Call
   (in years) (2)(3)             29.74   6.57   4.37   1.86   1.45

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-2A
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                      98     57     46     21      0
April 25, 2009                      95     18      *      0      0
April 25, 2010                      93      0      0      0      0
April 25, 2011                      90      0      0      0      0
April 25, 2012                      87      0      0      0      0
April 25, 2013                      84      0      0      0      0
April 25, 2014                      80      0      0      0      0
April 25, 2015                      77      0      0      0      0
April 25, 2016                      74      0      0      0      0
April 25, 2017                      70      0      0      0      0
April 25, 2018                      66      0      0      0      0
April 25, 2019                      62      0      0      0      0
April 25, 2020                      58      0      0      0      0
April 25, 2021                      52      0      0      0      0
April 25, 2022                      37      0      0      0      0
April 25, 2023                      32      0      0      0      0
April 25, 2024                      26      0      0      0      0
April 25, 2025                      20      0      0      0      0
April 25, 2026                      13      0      0      0      0
April 25, 2027                       6      0      0      0      0
April 25, 2028                       0      0      0      0      0
April 25, 2029                       0      0      0      0      0
April 25, 2030                       0      0      0      0      0
April 25, 2031                       0      0      0      0      0
April 25, 2032                       0      0      0      0      0
April 25, 2033                       0      0      0      0      0
April 25, 2034                       0      0      0      0      0
April 25, 2035                       0      0      0      0      0
April 25, 2036                       0      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                12.74   1.24   1.00   0.67   0.51
Weighted Avg. Life to Call
   (in years) (2)(3)             12.74   1.24   1.00   0.67   0.51

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

*    Less than 0.5%, but greater than zero

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-2B
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100     87
April 25, 2009                     100    100    100      8      0
April 25, 2010                     100     67     19      0      0
April 25, 2011                     100     54     19      0      0
April 25, 2012                     100     31      9      0      0
April 25, 2013                     100     15      0      0      0
April 25, 2014                     100      4      0      0      0
April 25, 2015                     100      1      0      0      0
April 25, 2016                     100      0      0      0      0
April 25, 2017                     100      0      0      0      0
April 25, 2018                     100      0      0      0      0
April 25, 2019                     100      0      0      0      0
April 25, 2020                     100      0      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                      96      0      0      0      0
April 25, 2029                      77      0      0      0      0
April 25, 2030                      57      0      0      0      0
April 25, 2031                      35      0      0      0      0
April 25, 2032                      11      0      0      0      0
April 25, 2033                       0      0      0      0      0
April 25, 2034                       0      0      0      0      0
April 25, 2035                       0      0      0      0      0
April 25, 2036                       0      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                23.30   4.36   3.00   1.71   1.23
Weighted Avg. Life to Call
   (in years) (2)(3)             23.30   4.36   3.00   1.71   1.23

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-2C
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100      0
April 25, 2010                     100    100    100      0      0
April 25, 2011                     100    100    100      0      0
April 25, 2012                     100    100    100      0      0
April 25, 2013                     100    100     93      0      0
April 25, 2014                     100    100     75      0      0
April 25, 2015                     100    100     70      0      0
April 25, 2016                     100     94     56      0      0
April 25, 2017                     100     82     42      0      0
April 25, 2018                     100     66     31      0      0
April 25, 2019                     100     52     23      0      0
April 25, 2020                     100     40     17      0      0
April 25, 2021                     100     31      9      0      0
April 25, 2022                     100     23      2      0      0
April 25, 2023                     100     17      0      0      0
April 25, 2024                     100     11      0      0      0
April 25, 2025                     100      5      0      0      0
April 25, 2026                     100      1      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      78      0      0      0      0
April 25, 2034                      53      0      0      0      0
April 25, 2035                      27      0      0      0      0
April 25, 2036                       0      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                27.17   12.76  9.74   2.16   1.58
Weighted Avg. Life to Call
   (in years) (2)(3)             27.17   8.33   6.43   2.16   1.58

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS A-2D
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100      0
April 25, 2010                     100    100    100      0      0
April 25, 2011                      99     96    100      0      0
April 25, 2012                      98     89     96      0      0
April 25, 2013                      97     77     82      0      0
April 25, 2014                      95     66     66      0      0
April 25, 2015                      88     41     24      0      0
April 25, 2016                      80     27      8      0      0
April 25, 2017                      73     14      3      0      0
April 25, 2018                      66      6      1      0      0
April 25, 2019                      58      3      *      0      0
April 25, 2020                      51      1      *      0      0
April 25, 2021                      45      1      *      0      0
April 25, 2022                      27      *      *      0      0
April 25, 2023                      23      *      0      0      0
April 25, 2024                      19      *      0      0      0
April 25, 2025                      15      *      0      0      0
April 25, 2026                      12      *      0      0      0
April 25, 2027                       9      0      0      0      0
April 25, 2028                       6      0      0      0      0
April 25, 2029                       4      0      0      0      0
April 25, 2030                       3      0      0      0      0
April 25, 2031                       1      0      0      0      0
April 25, 2032                       1      0      0      0      0
April 25, 2033                       *      0      0      0      0
April 25, 2034                       *      0      0      0      0
April 25, 2035                       *      0      0      0      0
April 25, 2036                       0      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                13.22   7.72   7.32   2.36   1.66
Weighted Avg. Life to Call
   (in years) (2)(3)             13.22   7.13   6.28   2.36   1.66

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

*    Less than 0.5%, but greater than zero

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS M-1
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     87
April 25, 2010                     100    100    100     98     87
April 25, 2011                     100     66    100     98     56
April 25, 2012                     100     50     34     94     28
April 25, 2013                     100     38     24     56     10
April 25, 2014                     100     29     17     34      0
April 25, 2015                     100     22     12     21      0
April 25, 2016                     100     17      9      7      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      4      0      0
April 25, 2019                     100      7      3      0      0
April 25, 2020                     100      6      1      0      0
April 25, 2021                     100      4      0      0      0
April 25, 2022                     100      3      0      0      0
April 25, 2023                     100      2      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.88   6.18   5.49   6.58   4.26
Weighted Avg. Life to Call
   (in years) (2)(3)             28.87   5.52   4.96   3.97   2.46

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS M-2
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100    100
April 25, 2010                     100    100    100    100     45
April 25, 2011                     100     66     53     87      7
April 25, 2012                     100     50     34     11      3
April 25, 2013                     100     38     24      7      0
April 25, 2014                     100     29     17      4      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      4      0      0
April 25, 2019                     100      7      3      0      0
April 25, 2020                     100      6      0      0      0
April 25, 2021                     100      4      0      0      0
April 25, 2022                     100      3      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.88   6.14   5.28   4.63   3.13
Weighted Avg. Life to Call
   (in years) (2)(3)             28.87   5.50   4.76   3.99   2.58

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS M-3
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100    100
April 25, 2010                     100    100    100    100     14
April 25, 2011                     100     66     48     19      7
April 25, 2012                     100     50     34     11      3
April 25, 2013                     100     38     24      7      0
April 25, 2014                     100     29     17      4      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      4      0      0
April 25, 2019                     100      7      2      0      0
April 25, 2020                     100      6      0      0      0
April 25, 2021                     100      4      0      0      0
April 25, 2022                     100      1      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.88   6.11   5.16   4.10   2.71
Weighted Avg. Life to Call
   (in years) (2)(3)             28.87   5.49   4.66   3.78   2.48

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS M-4
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100    100
April 25, 2010                     100    100    100    100     14
April 25, 2011                     100     66     48     19      7
April 25, 2012                     100     50     34     11      *
April 25, 2013                     100     38     24      7      0
April 25, 2014                     100     29     17      4      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      4      0      0
April 25, 2019                     100      7      0      0      0
April 25, 2020                     100      6      0      0      0
April 25, 2021                     100      4      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.87   6.08   5.09   3.87   2.54
Weighted Avg. Life to Call
   (in years) (2)(3)             28.87   5.48   4.60   3.56   2.32

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

*    Less than 0.5%, but greater than zero

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS M-5
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     98
April 25, 2010                     100    100    100    100     14
April 25, 2011                     100     66     48     19      7
April 25, 2012                     100     50     34     11      0
April 25, 2013                     100     38     24      7      0
April 25, 2014                     100     29     17      2      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      4      0      0
April 25, 2019                     100      7      0      0      0
April 25, 2020                     100      6      0      0      0
April 25, 2021                     100      4      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.87   6.06   5.04   3.71   2.43
Weighted Avg. Life to Call
   (in years) (2)(3)             28.87   5.47   4.56   3.41   2.21

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS M-6
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     31
April 25, 2010                     100    100    100     83     14
April 25, 2011                     100     66     48     19      7
April 25, 2012                     100     50     34     11      0
April 25, 2013                     100     38     24      7      0
April 25, 2014                     100     29     17      0      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      0      0      0
April 25, 2019                     100      7      0      0      0
April 25, 2020                     100      6      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.87   6.03   4.99   3.59   2.35
Weighted Avg. Life to Call
   (in years) (2)(3)             28.87   5.47   4.53   3.31   2.14

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS B-1
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     31
April 25, 2010                     100    100    100     34     14
April 25, 2011                     100     66     48     19      7
April 25, 2012                     100     50     34     11      0
April 25, 2013                     100     38     24      7      0
April 25, 2014                     100     29     17      0      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      6      0      0
April 25, 2018                     100     10      0      0      0
April 25, 2019                     100      7      0      0      0
April 25, 2020                     100      4      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.86   6.01   4.94   3.50   2.28
Weighted Avg. Life to Call
   (in years) (2)(3)             28.86   5.47   4.50   3.23   2.09

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS B-2
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     31
April 25, 2010                     100    100    100     34     14
April 25, 2011                     100     66     48     19      5
April 25, 2012                     100     50     34     11      0
April 25, 2013                     100     38     24      5      0
April 25, 2014                     100     29     17      0      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      9      0      0
April 25, 2017                     100     13      1      0      0
April 25, 2018                     100     10      0      0      0
April 25, 2019                     100      7      0      0      0
April 25, 2020                     100      0      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.81   5.97   4.88   3.41   2.24
Weighted Avg. Life to Call
   (in years) (2)(3)             28.81   5.47   4.48   3.16   2.06

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS B-3
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     31
April 25, 2010                     100    100    100     34     14
April 25, 2011                     100     66     48     19      0
April 25, 2012                     100     50     34     11      0
April 25, 2013                     100     38     24      0      0
April 25, 2014                     100     29     17      0      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      8      0      0
April 25, 2017                     100     13      0      0      0
April 25, 2018                     100     10      0      0      0
April 25, 2019                     100      2      0      0      0
April 25, 2020                     100      0      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.79   5.91   4.84   3.34   2.19
Weighted Avg. Life to Call
   (in years) (2)(3)             28.79   5.45   4.47   3.11   2.03

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                             CLASS B-4
                                 ---------------------------------
DISTRIBUTION DATE                  0%     80%   100%   150%   200%
-----------------                -----   ----   ----   ----   ----
Initial Percentage                 100    100    100    100    100
April 25, 2008                     100    100    100    100    100
April 25, 2009                     100    100    100    100     31
April 25, 2010                     100    100    100     34     14
April 25, 2011                     100     66     48     19      0
April 25, 2012                     100     50     34     10      0
April 25, 2013                     100     38     24      0      0
April 25, 2014                     100     29     17      0      0
April 25, 2015                     100     22     12      0      0
April 25, 2016                     100     17      0      0      0
April 25, 2017                     100     13      0      0      0
April 25, 2018                     100      4      0      0      0
April 25, 2019                     100      0      0      0      0
April 25, 2020                     100      0      0      0      0
April 25, 2021                     100      0      0      0      0
April 25, 2022                     100      0      0      0      0
April 25, 2023                     100      0      0      0      0
April 25, 2024                     100      0      0      0      0
April 25, 2025                     100      0      0      0      0
April 25, 2026                     100      0      0      0      0
April 25, 2027                     100      0      0      0      0
April 25, 2028                     100      0      0      0      0
April 25, 2029                     100      0      0      0      0
April 25, 2030                     100      0      0      0      0
April 25, 2031                     100      0      0      0      0
April 25, 2032                     100      0      0      0      0
April 25, 2033                      99      0      0      0      0
April 25, 2034                      89      0      0      0      0
April 25, 2035                      77      0      0      0      0
April 25, 2036                      64      0      0      0      0
April 25, 2037                       0      0      0      0      0
Weighted Avg. Life to Maturity
   (in years) (2)                28.75   5.83   4.75   3.25   2.15
Weighted Avg. Life to Call
   (in years) (2)(3)             28.75   5.45   4.44   3.07   2.02

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3) Assumes the exercise of the optional clean-up call on the earliest possible date.

HYPOTHETICAL NET WAC CAP TABLE

     Based upon the Prepayment Assumptions and assuming further that the Group I Mortgage Loans prepay at a constant rate of 100% PPC and the Group II Mortgage Loans prepay at a constant rate of 100% PPC, the following table indicates the Net WAC Caps under such assumed hypothetical scenarios. It is highly unlikely, however, that prepayments on the Group I Mortgage Loans will occur at a constant rate of 100% PPC or prepayments on the Group II Mortgage Loans will occur at a constant rate of 100% PPC or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the related Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                                                           CLASS M,
                                  CLASS M,                CLASS B-1,
                                 CLASS B-1,                  CLASS
                                 CLASS B-2                  B-2 AND
                    CLASS A-1    AND CLASS    CLASS A-1    CLASS B-3
                     NET WAC      B-3 NET      NET WAC      NET WAC
                     CAP (%)    WAC CAP (%)    CAP (%)      CAP (%)
DISTRIBUTION DATE     (1)(3)       (1)(4)       (2)(3)      (2)(4)
-----------------   ---------   -----------   ---------   ----------
 5/25/2007             8.354        8.271        8.505       8.422
 6/25/2007             7.546        7.470       17.821      17.745
 7/25/2007             7.797        7.718       17.867      17.787
 8/25/2007             7.547        7.470       17.609      17.531
 9/25/2007             7.547        7.469       17.480      17.402
10/25/2007             7.798        7.718       17.465      17.384
11/25/2007             7.546        7.468       17.153      17.075
12/25/2007             7.806        7.723       17.119      17.035
 1/25/2008             7.557        7.476       16.796      16.715
 2/25/2008             7.557        7.476       16.614      16.532
 3/25/2008             8.079        7.991       16.735      16.647
 4/25/2008             7.561        7.478       16.219      16.136
 5/25/2008             7.818        7.731       16.180      16.093
 6/25/2008             7.578        7.490       15.815      15.726
 7/25/2008             7.839        7.745       15.730      15.635
 8/25/2008             7.602        7.506       15.282      15.185
 9/25/2008             7.613        7.513       14.975      14.875
10/25/2008             8.171        7.967       14.444      14.234
11/25/2008             8.345        8.001       13.946      13.586
12/25/2008             8.942        8.480       13.469      12.988
 1/25/2009             8.810        8.311       13.600      13.071
 2/25/2009             9.159        8.543       14.154      13.505
 3/25/2009            10.195        9.482       14.580      13.826
 4/25/2009             9.351        8.672       14.052      13.317
 5/25/2009             9.810        9.059       14.697      13.864
 6/25/2009             9.516        8.782       14.723      13.868
 7/25/2009             9.872        9.101       15.244      14.329
 8/25/2009             9.657        8.876       15.022      14.089
 9/25/2009             9.776        8.955       15.008      14.032
10/25/2009            10.265        9.363       15.389      14.273
11/25/2009             9.990        9.098       15.157      13.989
12/25/2009            10.384        9.442       15.580      14.305
 1/25/2010            10.091        9.166       15.321      14.050
 2/25/2010            10.154        9.208       15.408      14.076
 3/25/2010            11.412       10.295       16.493      14.935
 4/25/2010            10.402        9.373       15.611      14.121
 5/25/2010            10.770        9.699       16.179      14.559
 6/25/2010            10.438        9.397       15.927      14.315
 7/25/2010            10.803        9.723       16.366      14.667
 8/25/2010            10.473        9.422       16.123      14.432
 9/25/2010            10.536        9.466       16.249      14.510
10/25/2010            10.892        9.787       16.727      14.892
11/25/2010            10.541        9.475       16.425      14.620
12/25/2010            10.894        9.796       16.817      14.947
 1/25/2011            10.544        9.485       16.446      14.630

                                                           CLASS M,
                                  CLASS M,                CLASS B-1,
                                 CLASS B-1,                  CLASS
                                 CLASS B-2                  B-2 AND
                    CLASS A-1    AND CLASS    CLASS A-1    CLASS B-3
                     NET WAC      B-3 NET      NET WAC      NET WAC
                     CAP (%)    WAC CAP (%)    CAP (%)      CAP (%)
DISTRIBUTION DATE     (1)(3)       (1)(4)       (2)(3)      (2)(4)
-----------------   ---------   -----------   ---------   ----------
 2/25/2011            10.550        9.494       16.478      14.653
 3/25/2011            11.667       10.498       17.873      15.812
 4/25/2011            10.569        9.520       16.665      14.786
 5/25/2011            10.921        9.846       17.068      15.133
 6/25/2011            10.569        9.538       16.665      14.802
 7/25/2011            10.921        9.867       13.651      11.741
 8/25/2011            10.578        9.567       13.240      11.405
 9/25/2011            10.594        9.592       13.329      11.492
10/25/2011            10.968        9.943       13.826      11.942
11/25/2011            10.616        9.641       13.390      11.598
12/25/2011            10.971        9.974       13.848      12.010
 1/25/2012            10.627        9.669       13.423      11.658
 2/25/2012            10.646        9.693       13.457      11.702
 3/25/2012            11.402       10.390       14.451      12.579
 4/25/2012            10.674        9.737       13.530      11.798
 5/25/2012            11.030       10.076       13.981      12.217
 6/25/2012            10.675        9.765       13.531      11.849
 7/25/2012            11.031       10.105       13.985      12.273
 8/25/2012            10.681        9.798       13.546      11.914
 9/25/2012            10.695        9.825       13.561      11.955
10/25/2012            11.055       10.172       14.024      12.394
11/25/2012            10.698        9.862       13.572      12.027
12/25/2012            11.056       10.210       14.027      12.465
 1/25/2013            10.699        9.900       13.578      12.101
 2/25/2013            10.701        9.921       13.589      12.147
 3/25/2013            11.850       11.009       15.062      13.505
 4/25/2013            10.703        9.966       13.614      12.246
 5/25/2013            11.060       10.322       14.069      12.699
 6/25/2013            10.703       10.013       13.615      12.334
 7/25/2013            11.060       10.372       14.072      12.795
 8/25/2013            10.703       10.063       13.625      12.436
 9/25/2013            10.703       10.090       13.634      12.493
10/25/2013            11.060       10.456       14.090      12.966

(1) Assumes no losses, 10% cleanup call, 100% PPC on the Group I Mortgage Loans, 23% HEP on the Group II Mortgage Loans and One-Month LIBOR and Six-Month LIBOR remain constant at 5.3200% and 5.3519%, respectively.

(2) Assumes no losses, 10% cleanup call, 100% PPC on the Group I Mortgage Loans, 23% HEP on the Group II Mortgage Loan and One-Month LIBOR and Six-Month LIBOR remain constant at 5.3200% and 5.3519% in period 1, respectively, and then all increase to 20.00% thereafter. The values indicated include proceeds from the Swap Agreement.

(3) The Class A-1 Net WAC Cap is a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related Collection Period, less certain administrative fees and the pro rata portion of any Net Swap Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period), expressed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

(4) The Subordinate Net WAC Cap for any Distribution Date with respect to the Class M Certificates and the Adjustable Rate Class B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Net WAC Cap and (ii) the Class A-2 Net WAC Cap multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

FINAL SCHEDULED DISTRIBUTION DATES

          The "Final Scheduled Distribution Date" of each class of Offered Certificates is the Distribution Date in April 2037. The Final Scheduled Distribution Date for the Offered Certificates is calculated as the month after the maturity of the latest maturing 30-year Mortgage Loan in the Mortgage Pool. Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                                 USE OF PROCEEDS

          The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase price of the Mortgage Loans transferred to the Issuing Entity. See "Method of Distribution" in this Prospectus Supplement.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The Pooling and Servicing Agreement provides that the Issuing Entity will include multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by REMICs above it in the tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each Class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC. The Issuing Entity will also include the rights to prepayment penalties and the Swap Agreement and grantor trusts which will hold the uncertificated interests in the applicable Upper Tier REMIC and the Basis Risk Arrangements, as defined below.

          For federal income tax purposes, the interest rate for each of the interests in the highest-tier REMIC that corresponds to an Offered Certificate will be subject to a cap equal to the applicable Net WAC Cap with the following modifications: (i) the notional balance of the Swap Agreement for each Distribution Date will be treated as limited to, and in certain cases less than, the Pool Balance of the Mortgage Loans as of the preceding Distribution Date;
(ii) amounts owed to the Swap Counterparty will be allocated among the Loan Groups pro rata based on their relative sizes as of the Cut-off Date (rather than on an ongoing basis); and (iii) any Swap Termination Payment will be treated as being payable solely from the Monthly Excess Cashflow Amount. Such interests in the highest-tier REMIC shall not be entitled to reimbursement for shortfalls caused by such interest rate cap. In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the Offered Certificates will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates been subject to the interest rate cap described in the preceding sentence (such excess, "EXCESS NET WAC AMOUNTS"). Further, in addition to ownership of the corresponding interest in the highest-tier REMIC and the right to receive Excess Net WAC Amounts, each of the Offered Certificates will also represent the obligation under a notional principal contract to pay any excess of the interest distributable on such interest in the highest-tier REMIC over the interest distributable on such Offered Certificate (such excess also, "EXCESS NET WAC Amounts"). The rights and obligations with respect to Excess Net WAC Amounts associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC. Holders of the Offered Certificates must allocate their basis between their REMIC regular interest and their rights and obligations with respect to Excess Net WAC Amounts as set forth below under "--Taxation of the Basis Risk Arrangements."

          Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations made in connection with the transfers of the Mortgage Loans, for federal income tax purposes, each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE") and the portion of the Issuing Entity exclusive of the REMICs will qualify as one or more grantor trusts under Subpart E, Part 1 of Subchapter J of the Code or other entities not taxed as corporations under the Code.

          The current backup withholding rate is 28%. This rate is scheduled to adjust for tax years after 2010.

TAXATION OF REGULAR INTERESTS

          For federal income tax reporting purposes, the REMIC regular interests represented by the classes of Offered Certificates may be treated as having been issued with original issue discount ("OID"). The prepayment assumption that will be used in determining the rate of accrual of OID and premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay 100% of the Prepayment Assumption with respect to the adjustable rate Mortgage Loans and the fixed rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rates or at any other rate. See "Material Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount and Premiums" in the Prospectus.

          The Internal Revenue Service (the "IRS") has issued regulations (the "OID REGULATIONS") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of
Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

          The Offered Certificates (other than the portion representing the rights and obligations in respect of Excess Net WAC Amounts) generally will be treated as assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association and "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion that the assets in the Issuing Entity (exclusive of any assets not included in any REMIC) would be so treated. In addition, interest on the Offered Certificates (other than the portion representing the rights and obligations in respect of Excess Net WAC Amounts) generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT in the same proportion that income of the Issuing Entity (exclusive of income on any assets not included in any REMIC) is income described in Section 856(c)(3)(B) of the Code. If more than 95% of the assets qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of an Offered Certificate representing the right to payments in respect of Excess Net WAC Amounts or income attributable thereto will qualify for such treatment. As a result, Offered Certificates generally may not be suitable investments for inclusion in another REMIC.

TAXATION OF THE BASIS RISK ARRANGEMENTS

          General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchased its Certificate, one or more notional principal contracts pursuant to which it has rights to receive and obligations to make payments with respect to Excess Net WAC Amounts. The rights and obligations with respect to such payments (referred to as the "BASIS RISK ARRANGEMENTS") are beneficially owned by holders of Offered Certificates in the portion of the Issuing Entity, exclusive of the REMICs, which is treated as one or more grantor trusts (or other entities not taxed as corporations) for federal income tax purposes. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "SWAP REGULATIONS").

          In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their REMIC regular interest and the applicable Basis Risk Arrangements based on their relative fair market values. To the extent a Basis Risk Arrangement is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such Basis Risk Arrangement, and such portion will be treated as a non-periodic payment on a notional principal contract paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the non-periodic payment under one of the methods set forth in the Swap Regulations. Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any non-periodic payment.

          Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against periodic payments made in connection with the obligation to make payments in respect of Excess Net WAC Amounts and payments, if any, deemed made as a result of the non-periodic payments described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

          Termination Payments. Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a "termination payment" received by such owner under the Swap Regulations. Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be attributable to the selling beneficial owner's obligation under the applicable Basis Risk Arrangement would be considered a "termination payment" paid by such owner under the Swap Regulations. A holder of an Offered Certificate will have gain or loss from such a termination of a Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) any termination payment it has paid or is deemed to have paid and the unamortized portion of any non-periodic payment paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in such Basis Risk Arrangement.

          Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

          Application of the Straddle Rules. The Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to Excess Net WAC Amounts, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive Excess Net WAC Amounts would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive Excess Net WAC Amounts.

          Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the Basis Risk Arrangements.

REMIC TAXES AND REPORTING

          It is not anticipated that the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Issuing Entity, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, and (iii) otherwise by the Issuing Entity, with a resulting reduction in amounts otherwise distributable to certificateholders of the Offered Certificates. See "Description of the Securities-General" and "Material Federal Income Tax Consequences-REMICs-Prohibited Transactions Tax and Other Taxes" in the Prospectus.

          The responsibility for filing annual REMIC federal information returns and other reports will be borne by the Trustee. See "Material Federal Income Tax Consequences-REMICs-Administrative Matters" in the Prospectus.

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences-REMICs" in the Prospectus.

                                   STATE TAXES

          The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

          All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

          Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). As discussed below, the Senior Certificates may be acquired by Plans or plans subject to Similar Law. In general, the Subordinate Certificates may not be acquired by a Plan. Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with their legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. See "ERISA Considerations" in the Prospectus.

          In general, any fiduciary considering an investment of Plan assets in the Offered Certificates should consider the "Risk Factors" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Offered Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

          Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

          The U.S. Department of Labor has granted an exemption to Merrill Lynch (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemptions (the "EXEMPTION"). Except as described below, it is expected that the Exemption will apply to the acquisition and holding of the Senior Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

          Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch (collectively, the "EXEMPTION RATING AGENCIES");

          (3) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

          (4) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

          The trust must also meet the following requirements:

          (1) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

          (2) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

          (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

          Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and
(iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The term "RESTRICTED GROUP" means the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties.

          Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed under "ERISA Considerations" in the Prospectus.

          In addition, special rules apply regarding the Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%:

          (a) the rights and interests evidenced by such certificates acquired by Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

          (b) such certificates acquired by Plans must have received a rating from an Exemption Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

          (c) any obligation included in the pool must be secured by collateral whose fair market value on the date of issuance of the certificates is at least equal to 80% of the sum of (I) the outstanding principal balance due under the obligation which is included in the pool and (II) the outstanding principal balance of any other obligation of higher priority secured by the same collateral.

          The Swap Agreement does not satisfy all of the requirements to qualify as an "eligible swap" under the Exemption. Until termination of the Swap Agreement, for ERISA purposes, an interest in a Senior Certificate will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable Senior Certificates without taking into account payments made or received with respect to the Swap Agreement and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of a Senior Certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

          Accordingly, until the termination of the Swap Agreement, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in a Senior Certificate unless such acquisition and holding is eligible for relief under and is covered by any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), each as it may be amended from time to time (an "INVESTOR-BASED EXEMPTION"). Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement, each beneficial owner of a Senior Certificate or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the Senior Certificates will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

          Because the Mortgage Pool contains loans with loan-to-value ratios in excess of 100%, transfers of the Subordinate Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Subordinate Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan and is not directly or indirectly acquiring the Subordinate Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Subordinate Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is acquiring the Subordinate Certificate with assets of an "insurance company general account" as defined in Section V(E) of PTCE 95-60 and the acquisition and holding of the Subordinate Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (iii) solely in the case of a Definitive Certificate, an opinion of counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Subordinate Certificate by the transferee will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling Agreement, which opinion of counsel will not be an expense of the Depositor, the Servicer or the Trustee. Such representation as described above will be deemed to have been made to the Trustee by a beneficial owner's acceptance of a Subordinate Certificate in book-entry form. In the event that such representation is violated, and in the event that any attempt is made to transfer to a Plan or to any person acting for, on behalf of or with any assets of a Plan without the opinion of counsel described above, such attempted transfer or acquisition shall be void and of no effect.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Senior Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Senior Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because the Mortgage Pool includes second lien Mortgage Loans and Owner-financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

          There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL Lynch"), an affiliate of the Depositor, as representative of Merrill Lynch, J.P. Morgan Securities Inc. and ABN AMRO Incorporated (together with Merrill Lynch, the "UNDERWRITERS") the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates in the respective initial Certificate Principal Balance of each class of Offered Certificates set forth below, in each case upon issuance of each class.

                           MERRILL
                        LYNCH, PIERCE,      JPMORGAN
      CLASS OF          FENNER & SMITH     SECURITIES        ABN AMRO
OFFERED CERTIFICATES     INCORPORATED         INC.         INCORPORATED
--------------------   ---------------   --------------   --------------
A-1A ...............   $118,205,500.00   $25,329,750.00   $25,329,750.00
A-1B ...............   $ 39,087,300.00   $ 8,375,850.00   $ 8,375,850.00
A-1C ...............   $ 19,817,700.00   $ 4,246,650.00   $ 4,246,650.00
A-2A ...............   $ 46,901,400.00   $10,050,300.00   $10,050,300.00
A-2B ...............   $ 20,237,700.00   $ 4,336,650.00   $ 4,336,650.00
A-2C ...............   $ 12,618,900.00   $ 2,704,050.00   $ 2,704,050.00
A-2D ...............   $  8,862,000.00   $ 1,899,000.00   $ 1,899,000.00
M-1 ................   $ 12,545,400.00   $ 2,688,300.00   $ 2,688,300.00
M-2 ................   $ 11,500,300.00   $ 2,464,350.00   $ 2,464,350.00
M-3 ................   $  7,144,200.00   $ 1,530,900.00   $ 1,530,900.00
M-4 ................   $  6,272,700.00   $ 1,344,150.00   $ 1,344,150.00
M-5 ................   $  5,749,800.00   $ 1,232,100.00   $ 1,232,100.00
M-6 ................   $  5,226,900.00   $ 1,120,050.00   $ 1,120,050.00
B-1 ................   $  5,226,900.00   $ 1,120,050.00   $ 1,120,050.00
B-2 ................   $  4,530,400.00   $   970,800.00   $   970,800.00
B-3 ................   $  4,181,800.00   $   896,100.00   $   896,100.00
B-4 ................   $  5,401,200.00   $ 1,157,400.00   $ 1,157,400.00

          Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.48% of the initial Certificate Principal Balance of those Certificates (plus accrued interest in the case of the Class A Certificates).

          Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

          The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                          REPORTS TO CERTIFICATEHOLDERS

          The Trustee or such other party that may be identified in this Prospectus Supplement will prepare and make available at www.etrustee.net to the certificateholders statements containing information with respect to principal and interest payments and C-BASS 2007-CB4 Trust, the Issuing Entity, as is described in this Prospectus Supplement under "Administration of the Issuing Entity--Reports to Certificateholders". Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "C-BASS 2007-CB4 Trust" as an exhibit to the monthly distribution reports on Form 10-D for the Certificates for so long as C-BASS 2007-CB4 Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the Servicer, the Trustee and the Custodian will be required to furnish to the Trustee or the Depositor, as applicable, the compliance statements, assessments of compliance with servicers' criteria and related accountants' attestation reports detailed under "The Pooling and Servicing Agreement--Servicer Reports." Copies of these statements and reports will be filed with the Commission under the name of the Issuing Entity as an exhibit to the Issuing Entity's annual statement on Form 10-K.

                                  LEGAL MATTERS

          Certain matters relating to the validity of the Offered Certificates and certain tax matters will be passed upon for the Depositor and Underwriters by Dechert LLP, New York, New York.

                                     RATINGS

          It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from the Rating Agencies:

CLASS   FITCH   MOODY'S    S&P
-----   -----   -------   ----
A-1A     AAA      Aaa      AAA
A-1B     AAA      Aaa      AAA
A-1C     AAA      Aaa      AAA
A-2A     AAA      Aaa      AAA
A-2B     AAA      Aaa      AAA
A-2C     AAA      Aaa      AAA
A-2D     AAA      Aaa      AAA
 M-1     AA+      Aa1      AA+
 M-2     AA+      Aa2      AA+
 M-3      AA      Aa3      AA
 M-4     AA-       A1      AA-
 M-5      A+       A2      A+
 M-6      A        A3       A
 B-1      A-      Baa1     A-
 B-2     BBB+     Baa2     BBB+
 B-3     BBB      Baa3     BBB
 B-4     BBB-     Ba1      BBB-

          A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any Net WAC Carryover Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

60+ Day Delinquent Loan.................................................    S-61
Accrued Certificate Interest............................................    S-52
Adjustable Rate Certificates............................................    S-53
Adjustable Rate Class B Certificates....................................    S-47
Advance.................................................................    S-42
Applied Realized Loss Amount............................................    S-63
Assessment of Compliance................................................    S-46
Available Funds.........................................................    S-51
Balloon Loan............................................................    S-24
Balloon Payment.........................................................    S-24
Basis Risk Arrangements.................................................   S-105
beneficial owner........................................................    S-48
Book-Entry Certificates.................................................    S-48
Business Day............................................................    S-41
C-BASS..................................................................    S-22
Cap.....................................................................    S-73
Certificate Owners......................................................    S-48
Certificate Principal Balance...........................................    S-56
Certificates............................................................    S-47
Class A Certificates....................................................    S-47
Class A Principal Distribution Amount...................................    S-56
Class A-1 Certificates..................................................    S-47
Class A-1 Maximum Rate Cap..............................................    S-72
Class A-1 Net WAC Cap...................................................    S-72
Class A-2 Certificates..................................................    S-47
Class A-2 Maximum Rate Cap..............................................    S-72
Class A-2 Net WAC Cap...................................................    S-72
Class A-2D Lockout Distribution Amount..................................    S-56
Class A-2D Lockout Distribution Percentage..............................    S-56
Class A-2D Pro Rata Distribution Amount.................................    S-56
Class B-1 Applied Realized Loss Amount..................................    S-66
Class B-1 Principal Distribution Amount.................................    S-57
Class B-1 Realized Loss Amortization Amount.............................    S-66
Class B-2 Applied Realized Loss Amount..................................    S-67
Class B-2 Principal Distribution Amount.................................    S-58
Class B-2 Realized Loss Amortization Amount.............................    S-67
Class B-3 Applied Realized Loss Amount..................................    S-67
Class B-3 Principal Distribution Amount.................................    S-58
Class B-3 Realized Loss Amortization Amount.............................    S-67
Class B-4 Applied Realized Loss Amount..................................    S-67
Class B-4 Principal Distribution Amount.................................    S-58
Class B-4 Realized Loss Amortization Amount.............................    S-68
Class B-5 Applied Realized Loss Amount..................................    S-68
Class B-5 Principal Distribution Amount.................................    S-58
Class B-5 Realized Loss Amortization Amount.............................    S-67
Class M Certificates....................................................    S-47
Class M-1 Applied Realized Loss Amount..................................    S-65
Class M-1 Principal Distribution Amount.................................    S-56
Class M-1 Realized Loss Amortization Amount.............................    S-65
Class M-2 Applied Realized Loss Amount..................................    S-65
Class M-2 Principal Distribution Amount.................................    S-57
Class M-2 Realized Loss Amortization Amount.............................    S-65
Class M-3 Applied Realized Loss Amount..................................    S-65
Class M-3 Principal Distribution Amount.................................    S-57
Class M-3 Realized Loss Amortization Amount.............................    S-66
Class M-4 Applied Realized Loss Amount..................................    S-66
Class M-4 Principal Distribution Amount.................................    S-57
Class M-4 Realized Loss Amortization Amount.............................    S-66
Class M-5 Applied Realized Loss Amount..................................    S-66
Class M-5 Principal Distribution Amount.................................    S-57
Class M-5 Realized Loss Amortization Amount.............................    S-66
Class M-6 Applied Realized Loss Amount..................................    S-66
Class M-6 Principal Distribution Amount.................................    S-57
Class M-6 Realized Loss Amortization Amount.............................    S-66
Clearstream.............................................................    S-48
Clearstream Participants................................................    S-49
Closing Date............................................................    S-40
Code....................................................................   S-104
Collection Account......................................................    S-35
Collection Period.......................................................    S-51
Commission..............................................................    S-29
Compensating Interest...................................................    S-43
Constant Prepayment Rate................................................    S-76
CPR.....................................................................    S-76
Credit Scores...........................................................    S-26
Custodian...............................................................    S-33
Cut-off Date............................................................    S-22
Cut-off Date Principal Balance..........................................    S-22
Defaulted Swap Termination Payment......................................    S-58
Defective Mortgage Loans................................................    S-41
Deficient Valuation.....................................................    S-62
Definitive Certificate..................................................    S-48
Delinquent..............................................................    S-23
Depositor...............................................................    S-22
Determination Date......................................................    S-44
Distribution Account....................................................    S-35
Distribution Date.......................................................    S-47
DTC.....................................................................    S-48
Due Date................................................................    S-24
EFSG....................................................................    S-29
Eligible Account........................................................    S-41
Eligible Substitute Mortgage Loan.......................................    S-40
ERISA...................................................................   S-107
Euroclear...............................................................    S-48
Euroclear Operator......................................................    S-50
Euroclear Participants..................................................    S-50
European Depositaries...................................................    S-48
Events of Servicing Termination.........................................    S-45
Excess Net WAC Amounts..................................................   S-104
Excess Servicing Fee....................................................    S-43
Exemption Rating Agencies...............................................   S-108
Exemptions..............................................................   S-107
Extra Principal Distribution Amount.....................................    S-59
Fieldstone..............................................................    S-34

Financial Intermediary..................................................    S-48
First Lien..............................................................    S-23
Fitch...................................................................    S-42
Fixed Rate Certificates.................................................    S-54
Fixed Swap Payment......................................................    S-59
Floating Swap Payment...................................................    S-59
Global Securities.......................................................   A-I-1
Group I Interest Remittance Amount......................................    S-52
Group I Loan Balance....................................................    S-23
Group I Mortgage Loans..................................................    S-23
Group I Principal Distribution Amount...................................    S-59
Group I Principal Remittance Amount.....................................    S-59
Group I Senior Principal Allocation Percentage..........................    S-59
Group II Interest Remittance Amount.....................................    S-53
Group II Loan Balance...................................................    S-23
Group II Mortgage Loans.................................................    S-23
Group II Principal Distribution Amount..................................    S-59
Group II Principal Remittance Amount....................................    S-59
Group II Senior Principal Allocation Percentage.........................    S-60
HEP.....................................................................    S-76
Indirect Participants...................................................    S-48
Initial Optional Termination Date.......................................    S-44
Interest Accrual Period.................................................    S-53
Interest Carry Forward Amount...........................................    S-53
Interest Only Mortgage Loan.............................................    S-24
Interest Percentage.....................................................    S-53
Interest Remittance Amount..............................................    S-53
Investor-Based Exemption................................................   S-109
Issuing Entity..........................................................    S-22
LIBOR...................................................................    S-73
LIBOR Determination Date................................................    S-73
Liquidated Mortgage Loan................................................    S-62
Litton Servicing Fee....................................................    S-43
Loan Group..............................................................    S-23
Loan Group I............................................................    S-23
Loan Group II...........................................................    S-23
Loan to Value Ratio.....................................................    S-24
Maximum Rate Cap........................................................    S-72
Merrill Lynch...........................................................   S-110
Mezzanine Certificates..................................................    S-47
MGIC....................................................................    S-29
Monthly Excess Cashflow Allocation......................................    S-63
Monthly Excess Cashflow Amount..........................................    S-63
Monthly Excess Interest Amount..........................................    S-52
Monthly Payment.........................................................    S-23
Moody's.................................................................    S-42
Mortgage................................................................    S-24
Mortgage Interest Rate..................................................    S-24
Mortgage Loan Purchase Agreement........................................    S-22
Mortgage Loan Schedule..................................................    S-40
Mortgage Loans..........................................................    S-22
Mortgage Pool...........................................................    S-22
Mortgaged Property......................................................    S-24
Net Mortgage Interest Rate..............................................    S-63
Net Swap Payment........................................................    S-60
Net WAC Cap.............................................................    S-72
Net WAC Carryover Amount................................................    S-73
Offered Certificates....................................................    S-47
OID.....................................................................   S-105
OID Regulations.........................................................   S-105
OTS Method..............................................................    S-23
Overcollateralization Amount............................................    S-60
Overcollateralization Deficiency........................................    S-60
Overcollateralization Floor.............................................    S-60
Overcollateralization Release Amount....................................    S-60
Owner-financed Mortgage Loans...........................................    S-28
P&I Certificates........................................................    S-47
Participants............................................................    S-48
Pass-Through Rate.......................................................    S-71
Plan....................................................................   S-107
Pool Balance............................................................    S-22
Pooling and Servicing Agreement.........................................    S-39
Prepayment Assumptions..................................................    S-76
Prepayment Interest Shortfall...........................................    S-44
Prepayment Period.......................................................    S-51
Principal Balance.......................................................    S-22
Principal Distribution Amount...........................................    S-60
Principal Remittance Amount.............................................    S-60
Prospectus Supplement...................................................    S-22
Purchase Price..........................................................    S-40
Radian..................................................................    S-29
Rating Agencies.........................................................    S-42
Rating Agency Condition.................................................    S-60
Realized Loss...........................................................    S-62
Realized Loss Amortization Amount.......................................    S-67
Record Date.............................................................    S-48
Reference Bank Rate.....................................................    S-73
Regulation AB...........................................................    S-47
Reimbursement Amount....................................................    S-41
REIT....................................................................   S-105
Related Documents.......................................................    S-40
Relevant Depositary.....................................................    S-48
Relevant Implementation Date............................................   S-iii
Relevant Member State...................................................   S-iii
Relief Act..............................................................    S-42
REMIC...................................................................    S-40
Residual Certificates...................................................    S-47
Restricted Group........................................................   S-108
Reuters.................................................................    S-73
Rules...................................................................    S-48
S&P.....................................................................    S-42
Second Lien.............................................................    S-24
Senior Certificates.....................................................    S-47
Senior Enhancement Percentage...........................................    S-60
Senior Principal Distribution Amount....................................    S-60
Senior Specified Enhancement Percentage.................................    S-61
Servicer................................................................    S-30
Servicer Modification...................................................    S-62
Servicing Advance.......................................................    S-43
Servicing Fee...........................................................    S-43
Servicing Fee Rate......................................................    S-43
Servicing Rights Pledgee................................................    S-44

Similar Law.............................................................   S-107
Six-Month LIBOR.........................................................    S-27
SMMEA...................................................................   S-110
Special Hazard Losses...................................................    S-62
Sponsor.................................................................    S-22
Stepdown Date...........................................................    S-61
Structuring Assumptions.................................................    S-76
Subordinate Maximum Rate Cap............................................    S-72
Subordinate Net WAC Cap.................................................    S-73
Subordinated Certificates...............................................    S-47
Subsequent Recovery.....................................................    S-62
Substitution Adjustment.................................................    S-40
Supplemental Interest Trust.............................................    S-61
Supplemental Interest Trust Trustee.....................................    S-39
Swap Agreement..........................................................    S-33
Swap Counterparty.......................................................    S-33
Swap Regulations........................................................   S-105
Swap Termination Payment................................................    S-61
Targeted Overcollateralization Amount...................................    S-61
Termination Price.......................................................    S-44
Terms and Conditions....................................................    S-50
The Mortgage Pool.......................................................    S-76
Trigger Event...........................................................    S-61
Trust Accounts..........................................................    S-37
Trust Fund..............................................................    S-22
Trustee.................................................................    S-22
Trustee Fee.............................................................    S-44
U.S. Person.............................................................   A-I-4
Underwriters............................................................   S-110
Unpaid Realized Loss Amount.............................................    S-67
Withholding Regulations.................................................   A-I-4

                                    ANNEX I:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.


                                      A-I-1

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would


                                      A-I-2
be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the


                                      A-I-3
clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

          Final withholding regulations (the "WITHHOLDING REGULATIONS") effective January 1, 2001 affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

          The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                      A-I-4

                                    ANNEX II:

                                THE MORTGAGE POOL

                  ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL MORTGAGE        MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------------      ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 50,000.00.............       268       9,388,066.86       1.89      10.098      89.25       664       39.55
50,000.01 to 100,000.00.......       403      29,390,867.75       5.90       9.079      81.61       642       37.49
100,000.01 to 150,000.00......       449      56,083,965.55      11.27       8.650      77.31       616       38.73
150,000.01 to 200,000.00......       420      73,143,150.59      14.69       8.404      80.67       622       40.53
200,000.01 to 250,000.00......       317      70,457,308.36      14.15       8.305      81.93       622       41.32
250,000.01 to 300,000.00......       228      62,011,524.16      12.46       8.234      81.55       624       43.61
300,000.01 to 350,000.00......       137      44,321,642.01       8.90       8.035      80.41       621       41.26
350,000.01 to 400,000.00......        93      34,881,798.90       7.01       7.822      82.89       639       40.37
400,000.01 to 450,000.00......        79      33,623,837.38       6.75       7.784      82.56       652       44.46
450,000.01 to 500,000.00......        52      24,761,929.39       4.97       7.540      82.49       652       44.75
500,000.01 to 550,000.00......        27      14,178,959.40       2.85       7.455      79.95       636       40.60
550,000.01 to 600,000.00......        13       7,439,775.59       1.49       7.885      81.85       652       46.80
600,000.01 to 650,000.00......        15       9,387,979.55       1.89       7.506      78.21       676       39.51
650,000.01 to 700,000.00......         9       6,083,709.88       1.22       8.092      85.67       675       46.33
700,000.01 to 750,000.00......        10       7,289,046.41       1.46       7.529      78.97       657       44.19
750,000.01 to 800,000.00......         1         767,664.42       0.15       6.750      80.00       683       42.61
800,000.01 to 850,000.00......         2       1,690,464.00       0.34       7.325      84.65       678       45.89
850,000.01 to 900,000.00......         1         862,500.00       0.17       9.050      75.00       611       45.67
1,000,000.01 or greater.......         9      12,091,983.58       2.43       7.944      68.63       658       44.83
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The average Original Principal Balances of the Mortgage Loans was approximately $197,212.


                                     A-II-1

           MORTGAGE LOAN PRINCIPAL BALANCES AS OF THE CUT-OFF DATE(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
CURRENT MORTGAGE LOAN             MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
PRINCIPAL BALANCES ($)             LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------------------           ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 50,000.00.............       276       9,728,351.86       1.95      10.021      88.54       663       39.30
50,000.01 to 100,000.00.......       397      29,240,270.51       5.87       9.075      81.74       642       37.53
100,000.01 to 150,000.00......       451      56,478,522.23      11.34       8.655      77.33       615       38.76
150,000.01 to 200,000.00......       417      72,756,848.96      14.61       8.400      80.61       622       40.52
200,000.01 to 250,000.00......       319      71,007,733.53      14.26       8.307      82.09       621       41.43
250,000.01 to 300,000.00......       229      62,452,921.14      12.54       8.228      81.42       626       43.64
300,000.01 to 350,000.00......       134      43,480,937.76       8.73       8.029      80.29       620       41.10
350,000.01 to 400,000.00......        93      34,932,490.82       7.02       7.828      83.05       639       40.38
400,000.01 to 450,000.00......        79      33,662,522.63       6.76       7.770      82.48       654       44.24
450,000.01 to 500,000.00......        51      24,323,491.51       4.89       7.561      82.65       651       44.98
500,000.01 to 550,000.00......        28      14,728,244.95       2.96       7.460      80.32       634       40.97
550,000.01 to 600,000.00......        12       6,890,490.04       1.38       7.907      81.20       658       46.51
600,000.01 to 650,000.00......        15       9,387,979.55       1.89       7.506      78.21       676       39.51
650,000.01 to 700,000.00......         9       6,083,709.88       1.22       8.092      85.67       675       46.33
700,000.01 to 750,000.00......        10       7,289,046.41       1.46       7.529      78.97       657       44.19
750,000.01 to 800,000.00......         1         767,664.42       0.15       6.750      80.00       683       42.61
800,000.01 to 850,000.00......         2       1,690,464.00       0.34       7.325      84.65       678       45.89
850,000.01 to 900,000.00......         1         862,500.00       0.17       9.050      75.00       611       45.67
1,000,000.01 or greater.......         9      12,091,983.58       2.43       7.944      68.63       658       44.83
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The average Cut-off Date Principal Balances of the Mortgage Loans was approximately $196,548.


                                     A-II-2

                                MORTGAGE RATES(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
CURRENT MORTGAGE RATES (%)         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
4.501 to 5.000................         5         784,236.43       0.16       5.000      90.27       673       55.01
5.001 to 5.500................         2         200,241.29       0.04       5.451      89.43       745        0.00
5.501 to 6.000................        29       5,725,920.41       1.15       5.900      74.98       694       41.06
6.001 to 6.500................        83      22,993,282.63       4.62       6.354      72.66       664       40.29
6.501 to 7.000................       275      62,695,016.28      12.59       6.845      77.57       668       40.77
7.001 to 7.500................       307      74,951,742.23      15.05       7.307      78.83       658       41.78
7.501 to 8.000................       439      99,110,233.00      19.91       7.798      78.77       637       42.23
8.001 to 8.500................       287      62,248,381.20      12.50       8.301      81.05       618       42.13
8.501 to 9.000................       321      61,889,916.76      12.43       8.796      85.08       609       40.48
9.001 to 9.500................       173      33,753,549.85       6.78       9.278      88.03       610       41.84
9.501 to 10.000...............       192      29,931,516.34       6.01       9.797      88.11       602       42.17
10.001 to 10.500..............        78       9,664,170.35       1.94      10.336      82.19       588       40.97
10.501 to 11.000..............        73      10,170,452.49       2.04      10.801      84.07       590       42.50
11.001 to 11.500..............        79       9,364,344.74       1.88      11.331      77.87       577       41.04
11.501 to 12.000..............        78       6,671,265.02       1.34      11.803      79.24       586       42.95
12.001 to 12.500..............        48       2,575,151.52       0.52      12.315      93.38       630       39.58
12.501 to 13.000..............        41       4,273,151.34       0.86      12.909      77.55       589       43.60
13.001 to 13.500..............        18         605,479.55       0.12      13.248      96.54       649       40.07
13.501 to 14.000..............         5         248,122.35       0.05      13.776      97.17       664       33.85
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The weighted average Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date was approximately 8.225%.

                     REMAINING MONTHS TO STATED MATURITY(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
REMAINING TERM (MONTHS)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
61 to 120.....................        12         440,897.74       0.09       7.553      65.44       699       29.66
121 to 180....................       262      17,098,457.31       3.43       9.931      86.20       658       41.02
181 to 240....................        68       5,112,713.59       1.03       7.977      75.39       690       38.24
241 to 300....................        23       2,507,397.79       0.50       7.263      83.14       717       36.70
301 to 360....................      2098     453,982,113.49      91.19       8.156      80.18       631       41.59
361 or greater................        70      18,714,593.86       3.76       8.553      93.60       618       43.11
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Remaining Term to Stated Maturity of the Mortgage Loans was approximately 351 months.


                                     A-II-3

                            MORTGAGE LOAN AGE SUMMARY

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
MORTGAGE LOAN AGE (MONTHS)         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
1 to 6........................     1,436     307,389,029.19      61.74       8.168      79.70       629       41.12
7 to 12.......................       877     162,655,224.37      32.67       8.445      82.77       639       42.49
13 to 18......................       115      15,674,686.68       3.15       7.795      81.40       628       44.37
19 to 24......................        38       4,996,879.90       1.00       7.283      84.69       631       41.83
25 to 30......................        12       1,338,667.10       0.27       8.270      86.97       623       40.51
31 to 36......................        35       4,049,823.62       0.81       6.975      81.10       619       35.81
37 to 42......................        20       1,751,862.92       0.35       7.184      81.30       635       35.22
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL                 MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO (%)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 25.00.................        18       1,195,633.35       0.24       8.057      20.45       617       31.01
25.01 to 30.00................         9       1,351,548.95       0.27       8.031      28.77       617       41.50
30.01 to 35.00................        14       1,633,832.77       0.33       7.694      33.93       633       38.64
35.01 to 40.00................        29       3,582,109.67       0.72       7.595      38.26       639       39.06
40.01 to 45.00................        28       4,552,282.43       0.91       7.612      42.04       611       39.18
45.01 to 50.00................        29       4,334,839.27       0.87       7.735      47.26       626       39.48
50.01 to 55.00................        43       7,718,848.64       1.55       8.273      52.84       592       42.15
55.01 to 60.00................        72      15,394,195.53       3.09       7.717      57.72       609       40.61
60.01 to 65.00................       110      24,671,076.26       4.96       8.718      63.24       604       44.38
65.01 to 70.00................       136      30,808,223.61       6.19       8.316      68.49       616       41.56
70.01 to 75.00................       133      30,575,823.64       6.14       8.301      73.83       618       41.84
75.01 to 80.00................       627     145,736,849.93      29.27       7.694      79.73       644       42.26
80.01 to 85.00................       197      46,137,646.51       9.27       8.094      84.24       632       41.58
85.01 to 90.00................       394      83,900,353.31      16.85       8.363      89.54       626       40.36
90.01 to 95.00................       289      46,621,103.51       9.36       8.360      94.46       648       41.35
95.01 to 100.00...............       405      49,641,806.40       9.97       9.520      99.70       643       41.42
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 8.00% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 2.60% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 95.49%.


                                     A-II-4

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL COMBINED        MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO(%)             LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 25.00.................        18       1,195,633.35       0.24       8.057      20.45       617       31.01
25.01 to 30.00................         9       1,351,548.95       0.27       8.031      28.77       617       41.50
30.01 to 35.00................        14       1,633,832.77       0.33       7.694      33.93       633       38.64
35.01 to 40.00................        29       3,582,109.67       0.72       7.595      38.26       639       39.06
40.01 to 45.00................        28       4,552,282.43       0.91       7.612      42.04       611       39.18
45.01 to 50.00................        28       4,202,839.27       0.84       7.648      47.32       628       39.86
50.01 to 55.00................        43       7,718,848.64       1.55       8.273      52.84       592       42.15
55.01 to 60.00................        72      15,394,195.53       3.09       7.717      57.72       609       40.61
60.01 to 65.00................       110      24,694,675.25       4.96       8.716      63.14       603       44.27
65.01 to 70.00................       132      29,846,979.40       6.00       8.295      68.44       615       41.24
70.01 to 75.00................       126      28,057,461.39       5.64       8.333      73.76       614       41.41
75.01 to 80.00................       276      54,994,636.61      11.05       7.939      79.34       627       39.73
80.01 to 85.00................       185      42,687,091.28       8.57       8.111      84.21       629       41.26
85.01 to 90.00................       389      83,309,028.45      16.73       8.339      89.12       629       40.33
90.01 to 95.00................       325      55,470,944.77      11.14       8.320      92.24       647       41.65
95.01 to 100.00...............       747     138,716,272.28      27.86       8.261      87.20       649       43.11
100.01 to 105.00..............         2         447,793.74       0.09       8.038      87.85       662       42.92
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 8.00% to 101.03% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 84.70%. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 2.60% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 95.49%. Approximately 20.37% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.14%.

                               ORIGINATOR SUMMARY

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
ORIGINATOR SUMMARY                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
New Century...................       336      99,272,524.42      19.94       8.008      81.51       647       42.47
Peoples Choice................       436      99,057,482.43      19.90       7.848      78.38       636       43.38
Wilmington Finance Inc........       449      92,665,737.06      18.61       7.954      77.04       627       38.13
Fieldstone....................       264      64,773,674.17      13.01       8.347      87.41       634       41.57
Other.........................      1048     142,086,755.70      28.54       8.762      81.58       622       42.06
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-5

                                 OCCUPANCY TYPE

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
OCCUPANCY TYPE                     LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------                   ---------   --------------   ----------   --------   --------   --------   --------
Owner Occupied................     2,247     451,696,029.00      90.73       8.197      80.67       629       41.79
Non-Owner Occupied............       253      37,815,042.49       7.60       8.545      83.05       667       39.49
Second Home...................        33       8,345,102.29       1.68       8.278      80.51       644       38.21
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

                                  PROPERTY TYPE

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
PROPERTY TYPE                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------
Single Family Residence.......     1,861     348,343,517.92      69.97       8.226      80.55       632       41.13
Planned Unit Development......       374      85,900,711.53      17.25       8.162      82.06       626       42.30
Condominium...................       165      29,684,250.52       5.96       8.558      82.29       633       41.59
Two Family....................        87      20,469,025.60       4.11       7.899      80.08       640       45.93
Four Family...................        21       7,779,099.41       1.56       8.618      77.83       681       41.95
Three Family..................        18       4,885,113.82       0.98       8.203      79.93       659       42.54
Townhouse.....................         7         794,454.98       0.16       7.136      77.80       683       23.12
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

                                  LOAN PURPOSE

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN PURPOSE                       LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------                     ---------   --------------   ----------   --------   --------   --------   --------
Cash Out......................     1,273     280,867,130.17      56.42       8.182      77.54       624       41.07
Purchase......................     1,006     170,982,583.91      34.34       8.393      86.82       645       43.06
Rate Term Refinance...........       254      46,006,459.70       9.24       7.867      78.79       637       39.54
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-6

                              DOCUMENTATION TYPE(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
DOCUMENTATION TYPE                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
Full Documentation............     1,244     238,070,201.11      47.82       8.109      82.45       622       40.42
Stated/Stated.................       473     108,887,799.26      21.87       8.262      78.36       640       41.48
Stated Documentation..........       447     101,083,146.58      20.30       8.569      77.89       637       44.63
None..........................       272      25,938,843.77       5.21       8.215      85.33       675       36.00
Limited Documentation.........        85      21,713,283.90       4.36       7.718      83.55       641       40.76
Alternative Documentation.....        12       2,162,899.16       0.43       8.329      85.83       596       39.43
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.


                                     A-II-7

                                  PRODUCT TYPES

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
PRODUCT TYPES                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------
Fixed - 10 Year...............         7         216,694.31       0.04       8.469      90.20       661       47.80
Fixed - 11 Year...............         7         427,908.99       0.09       7.033      48.31       746       34.37
Fixed - 12 Year...............        13       1,155,256.09       0.23       7.082      72.94       740       35.73
Fixed - 15 Year...............        53       5,578,001.58       1.12       7.693      71.07       633       39.90
Fixed - 16 Year...............         6         415,361.03       0.08       6.985      63.55       710       33.83
Fixed - 17 Year...............         4         381,799.49       0.08       6.993      75.03       712       36.82
Fixed - 18 Year...............         5         713,543.14       0.14       7.228      63.88       727       38.86
Fixed - 19 Year...............         3         254,152.77       0.05       7.177      82.07       739       37.37
Fixed - 20 Year...............        50       3,385,335.84       0.68       8.433      76.63       668       39.25
Fixed - 21 Year...............         7         677,881.16       0.14       7.110      85.94       714       35.75
Fixed - 22 Year...............         6         867,035.04       0.17       6.984      78.36       735       36.06
Fixed - 24 Year...............         9         816,951.91       0.16       7.156      85.60       743       35.74
Fixed - 25 Year...............         4         388,184.28       0.08       8.015      83.41       616       42.80
Fixed - 30 Year...............       696     107,927,586.07      21.68       7.885      79.73       644       39.42
Fixed - 40 Year...............         2         243,925.83       0.05       9.224      99.98       590       45.23
Balloon - 10/20...............         1          34,899.51       0.01       6.000      94.74       608        0.00
Balloon - 15/30...............       190       9,846,461.29       1.98      11.684      97.81       661       42.34
Balloon - 30/40...............        99      22,558,929.32       4.53       7.915      75.88       639       41.59
Balloon - 30/50...............        38      10,142,814.30       2.04       7.471      79.77       661       41.29
Six Month LIBOR Loans.........         1         104,202.74       0.02       9.939      95.00       594       33.40
ARM - 2 Year/6 Month..........       520     117,077,730.42      23.52       8.635      80.04       619       42.20
ARM - 2 Year/6 Month (40 due
   in 30).....................       247      65,306,578.10      13.12       8.360      80.35       616       43.90
ARM - 2 Year/6 Month (50 due
   in 30).....................       110      32,031,859.41       6.43       7.753      79.81       643       42.84
ARM - 2 Year/6 Month (40 Yr)..        64      17,640,932.72       3.54       8.585      93.76       617       43.28
ARM - 2 Year/6 Month (Dual
   Amort.)....................         4       1,353,890.38       0.27       8.753      83.35       601       44.78
ARM - 3 Year/6 Month..........       168      42,640,288.95       8.56       8.088      84.34       631       39.84
ARM - 3 Year/6 Month (40 due
   in 30).....................       115      29,474,746.03       5.92       8.199      81.07       615       42.29
ARM - 3 Year/6 Month (45 due
   in 30).....................         2         326,151.05       0.07       8.735      86.63       597       43.31
ARM - 3 Year/6 Month (50 due
   in 30).....................        44      10,882,482.70       2.19       7.752      77.95       646       40.80
ARM - 3 Year/6 Month
   (40 Yr)....................         3         738,093.27       0.15       7.727      88.06       638       38.71
ARM - 5 Year/6 Month..........        33       9,317,008.58       1.87       7.237      77.81       657       40.76
ARM - 5 Year/6 Month (40 due
   in 30).....................         7       1,471,668.51       0.30       8.467      83.89       649       47.57
ARM - 5 Year/6 Month (50 due
   in 30).....................         4       1,124,476.02       0.23       7.516      74.98       671       47.68
ARM - 5 Year/6 Month (40 Yr)..         1          91,635.04       0.02       7.250      90.00       679       41.15
ARM - 10 Year/6 Month.........         2         539,252.49       0.11       6.835      71.60       697       48.60
ARM - 2 Year/1 Year (45 due
   in 30).....................         4         847,270.02       0.17       7.602      80.52       635       42.53
ARM - 3 Year/1 Year (45 due
   in 30).....................         3         675,668.20       0.14       9.036      89.70       570       26.83
ARM - 3 Year/1 Year (50 due
   in 30).....................         1         179,510.20       0.04       5.000      80.00       635       55.01
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======      ======      =====       ===       =====


                                     A-II-8

                                   INDEX TYPE

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
INDEX TYPE                         LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO      DTI (%)
----------                       ---------   --------------   ----------   --------   --------   --------   --------
LIBOR - 6 Month...............     1,333     331,823,451.83      66.65       8.303      81.37       624       42.31
Fixed Rate....................     1,200     166,032,721.95      33.35       8.069      79.79       649       39.96
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====



                                     A-II-9

               GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
GEOGRAPHIC DISTRIBUTION            LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
Arizona.......................       146      28,083,255.76       5.64       8.205      79.77       628       41.35
California....................       389     124,174,689.97      24.94       7.812      76.74       644       43.60
Colorado......................        39       7,413,496.96       1.49       8.253      85.35       620       40.51
Connecticut...................        39       6,687,238.93       1.34       7.968      81.37       629       40.87
Florida.......................       429      88,974,933.70      17.87       8.296      79.19       622       42.41
Georgia.......................        70      10,845,010.29       2.18       8.906      88.70       615       37.90
Hawaii........................        13       5,196,672.80       1.04       7.421      74.18       648       42.82
Illinois......................        74      13,881,917.67       2.79       8.426      83.73       615       41.83
Maryland......................        50      10,681,009.82       2.15       8.043      83.26       635       42.49
Michigan......................        60       7,389,311.31       1.48       8.871      87.74       634       41.74
Nevada........................        65      14,926,163.48       3.00       8.120      81.51       629       41.83
New Jersey....................        49      10,842,356.86       2.18       8.595      78.40       618       42.18
New York......................       171      27,329,228.00       5.49       8.299      82.01       656       43.33
Oregon........................        56      10,854,514.54       2.18       8.177      83.12       626       42.69
Pennsylvania..................        79      12,750,509.88       2.56       8.325      78.35       634       38.72
Tennessee.....................        43       5,436,061.68       1.09       8.674      85.82       629       35.14
Texas.........................       227      25,503,661.40       5.12       8.587      84.52       627       39.82
Utah..........................        31       6,273,433.13       1.26       8.416      88.41       643       37.12
Virginia......................        44       8,129,268.85       1.63       8.305      79.28       619       41.06
Washington....................       101      23,296,382.91       4.68       8.210      85.11       635       40.64
Other.........................       358      49,187,055.84       9.88       8.631      85.30       628       37.51
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The greatest ZIP Code geographic concentration of the Mortgage Loans, by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, was approximately 0.40% in the 90019 ZIP Code.

                        ORIGINAL PREPAYMENT PENALTY TERM

                                                                           WEIGHTED
                                                              PERCENT OF   AVERAGE    WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL   CURRENT     AVERAGE   WEIGHTED   WEIGHTED
ORIGINAL PREPAYMENT PENALTY      MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE   AVERAGE
TERM (MONTHS)                      LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO     DTI (%)
---------------------------      ---------   --------------   ----------   --------   --------   --------   --------
0.............................       726      93,942,788.18      18.87       8.510      83.38       645       40.32
2.............................         2         386,248.09       0.08       8.194      88.23       646       28.52
6.............................         4         882,763.30       0.18       7.627      81.67       648       43.63
12............................        90      26,545,661.12       5.33       8.704      79.23       640       43.82
24............................       843     196,476,259.14      39.46       8.347      81.75       623       42.88
30............................         1         220,380.90       0.04       9.200     100.00       598       49.62
36............................       849     178,009,417.74      35.76       7.858      78.65       634       40.35
60............................        18       1,392,655.31       0.28       9.869      87.19       641       45.07
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     2,533     497,856,173.78     100.00       8.225      80.84       632       41.58
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-10

                                 FICO SCORES(1)

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
RANGE OF FICO SCORES               LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------             --------   --------------   ---------   --------   --------   --------   --------
476 to 500 ...................         5        736,231.87       0.15      9.354      78.43       500       33.41
501 to 525 ...................        99     18,093,266.51       3.63      9.759      74.45       514       42.46
526 to 550 ...................       177     32,573,662.78       6.54      9.086      74.34       538       41.07
551 to 575 ...................       246     46,885,614.65       9.42      8.640      78.48       564       40.29
576 to 600 ...................       293     58,629,975.91      11.78      8.563      82.73       588       40.92
601 to 625 ...................       366     80,582,693.56      16.19      8.263      80.20       613       42.19
626 to 650 ...................       423     79,669,262.93      16.00      8.157      81.92       638       41.90
651 to 675 ...................       303     61,048,881.00      12.26      7.861      82.71       662       41.21
676 to 700 ...................       219     42,131,012.21       8.46      7.908      83.76       687       43.45
701 to 725 ...................       149     27,994,713.92       5.62      7.685      82.79       711       41.21
726 to 750 ...................       117     24,750,946.22       4.97      7.452      80.83       736       41.57
751 to 775 ...................        89     16,088,841.40       3.23      7.321      81.17       760       42.66
776 to 800 ...................        40      7,669,539.65       1.54      7.200      81.55       785       38.08
801 to 825 ...................         7      1,001,531.17       0.20      7.097      75.17       807       34.85
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     2,533    497,856,173.78     100.00      8.225      80.84       632       41.58
                                   =====    ==============     ======      =====      =====       ===       =====

(1)  The weighted average FICO Score for the Mortgage Loans is approximately
     632.

                    DELINQUENCY STATUS OF THE MORTGAGE LOANS

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
DELINQUENCY STATUS                 LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               --------   --------------   ---------   --------   --------   --------   --------
Current ......................     2,533    497,856,173.78     100.00      8.225      80.84       632       41.58
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     2,533    497,856,173.78     100.00      8.225      80.84       632       41.58
                                   =====    ==============     ======      =====      =====       ===       =====

                      LIEN POSITIONS OF THE MORTGAGE LOANS

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LIEN POSITION                      LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    --------   --------------   ---------   --------   --------   --------   --------
1st Lien .....................     2,280    484,917,795.42      97.40      8.139      80.45       631       41.55
2nd Lien .....................       253     12,938,378.36       2.60     11.471      95.49       665       42.35
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     2,533    497,856,173.78     100.00      8.225      80.84       632       41.58
                                   =====    ==============     ======     ======      =====       ===       =====


                                     A-II-11

                               INTEREST ONLY TERM

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
INTEREST ONLY TERM (MONTHS)        LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------------      --------   --------------   ---------   --------   --------   --------   --------
0 ............................     2,254    410,586,703.00      82.47      8.323      80.86       628       41.27
12 ...........................         2        258,500.00       0.05      9.097      99.81       676        0.00
24 ...........................         7      1,561,544.19       0.31      7.079      77.86       665       44.40
60 ...........................       242     76,530,948.00      15.37      7.826      80.93       652       42.96
72 ...........................        11      3,695,332.69       0.74      6.908      78.43       650       39.19
84 ...........................         5      2,164,980.28       0.43      7.319      78.68       674       43.14
120 ..........................        12      3,058,165.62       0.61      7.816      80.80       632       49.89
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     2,533    497,856,173.78     100.00      8.225      80.84       632       41.58
                                   =====    ==============     ======      =====      =====       ===       =====

                        NOTE MARGIN SUMMARY (ARM ONLY)(1)

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
MARGIN (%)                         LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------                       --------   --------------   ---------   --------   --------   --------   --------
1.001 to 1.500 ...............         1        204,053.88       0.06      6.850      69.05       653       17.10
2.001 to 2.500 ...............         1        154,150.00       0.05      7.875      99.98       755       36.09
2.501 to 3.000 ...............         1        120,000.00       0.04      8.375      86.33       701       54.48
3.501 to 4.000 ...............         3        924,796.67       0.28      6.946      73.02       690       35.68
4.001 to 4.500 ...............         9      2,724,437.59       0.82      7.260      68.14       626       45.36
4.501 to 5.000 ...............        42     10,328,850.66       3.11      6.979      81.93       669       41.33
5.001 to 5.500 ...............       143     35,785,967.09      10.78      8.218      85.89       621       41.58
5.501 to 6.000 ...............       322     83,194,157.71      25.07      8.470      81.46       623       41.99
6.001 to 6.500 ...............       418    113,630,174.55      34.24      8.018      79.89       636       43.25
6.501 to 7.000 ...............       214     47,120,301.74      14.20      8.537      80.68       604       41.73
7.001 to 7.500 ...............        73     15,895,794.14       4.79      8.826      79.69       602       41.90
7.501 to 8.000 ...............        96     19,331,057.42       5.83      9.195      85.93       608       42.18
8.001 to 8.500 ...............         7      1,879,553.80       0.57      9.425      81.69       588       41.75
8.501 to 9.000 ...............         3        530,156.58       0.16     10.280      95.18       574       39.27
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     1,333    331,823,451.83     100.00      8.303      81.37       624       42.31
                                   =====    ==============     ======     ======      =====       ===       =====

(1) The weighted average Note Margin of the Mortgage Loans as of the Cut-off Date was approximately 6.223% per annum.


                                     A-II-12

                          NEXT RATE ADJUSTMENT DATE(1)

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
NEXT RATE ADJUSTMENT DATE          LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------------------        --------   --------------   ---------   --------   --------   --------   --------
May 2007 .....................         1        141,025.22       0.04      9.665      70.00       504       50.66
June 2007 ....................         1        132,564.68       0.04      9.750      95.00       562       33.50
July 2007 ....................         7      1,423,947.43       0.43      7.932      84.08       583       42.36
August 2007 ..................         2        404,029.01       0.12      7.567      80.00       570       31.86
September 2007 ...............         8      1,980,967.95       0.60      6.621      85.85       594       40.98
October 2007 .................         8      1,436,314.05       0.43      7.217      79.01       639       40.65
November 2007 ................        10      2,013,131.69       0.61      7.696      77.60       593       46.35
December 2007 ................         5      1,083,858.54       0.33      7.252      83.66       617       42.06
January 2008 .................         7      2,293,478.86       0.69      7.909      81.84       550       51.50
February 2008 ................         2        334,445.59       0.10      8.243      85.92       598       46.53
March 2008 ...................         8      1,919,711.95       0.58      8.816      81.39       582       45.48
April 2008 ...................        16      4,274,197.22       1.29      8.139      87.02       620       41.06
May 2008 .....................         9      2,390,439.18       0.72      7.881      82.05       584       38.79
June 2008 ....................         6      1,859,003.56       0.56      9.596      82.85       581       50.38
July 2008 ....................        44     12,327,730.69       3.72      8.343      82.81       643       44.30
August 2008 ..................        57     21,517,371.62       6.48      8.261      80.07       644       42.22
September 2008 ...............        81     18,649,957.85       5.62      9.191      76.36       608       44.35
October 2008 .................        57     12,297,389.81       3.71      8.974      79.64       599       45.91
November 2008 ................        41      9,476,354.18       2.86      8.808      86.54       614       40.82
December 2008 ................       115     26,775,594.38       8.07      8.836      86.27       609       43.50
January 2009 .................       173     41,876,030.57      12.62      8.223      82.54       636       43.40
February 2009 ................       281     67,645,623.17      20.39      8.236      78.75       624       41.23
March 2009 ...................        15      3,195,845.75       0.96      8.327      79.39       586       41.71
April 2009 ...................         1        197,554.86       0.06      9.050      88.01       519       45.54
May 2009 .....................         5      1,046,805.68       0.32      8.852      90.67       550       32.15
July 2009 ....................        38     10,429,571.53       3.14      7.798      87.89       641       41.72
August 2009 ..................        83     22,299,240.75       6.72      8.330      84.02       623       41.88
September 2009 ...............        26      6,840,380.95       2.06      8.136      82.92       619       42.16
October 2009 .................        11      3,197,355.67       0.96      8.962      78.35       604       45.94
November 2009 ................         5      1,323,440.53       0.40      7.597      72.16       582       41.28
December 2009 ................        13      3,324,495.00       1.00      7.738      87.04       655       42.56
January 2010 .................        35      9,245,366.97       2.79      7.792      80.47       634       39.12
February 2010 ................       104     23,608,582.35       7.11      8.028      79.72       635       40.31
March 2010 ...................        11      2,317,603.95       0.70      8.257      76.07       606       30.40
November 2010 ................         1        208,507.23       0.06      6.550      52.61       554       50.76
July 2011 ....................         5      2,125,191.04       0.64      7.747      81.67       669       45.22
August 2011 ..................        14      4,023,670.46       1.21      6.964      75.82       641       38.37
September 2011 ...............         4        547,353.09       0.16      7.865      91.93       692       38.63
October 2011 .................         3        500,557.66       0.15      8.121      62.78       647       48.84
November 2011 ................         2        371,185.80       0.11      7.551      84.24       640       53.56
December 2011 ................         2        632,665.53       0.19      8.772      85.60       600       43.85
January 2012 .................         5      1,518,589.48       0.46      7.741      88.34       661       42.01
February 2012 ................         9      2,077,067.86       0.63      7.066      72.22       700       42.56
September 2016 ...............         1        262,500.00       0.08      6.450      64.18       767       49.20
January 2017 .................         1        276,752.49       0.08      7.200      78.64       630       48.03
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     1,333    331,823,451.83     100.00      8.303      81.37       624       42.31
                                   =====    ==============     ======      =====      =====       ===       =====

(1) The weighted averages Months to Next Rate Adjustment of the Mortgage Loans as of the Cut-off Date was approximately 23 months.


                                     A-II-13

                      MAXIMUM MORTGAGE RATES (ARM ONLY)(1)

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT   AVERAGE    WEIGHTED   WEIGHTED
RANGE OF                        MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE  ORIGINAL    AVERAGE    AVERAGE
MAXIMUM MORTGAGE RATES (%)        LOANS       BALANCE ($)       (%)      RATE (%)   LTV (%)      FICO      DTI (%)
--------------------------       --------   --------------   ---------  ---------  ---------   --------   --------
10.501 to 11.000 .............         1        179,510.20       0.05      5.000      80.00       635       55.01
11.501 to 12.000 .............         5      1,827,908.29       0.55      6.743      74.87       668       34.97
12.001 to 12.500 .............        24      8,830,762.07       2.66      6.398      77.95       661       46.53
12.501 to 13.000 .............        84     22,733,053.24       6.85      6.801      77.80       663       41.09
13.001 to 13.500 .............       126     36,026,872.83      10.86      7.256      77.96       648       41.66
13.501 to 14.000 .............       220     54,586,873.79      16.45      7.609      80.16       634       42.32
14.001 to 14.500 .............       174     45,211,717.49      13.63      8.006      81.83       622       42.60
14.501 to 15.000 .............       214     59,015,142.08      17.79      8.388      83.32       623       42.06
15.001 to 15.500 .............       150     35,456,073.19      10.69      8.794      86.23       616       42.26
15.501 to 16.000 .............       111     24,505,917.46       7.39      9.273      86.39       603       42.80
16.001 to 16.500 .............        62     13,562,377.95       4.09      9.612      80.98       609       42.89
16.501 to 17.000 .............        56     10,532,935.78       3.17     10.096      83.41       589       42.60
17.001 to 17.500 .............        31      5,107,475.81       1.54     10.834      75.21       564       38.71
17.501 to 18.000 .............        38      7,421,798.36       2.24     11.212      78.03       572       45.17
18.001 to 18.500 .............         7      1,101,894.25       0.33     11.564      84.90       551       43.54
18.501 to 19.000 .............        14      3,216,915.65       0.97     12.812      68.17       556       42.16
19.001 to 19.500 .............        16      2,506,223.39       0.76     11.511      65.76       557       43.04
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     1,333    331,823,451.83     100.00      8.303      81.37       624       42.31
                                   =====    ==============     ======     ======      =====       ===       =====

(1) The weighted average Maximum Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date was approximately 14.628% per annum.


                                     A-II-14

                      MINIMUM MORTGAGE RATES (ARM ONLY)(1)

                                                              PERCENT    WEIGHTED
                                   NUMBER                        OF      AVERAGE    WEIGHTED
                                     OF        AGGREGATE     PRINCIPAL   CURRENT     AVERAGE   WEIGHTED   WEIGHTED
RANGE OF                         MORTGAGE     PRINCIPAL      BALANCE    MORTGAGE    ORIGINAL   AVERAGE    AVERAGE
MINIMUM MORTGAGE RATES (%)         LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       --------   --------------   ---------  ---------  ---------   --------   --------
Not Defined ..................       137     32,696,260.69       9.85      8.712      77.60       614       40.63
2.001 to 2.500 ...............         1        154,150.00       0.05      7.875      99.98       755       36.09
2.501 to 3.000 ...............         1        120,000.00       0.04      8.375      86.33       701       54.48
4.501 to 5.000 ...............         1        179,510.20       0.05      5.000      80.00       635       55.01
5.001 to 5.500 ...............         1        496,000.00       0.15      8.050      80.00       620       59.19
5.501 to 6.000 ...............         6      2,437,515.17       0.73      5.823      76.41       686       43.23
6.001 to 6.500 ...............        31     10,163,246.53       3.06      6.461      77.36       663       45.93
6.501 to 7.000 ...............        97     29,000,032.26       8.74      6.859      80.01       663       41.48
7.001 to 7.500 ...............       144     44,107,204.59      13.29      7.343      79.11       647       41.94
7.501 to 8.000 ...............       223     61,786,588.61      18.62      7.811      79.47       634       43.04
8.001 to 8.500 ...............       176     43,565,594.17      13.13      8.300      81.91       615       42.06
8.501 to 9.000 ...............       178     41,393,546.99      12.47      8.781      85.97       612       41.57
9.001 to 9.500 ...............       114     24,616,776.63       7.42      9.270      88.06       610       43.28
9.501 to 10.000 ..............       101     20,354,509.57       6.13      9.740      88.41       595       42.57
10.001 to 10.500 .............        40      6,536,379.98       1.97     10.338      79.92       578       41.41
10.501 to 11.000 .............        34      6,216,854.04       1.87     10.768      83.76       588       44.12
11.001 to 11.500 .............        33      5,518,742.79       1.66     11.340      70.30       548       42.94
11.501 to 12.000 .............        13      2,283,562.97       0.69     11.795      65.70       532       44.14
12.001 to 12.500 .............         2        196,976.64       0.06     12.249      84.57       543       20.66
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     1,333    331,823,451.83     100.00      8.303      81.37       624       42.31
                                   =====    ==============     ======     ======      =====       ===       =====

(1) The weighted average Minimum Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date was approximately 8.240% per annum (excluding those Mortgage Loans for which there is no Minimum Mortgage Interest Rate).


                                     A-II-15

                    INITIAL PERIODIC RATE CAPS (ARM ONLY)(1)

                                                              PERCENT   WEIGHTED
                                   NUMBER                        OF      AVERAGE    WEIGHTED
                                     OF        AGGREGATE     PRINCIPAL   CURRENT    AVERAGE    WEIGHTED   WEIGHTED
                                 MORTGAGE     PRINCIPAL       BALANCE   MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
INITIAL PERIODIC RATE CAP (%)      LOANS      BALANCE ($)       (%)     RATE (%)    LTV (%)      FICO      DTI (%)
-----------------------------    --------   --------------   ---------  ---------  ---------   --------   --------
1.000 ........................        17      4,232,024.53       1.28      8.270      81.81       597       44.87
1.500 ........................        18      4,457,153.50       1.34      7.859      80.63       623       42.02
2.000 ........................       546    148,970,462.10      44.89      8.279      80.53       627       41.40
3.000 ........................       739    172,448,474.26      51.97      8.312      82.20       623       43.03
5.000 ........................        11      1,357,302.54       0.41     11.207      68.82       522       40.73
6.000 ........................         2        358,034.90       0.11      9.323      88.60       684       37.03
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     1,333    331,823,451.83     100.00      8.303      81.37       624       42.31
                                   =====    ==============     ======     ======      =====       ===       =====

(1) The weighted average Initial Rate Cap of the Mortgage Loans as of the Cut-off Date was approximately 2.517% per annum.

                        PERIODIC RATE CAPS (ARM ONLY)(1)

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
PERIODIC RATE CAP (%)              LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------            --------   --------------   ---------   --------   --------   --------   --------
1.000 ........................     1,005    239,075,221.73      72.05      8.268      81.66       622       42.27
1.500 ........................       293     86,262,482.58      26.00      8.198      81.62       637       42.19
2.000 ........................        18      3,702,563.63       1.12     10.677      69.78       538       43.94
3.000 ........................        16      2,575,522.90       0.78     11.422      64.49       547       46.30
8.000 ........................         1        207,660.99       0.06     11.500      65.00       650       48.49
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     1,333    331,823,451.83     100.00      8.303      81.37       624       42.31
                                   =====    ==============     ======     ======      =====       ===       =====

(1) The weighted average Periodic Rate Cap of the Mortgage Loans as of the Cut-off Date was approximately 1.161% per annum.


                                     A-II-16

                             GROUP I MORTGAGE LOANS

             ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL MORTGAGE       MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
LOAN PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------------      ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 50,000.00.............         2          78,202.52       0.02      10.491      79.60       649       22.09
50,000.01 to 100,000.00.......        83       6,677,310.69       2.01       9.284      76.46       603       36.85
100,000.01 to 150,000.00......       246      30,952,885.50       9.33       9.001      77.61       601       39.80
150,000.01 to 200,000.00......       263      45,982,852.84      13.86       8.637      81.36       613       41.14
200,000.01 to 250,000.00......       223      49,673,725.47      14.97       8.496      82.30       615       41.61
250,000.01 to 300,000.00......       170      46,217,684.57      13.93       8.369      82.56       617       44.25
300,000.01 to 350,000.00......       103      33,420,385.16      10.07       8.168      81.00       617       42.04
350,000.01 to 400,000.00......        76      28,617,548.53       8.62       7.935      83.17       637       40.80
400,000.01 to 450,000.00......        63      26,807,718.03       8.08       7.959      82.70       645       44.48
450,000.01 to 500,000.00......        38      18,142,029.23       5.47       7.736      85.12       641       45.95
500,000.01 to 550,000.00......        20      10,481,542.73       3.16       7.439      78.83       632       40.14
550,000.01 to 600,000.00......        11       6,279,567.23       1.89       7.903      81.75       643       46.70
600,000.01 to 650,000.00......        12       7,499,365.18       2.26       7.565      82.45       673       39.22
650,000.01 to 700,000.00......         8       5,403,008.17       1.63       8.072      86.24       660       47.22
700,000.01 to 750,000.00......         6       4,376,013.55       1.32       7.752      81.70       648       42.35
800,000.01 to 850,000.00......         1         843,000.00       0.25       7.500      84.30       576       49.50
850,000.01 to 900,000.00......         1         862,500.00       0.26       9.050      75.00       611       45.67
1,000,000.01 or greater.......         7       9,508,112.43       2.87       8.204      70.67       661       44.69
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The average Original Principal Balances of the Group I Mortgage Loans was approximately $249,362.


                                     A-II-17

                   MORTGAGE LOAN PRINCIPAL BALANCES AS OF THE
                            CUT-OFF DATE - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
CURRENT MORTGAGE LOAN            MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
PRINCIPAL BALANCES ($)             LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------------------           ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 50,000.00.............         4         176,296.35       0.05       9.971      73.97       654       30.48
50,000.01 to 100,000.00.......        81       6,579,216.86       1.98       9.280      76.57       603       36.80
100,000.01 to 150,000.00......       248      31,252,273.50       9.42       9.009      77.60       600       39.79
150,000.01 to 200,000.00......       261      45,683,464.84      13.77       8.630      81.39       613       41.15
200,000.01 to 250,000.00......       226      50,422,093.45      15.20       8.491      82.41       614       41.73
250,000.01 to 300,000.00......       169      46,067,927.98      13.88       8.374      82.47       618       44.25
300,000.01 to 350,000.00......       102      33,170,834.48      10.00       8.147      80.75       617       41.95
350,000.01 to 400,000.00......        76      28,668,240.45       8.64       7.943      83.37       637       40.81
400,000.01 to 450,000.00......        62      26,407,965.40       7.96       7.967      82.74       646       44.41
450,000.01 to 500,000.00......        38      18,142,029.23       5.47       7.736      85.12       641       45.95
500,000.01 to 550,000.00......        21      11,030,828.28       3.32       7.447      79.38       629       40.66
550,000.01 to 600,000.00......        10       5,730,281.68       1.73       7.932      80.96       651       46.34
600,000.01 to 650,000.00......        12       7,499,365.18       2.26       7.565      82.45       673       39.22
650,000.01 to 700,000.00......         8       5,403,008.17       1.63       8.072      86.24       660       47.22
700,000.01 to 750,000.00......         6       4,376,013.55       1.32       7.752      81.70       648       42.35
800,000.01 to 850,000.00......         1         843,000.00       0.25       7.500      84.30       576       49.50
850,000.01 to 900,000.00......         1         862,500.00       0.26       9.050      75.00       611       45.67
1,000,000.01 or greater.......         7       9,508,112.43       2.87       8.204      70.67       661       44.69
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The average Cut-off Date Principal Balances of the Group I Mortgage Loans was approximately $248,930.


                                     A-II-18

                           MORTGAGE RATES - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
CURRENT MORTGAGE RATES (%)         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------------------        ---------   --------------   ----------   --------   --------   --------   --------
4.501 to 5.000................         1         179,510.20       0.05       5.000      80.00       635       55.01
5.501 to 6.000................         9       3,255,119.01       0.98       5.849      77.31       658       42.90
6.001 to 6.500................        33      11,491,944.02       3.46       6.352      76.75       658       45.34
6.501 to 7.000................       109      31,597,565.50       9.52       6.850      80.11       660       41.18
7.001 to 7.500................       158      47,910,880.80      14.44       7.330      79.09       650       41.94
7.501 to 8.000................       251      67,923,220.75      20.47       7.785      78.95       635       42.93
8.001 to 8.500................       190      47,124,648.25      14.20       8.297      81.87       615       42.42
8.501 to 9.000................       200      46,328,774.97      13.96       8.780      85.97       611       40.78
9.001 to 9.500................       121      27,234,635.85       8.21       9.265      88.30       611       42.36
9.501 to 10.000...............       101      21,164,805.37       6.38       9.779      87.77       599       43.47
10.001 to 10.500..............        42       6,903,061.68       2.08      10.339      79.40       579       41.40
10.501 to 11.000..............        42       7,544,759.85       2.27      10.792      81.05       579       43.51
11.001 to 11.500..............        39       6,246,800.94       1.88      11.343      70.53       552       42.69
11.501 to 12.000..............        23       3,745,132.18       1.13      11.823      66.17       532       43.89
12.001 to 12.500..............         4         443,391.11       0.13      12.334      81.13       539       30.15
12.501 to 13.000..............        10       2,729,201.35       0.82      12.990      67.13       557       44.50
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The weighted average Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 8.303%.

                REMAINING MONTHS TO STATED MATURITY - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
REMAINING TERM (MONTHS)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------------------           ---------   --------------   ----------   --------   --------   --------   --------
301 to 360....................      1265     313,352,783.80      94.43       8.289      80.66       624       42.26
361 or greater................        68      18,470,668.03       5.57       8.544      93.51       618       43.08
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Remaining Term to Stated Maturity of the Group I Mortgage Loans was approximately 361 months.


                                     A-II-19

                       MORTGAGE LOAN AGE SUMMARY - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
MORTGAGE LOAN AGE (MONTHS)         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
1 to 6........................       882     209,393,788.14      63.10       8.321      81.13       625       42.08
7 to 12.......................       390     108,790,968.48      32.79       8.344      81.86       628       42.52
13 to 18......................        40       9,242,744.79       2.79       7.864      79.56       588       45.93
19 to 24......................        13       3,097,177.10       0.93       7.070      81.58       595       42.30
25 to 30......................         4         604,235.70       0.18       9.437      95.44       597       40.33
31 to 36......................         4         694,537.62       0.21       7.114      90.67       534       32.20
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

                   ORIGINAL LOAN-TO-VALUE RATIOS - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL                MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
LOAN-TO-VALUE RATIO (%)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 25.00.................         2         154,610.04       0.05      11.639      20.25       509       12.07
25.01 to 30.00................         2         174,435.44       0.05       8.595      28.94       629       33.07
30.01 to 35.00................         3         569,362.33       0.17       8.263      34.90       594       45.62
35.01 to 40.00................         9       1,295,789.53       0.39       8.032      38.30       598       36.96
40.01 to 45.00................        13       2,387,387.70       0.72       8.050      42.38       596       41.70
45.01 to 50.00................         9       1,672,335.07       0.50       8.309      47.45       589       41.22
50.01 to 55.00................        20       4,553,044.42       1.37       8.641      52.90       569       44.36
55.01 to 60.00................        39       8,668,046.58       2.61       8.145      57.78       594       41.85
60.01 to 65.00................        67      17,346,409.60       5.23       9.192      63.08       596       46.08
65.01 to 70.00................        80      21,379,206.97       6.44       8.620      68.81       605       42.32
70.01 to 75.00................        80      20,770,465.17       6.26       8.631      73.92       608       42.30
75.01 to 80.00................       432     106,417,325.52      32.07       7.728      79.85       643       43.06
80.01 to 85.00................       110      27,940,791.31       8.42       8.314      84.40       610       42.85
85.01 to 90.00................       242      61,672,378.51      18.59       8.373      89.61       621       40.79
90.01 to 95.00................       113      30,399,055.65       9.16       8.452      94.71       635       41.33
95.01 to 100.00...............       112      26,422,807.99       7.96       9.187      99.89       633       41.33
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group I Mortgage Loans ranged from 18.52% to 100.00%. The weighted average original Loan-to-Value Ratio of the Group I Mortgage Loans is approximately 81.37%.


                                     A-II-20

               ORIGINAL COMBINED LOAN-TO-VALUE RATIOS - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL COMBINED       MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
LOAN-TO-VALUE RATIO (%)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 25.00.................         2         154,610.04       0.05      11.639      20.25       509       12.07
25.01 to 30.00................         2         174,435.44       0.05       8.595      28.94       629       33.07
30.01 to 35.00................         3         569,362.33       0.17       8.263      34.90       594       45.62
35.01 to 40.00................         9       1,295,789.53       0.39       8.032      38.30       598       36.96
40.01 to 45.00................        13       2,387,387.70       0.72       8.050      42.38       596       41.70
45.01 to 50.00................         8       1,540,335.07       0.46       8.121      47.64       593       42.39
50.01 to 55.00................        20       4,553,044.42       1.37       8.641      52.90       569       44.36
55.01 to 60.00................        39       8,668,046.58       2.61       8.145      57.78       594       41.85
60.01 to 65.00................        67      17,370,008.59       5.23       9.189      62.94       596       45.92
65.01 to 70.00................        77      20,527,012.76       6.19       8.601      68.76       603       41.89
70.01 to 75.00................        75      18,457,261.13       5.56       8.707      73.82       601       41.63
75.01 to 80.00................       149      32,537,405.06       9.81       8.137      79.54       613       40.46
80.01 to 85.00................       102      25,725,407.89       7.75       8.337      84.35       608       42.58
85.01 to 90.00................       236      60,991,395.81      18.38       8.349      89.21       625       40.69
90.01 to 95.00................       142      37,609,587.66      11.33       8.409      91.91       636       41.90
95.01 to 100.00...............       389      99,262,361.82      29.91       7.995      85.47       648       43.55
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group I Mortgage Loans ranged from 18.52% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Group I Mortgage Loans was approximately 86.09%. This table was calculated using the Combined Loan-to-Value Ratio for Group I Mortgage Loans that are in a first lien position with subordinate financing. Approximately 24.78% of the Group I Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Group I Mortgage Loans was approximately 99.17%.

                          ORIGINATOR SUMMARY - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
ORIGINATOR SUMMARY                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
New Century...................       246      77,134,406.30      23.25       8.077      82.58       644       42.14
Peoples Choice................       297      73,914,047.43      22.28       7.845      79.34       631       43.58
Wilmington Finance Inc........       226      52,349,971.32      15.78       8.074      79.56       624       39.28
Fieldstone....................       171      44,522,101.03      13.42       8.454      88.55       633       41.90
Other.........................       393      83,902,925.75      25.29       8.979      79.38       595       43.46
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-21

                            OCCUPANCY TYPE - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
OCCUPANCY TYPE                     LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------                   ---------   --------------   ----------   --------   --------   --------   --------
Owner Occupied................     1,210     301,309,934.92      90.80       8.260      81.22       621       42.60
Non-Owner Occupied............       103      24,761,733.55       7.46       8.783      82.41       653       40.08
Second Home...................        20       5,751,783.36       1.73       8.508      85.05       646       36.85
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

                             PROPERTY TYPE - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
PROPERTY TYPE                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------

Single Family Residence.......       926     223,482,148.10      67.35       8.330      80.86       623       41.80
Planned Unit Development......       224      60,826,873.70      18.33       8.181      83.29       620       43.58
Condominium...................       106      21,938,219.09       6.61       8.560      83.37       634       41.23
Two Family....................        52      15,786,714.67       4.76       7.878      79.82       629       46.23
Four Family...................        13       6,033,164.51       1.82       8.776      78.10       655       43.74
Three Family..................        11       3,516,705.92       1.06       8.324      82.14       664       40.70
Townhouse.....................         1         239,625.84       0.07       6.950      65.75       546        9.82
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

                             LOAN PURPOSE - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
LOAN PURPOSE                       LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------                     ---------   --------------   ----------   --------   --------   --------   --------
Cash Out......................       729     184,133,506.22      55.49       8.380      78.79       611       41.74
Purchase......................       516     126,158,990.16      38.02       8.234      85.50       643       43.49
Rate Term Refinance...........        88      21,530,955.45       6.49       8.053      79.25       627       40.19
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-22

                         DOCUMENTATION TYPE - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
DOCUMENTATION TYPE                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
Full Documentation............       613     145,652,216.89      43.89       8.196      84.24       610       41.09
Stated/Stated.................       302      82,411,617.72      24.84       8.231      78.88       637       42.25
Stated Documentation..........       319      78,912,007.75      23.78       8.665      78.46       632       45.07
Limited Documentation.........        59      16,229,775.14       4.89       7.761      84.97       633       40.28
None..........................        35       7,715,164.98       2.33       8.526      75.29       668        0.00
Alternative Documentation.....         5         902,669.35       0.27       8.476      88.25       566       39.92
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.


                                     A-II-23

                             PRODUCT TYPES - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
PRODUCT TYPES                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------
Six Month LIBOR Loans.........         1         104,202.74       0.03       9.939      95.00       594       33.40
ARM - 2 Year/6 Month..........       520     117,077,730.42      35.28       8.635      80.04       619       42.20
ARM - 2 Year/6 Month
   (40 due in 30).............       247      65,306,578.10      19.68       8.360      80.35       616       43.90
ARM - 2 Year/6 Month
   (50 due in 30).............       110      32,031,859.41       9.65       7.753      79.81       643       42.84
ARM - 2 Year/6 Month (40 Yr)..        64      17,640,939.72       5.32       8.585      93.76       617       43.28
ARM - 2 Year/6 Month
   (Dual Amort.)..............         4       1,353,890.38       0.41       8.753      83.35       601       44.78
ARM - 3 Year/6 Month..........       168      42,640,288.95      12.85       8.088      84.34       631       39.84
ARM - 3 Year/6 Month
   (40 due in 30).............       115      29,474,746.03       8.88       8.199      81.07       615       42.29
ARM - 3 Year/6 Month
   (45 due in 30).............         2         326,151.05       0.10       8.735      86.63       597       43.31
ARM - 3 Year/6 Month
   (50 due in 30).............        44      10,882,482.70       3.28       7.752      77.95       646       40.80
ARM - 3 Year/6 Month (40 Yr)..         3         738,093.27       0.22       7.727      88.06       638       38.71
ARM - 5 Year/6 Month..........        33       9,317,008.58       2.81       7.237      77.81       657       40.76
ARM - 5 Year/6 Month
   (40 due in 30).............         7       1,471,668.51       0.44       8.467      83.89       649       47.57
ARM - 5 Year/6 Month
   (50 due in 30).............         4       1,124,476.02       0.34       7.516      74.98       671       47.68
ARM - 5 Year/6 Month (40 Yr)..         1          91,635.04       0.03       7.250      90.00       679       41.15
ARM - 10 Year/6 Month.........         2         539,252.49       0.16       6.835      71.60       697       48.60
ARM - 2 Year/1 Year
   (45 due in 30).............         4         847,270.02       0.26       7.602      80.52       635       42.53
ARM - 3 Year/1 Year
   (45 due in 30).............         3         675,668.20       0.20       9.036      89.70       570       26.83
ARM - 3 Year/1 Year
   (50 due in 30).............         1         179,510.20       0.05       5.000      80.00       635       55.01
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-24

                              INDEX TYPE - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
INDEX TYPE                         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------                       ---------   --------------   ----------   --------   --------   --------   --------
LIBOR - 6 Month...............     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

          GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
GEOGRAPHIC DISTRIBUTION            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
Arizona.......................        99      21,987,633.20       6.63       8.268      81.38       623       42.34
California....................       258      92,211,601.88      27.79       7.894      77.85       637       44.03
Colorado......................        22       5,257,353.81       1.58       8.236      85.27       617       39.93
Connecticut...................        19       3,783,804.29       1.14       8.517      83.99       612       42.20
Florida.......................       276      63,705,119.08      19.20       8.419      81.37       617       43.32
Georgia.......................        35       7,018,290.14       2.12       8.767      89.22       619       37.21
Illinois......................        50      11,193,403.58       3.37       8.424      84.15       610       41.93
Maryland......................        26       6,541,584.42       1.97       7.694      82.34       637       43.76
Massachusetts.................        11       2,427,702.10       0.73       8.713      80.45       619       43.26
Michigan......................        38       5,068,395.75       1.53       8.958      87.42       619       42.12
Minnesota.....................        11       2,232,330.27       0.67       8.477      86.05       591       43.55
Nevada........................        48      12,454,990.80       3.75       8.027      80.57       623       42.39
New Jersey....................        30       8,371,312.76       2.52       8.584      78.44       608       42.39
New York......................        38      14,501,256.77       4.37       8.610      78.24       627       43.43
Oregon........................        35       7,552,895.69       2.28       8.439      84.74       623       42.65
Pennsylvania..................        36       7,956,486.13       2.40       8.760      79.55       614       40.10
Texas.........................        60       8,766,245.09       2.64       8.808      83.26       605       39.34
Utah..........................        14       3,983,546.86       1.20       8.486      90.94       638       37.09
Virginia......................        24       5,355,004.62       1.61       8.319      80.30       606       41.62
Washington....................        67      16,720,123.79       5.04       8.332      86.62       630       40.30
Other.........................       136      24,734,370.80       7.45       8.774      85.22       619       38.06
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The greatest ZIP Code geographic concentration of the Group I Mortgage Loans, by aggregate Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, was approximately 0.60% in the 90019 ZIP Code.


                                     A-II-25

                   ORIGINAL PREPAYMENT PENALTY TERM - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
ORIGINAL PREPAYMENT PENALTY       MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
TERM (MONTHS)                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------------      ---------   --------------   ----------   --------   --------   --------   --------
0.............................       209      49,447,395.43      14.90       8.588      81.95       626       41.12
2.............................         2         386,248.09       0.12       8.194      88.23       646       28.52
6.............................         4         882,763.30       0.27       7.627      81.67       648       43.63
12............................        64      20,238,211.53       6.10       8.942      78.97       627       44.49
24............................       747     185,888,179.26      56.02       8.302      81.39       622       42.89
30............................         1         220,380.90       0.07       9.200     100.00       598       49.62
36............................       306      74,760,273.32      22.53       7.951      81.51       627       41.10
                                   -----     --------------     ------       -----     ------       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====     ======       ===       =====

                            FICO SCORES - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
RANGE OF FICO SCORES               LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------             ---------   --------------   ----------   --------   --------   --------   --------
476 to 500....................         4         702,219.67       0.21       9.347      77.56       500       33.41
501 to 525....................        79      15,483,195.41       4.67       9.882      73.39       513       43.77
526 to 550....................       120      25,126,676.21       7.57       9.140      74.50       537       41.75
551 to 575....................       147      32,631,739.93       9.83       8.754      79.40       564       41.16
576 to 600....................       185      40,361,415.54      12.16       8.687      83.73       588       41.50
601 to 625....................       222      56,572,091.22      17.05       8.339      81.99       612       42.87
626 to 650....................       204      55,053,458.90      16.59       8.001      82.52       637       42.05
651 to 675....................       138      38,782,235.41      11.69       7.682      83.44       661       41.71
676 to 700....................       101      28,224,874.40       8.51       7.873      83.52       686       44.18
701 to 725....................        63      16,864,868.92       5.08       7.776      83.88       710       41.37
726 to 750....................        39      13,109,710.49       3.95       7.542      80.23       736       42.98
751 to 775....................        25       7,124,148.40       2.15       7.649      81.62       759       46.59
776 to 800....................         4       1,220,929.43       0.37       6.948      81.75       783       43.27
801 to 825....................         2         565,887.90       0.17       7.707      80.90       808       50.03
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The weighted average FICO Score for the Group I Mortgage Loans is approximately 624.

               DELINQUENCY STATUS OF THE MORTGAGE LOANS - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
DELINQUENCY STATUS                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
Current.......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-26

                 LIEN POSITIONS OF THE MORTGAGE LOANS - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LIEN POSITION                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------
1st Lien......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

                          INTEREST ONLY TERM - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
INTEREST ONLY TERM (MONTHS)        LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------------      ---------   --------------   ----------   --------   --------   --------   --------
0.............................     1,110     259,035,950.81      78.06       8.438      81.62       617       42.12
24............................         7       1,561,544.19       0.47       7.079      77.86       665       44.40
60............................       193      63,483,531.99      19.13       7.921      80.75       648       42.97
72............................        11       3,695,332.69       1.11       6.908      78.43       650       39.19
84............................         5       2,164,980.28       0.65       7.319      78.68       674       43.14
120...........................         7       1,882,111.87       0.57       7.610      79.63       629       50.20
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====


                                     A-II-27

                          NOTE MARGIN SUMMARY - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
MARGIN (%)                         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------                       ---------   --------------   ----------   --------   --------   --------   --------
1.001 to 1.500................         1         204,053.88       0.06       6.850      69.05       653       17.10
2.001 to 2.500................         1         154,150.00       0.05       7.875      99.98       755       36.09
2.501 to 3.000................         1         120,000.00       0.04       8.375      86.33       701       54.48
3.501 to 4.000................         3         924,796.67       0.28       6.946      73.02       690       35.68
4.001 to 4.500................         9       2,724,437.59       0.82       7.260      68.14       626       45.36
4.501 to 5.000................        42      10,328,850.66       3.11       6.979      81.93       669       41.33
5.001 to 5.500................       143      35,785,967.09      10.78       8.218      85.89       621       41.58
5.501 to 6.000................       322      83,194,157.71      25.07       8.470      81.46       623       41.99
6.001 to 6.500................       418     113,630,174.55      34.24       8.018      79.89       636       43.25
6.501 to 7.000................       214      47,120,301.74      14.20       8.537      80.68       604       41.73
7.001 to 7.500................        73      15,895,794.14       4.79       8.826      79.69       602       41.90
7.501 to 8.000................        96      19,331,057.42       5.83       9.195      85.93       608       42.18
8.001 to 8.500................         7       1,879,553.80       0.57       9.425      81.69       588       41.75
8.501 to 9.000................         3         530,156.58       0.16      10.280      95.18       574       39.27
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The weighted average Note Margin of the Group I Mortgage Loans as of the Cut-off Date was approximately 6.223% per annum.


                                     A-II-28

                     NEXT RATE ADJUSTMENT DATE - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
NEXT RATE ADJUSTMENT DATE          LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------------------        ---------   --------------   ----------   --------   --------   --------   --------
May 2007......................         1         141,025.22       0.04       9.665      70.00       504       50.66
June 2007.....................         1         132,564.68       0.04       9.750      95.00       562       33.50
July 2007.....................         7       1,423,947.43       0.43       7.932      84.08       583       42.36
August 2007...................         2         404,029.01       0.12       7.567      80.00       570       31.86
September 2007................         8       1,980,967.95       0.60       6.621      85.85       594       40.98
October 2007..................         8       1,436,314.05       0.43       7.217      79.01       639       40.65
November 2007.................        10       2,013,131.69       0.61       7.696      77.60       593       46.35
December 2007.................         5       1,083,858.54       0.33       7.252      83.66       617       42.06
January 2008..................         7       2,293,478.86       0.69       7.909      81.84       550       51.50
February 2008.................         2         334,445.59       0.10       8.243      85.92       598       46.53
March 2008....................         8       1,919,711.95       0.58       8.816      81.39       582       45.48
April 2008....................        16       4,274,197.22       1.29       8.139      87.02       620       41.06
May 2008......................         9       2,390,439.18       0.72       7.881      82.05       584       38.79
June 2008.....................         6       1,859,003.56       0.56       9.596      82.85       581       50.38
July 2008.....................        44      12,327,730.69       3.72       8.343      82.81       643       44.30
August 2008...................        57      21,517,371.62       6.48       8.261      80.07       644       42.22
September 2008................        81      18,649,957.85       5.62       9.191      76.36       608       44.35
October 2008..................        57      12,297,389.81       3.71       8.974      79.64       599       45.91
November 2008.................        41       9,476,354.18       2.86       8.808      86.54       614       40.82
December 2008.................       115      26,775,594.38       8.07       8.836      86.27       609       43.50
January 2009..................       173      41,876,030.57      12.62       8.223      82.54       636       43.40
February 2009.................       281      67,645,623.17      20.39       8.236      78.75       624       41.23
March 2009....................        15       3,195,845.75       0.96       8.327      79.39       586       41.71
April 2009....................         1         197,554.86       0.06       9.050      88.01       519       45.54
May 2009......................         5       1,046,805.68       0.32       8.852      90.67       550       32.15
July 2009.....................        38      10,429,571.53       3.14       7.798      87.89       641       41.72
August 2009...................        83      22,299,240.75       6.72       8.330      84.02       623       41.88
September 2009................        26       6,840,380.95       2.06       8.136      82.92       619       42.16
October 2009..................        11       3,197,355.67       0.96       8.962      78.35       604       45.94
November 2009.................         5       1,323,440.53       0.40       7.597      72.16       582       41.28
December 2009.................        13       3,324,495.00       1.00       7.738      87.04       655       42.56
January 2010..................        35       9,245,366.97       2.79       7.792      80.47       634       39.12
February 2010.................       104      23,608,582.35       7.11       8.028      79.72       635       40.31
March 2010....................        11       2,317,603.95       0.70       8.257      76.07       606       30.40
November 2010.................         1         208,507.23       0.06       6.550      52.61       554       50.76
July 2011.....................         5       2,125,191.04       0.64       7.747      81.67       669       45.22
August 2011...................        14       4,023,670.46       1.21       6.964      75.82       641       38.37
September 2011................         4         547,353.09       0.16       7.865      91.93       692       38.63
October 2011..................         3         500,557.66       0.15       8.121      62.78       647       48.84
November 2011.................         2         371,185.80       0.11       7.551      84.24       640       53.56
December 2011.................         2         632,665.53       0.19       8.772      85.60       600       43.85
January 2012..................         5       1,518,589.48       0.46       7.741      88.34       661       42.01
February 2012.................         9       2,077,067.86       0.63       7.066      72.22       700       42.56
September 2016................         1         262,500.00       0.08       6.450      64.18       767       49.20
January 2017..................         1         276,752.49       0.08       7.200      78.64       630       48.03
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The weighted averages Months to Next Rate Adjustment of the Group I Mortgage Loans as of the Cut-off Date was approximately 23 months.


                                     A-II-29

                        MAXIMUM MORTGAGE RATES - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF MAXIMUM MORTGAGE         MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
RATES (%)                          LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO      DTI (%)
-------------------------        ---------   --------------   ----------   --------   --------   --------   --------
10.501 to 11.000..............         1         179,510.20       0.05       5.000      80.00       635       55.01
11.501 to 12.000..............         5       1,827,908.29       0.55       6.743      74.87       668       34.97
12.001 to 12.500..............        24       8,830,762.07       2.66       6.398      77.95       661       46.53
12.501 to 13.000..............        84      22,733,053.24       6.85       6.801      77.80       663       41.09
13.001 to 13.500..............       126      36,026,872.83      10.86       7.256      77.96       648       41.66
13.501 to 14.000..............       220      54,586,873.79      16.45       7.609      80.16       634       42.32
14.001 to 14.500..............       174      45,211,717.49      13.63       8.006      81.83       622       42.60
14.501 to 15.000..............       214      59,015,142.08      17.79       8.388      83.32       623       42.06
15.001 to 15.500..............       150      35,456,073.19      10.69       8.794      86.23       616       42.26
15.501 to 16.000..............       111      24,505,917.46       7.39       9.273      86.39       603       42.80
16.001 to 16.500..............        62      13,562,377.95       4.09       9.612      80.98       609       42.89
16.501 to 17.000..............        56      10,532,935.78       3.17      10.096      83.41       589       42.60
17.001 to 17.500..............        31       5,107,475.81       1.54      10.834      75.21       564       38.71
17.501 to 18.000..............        38       7,421,798.36       2.24      11.212      78.03       572       45.17
18.001 to 18.500..............         7       1,101,894.25       0.33      11.564      84.90       551       43.54
18.501 to 19.000..............        14       3,216,915.65       0.97      12.812      68.17       556       42.16
19.001 to 19.500..............        16       2,506,223.39       0.76      11.511      65.76       557       43.04
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The weighted average Maximum Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 14.628% per annum.


                                     A-II-30

                        MINIMUM MORTGAGE RATES - GROUP I

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF MINIMUM MORTGAGE         MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE   AVERAGE
RATES (%)                          LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO     DTI (%)
-------------------------        ---------   --------------   ----------   --------   --------   --------   --------
Not Defined...................       137      32,696,260.69       9.85       8.712      77.60       614       40.63
2.001 to 2.500................         1         154,150.00       0.05       7.875      99.98       755       36.09
2.501 to 3.000................         1         120,000.00       0.04       8.375      86.33       701       54.48
4.501 to 5.000................         1         179,510.20       0.05       5.000      80.00       635       55.01
5.001 to 5.500................         1         496,000.00       0.15       8.050      80.00       620       59.19
5.501 to 6.000................         6       2,437,515.17       0.73       5.823      76.41       686       43.23
6.001 to 6.500................        31      10,163,246.53       3.06       6.461      77.36       663       45.93
6.501 to 7.000................        97      29,000,032.26       8.74       6.859      80.01       663       41.48
7.001 to 7.500................       144      44,107,204.59      13.29       7.343      79.11       647       41.94
7.501 to 8.000................       223      61,786,588.61      18.62       7.811      79.47       634       43.04
8.001 to 8.500................       176      43,565,594.17      13.13       8.300      81.91       615       42.06
8.501 to 9.000................       178      41,393,546.99      12.47       8.781      85.97       612       41.57
9.001 to 9.500................       114      24,616,776.63       7.42       9.270      88.06       610       43.28
9.501 to 10.000...............       101      20,354,509.57       6.13       9.740      88.41       595       42.57
10.001 to 10.500..............        40       6,536,379.98       1.97      10.338      79.92       578       41.41
10.501 to 11.000..............        34       6,216,854.04       1.87      10.768      83.76       588       44.12
11.001 to 11.500..............        33       5,518,742.79       1.66      11.340      70.30       548       42.94
11.501 to 12.000..............        13       2,283,562.97       0.69      11.795      65.70       532       44.14
12.001 to 12.500..............         2         196,976.64       0.06      12.249      84.57       543       20.66
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,333     331,823,451.83     100.00       8.303      81.37       624       42.31
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The weighted average Minimum Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 8.240% per annum (excluding those Mortgage Loans for which there is no Minimum Mortgage Interest Rate).


                                    A-II-31

                     INITIAL PERIODIC RATE CAPS - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT   AVERAGE    WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE   AVERAGE
INITIAL PERIODIC RATE CAP (%)      LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO     DTI (%)
-----------------------------    ---------   --------------   ----------   --------   --------   --------   --------
1.000.........................         17      4,232,024.53       1.28       8.270      81.81       597       44.87
1.500.........................         18      4,457,153.50       1.34       7.859      80.63       623       42.02
2.000.........................        546    148,970,462.10      44.89       8.279      80.53       627       41.40
3.000.........................        739    172,448,474.26      51.97       8.312      82.20       623       43.03
5.000.........................         11      1,357,302.54       0.41      11.207      68.82       522       40.73
6.000.........................          2        358,034.90       0.11       9.323      88.60       684       37.03
                                    -----    --------------     ------      ------      -----       ---       -----
   Total......................      1,333    331,823,451.83     100.00       8.303      81.37       624       42.31
                                    =====    ==============     ======      ======      =====       ===       =====

(1) The weighted average Initial Rate Cap of the Group I Mortgage Loans as of the Cut-off Date was approximately 2.517% per annum.

                         PERIODIC RATE CAPS - GROUP I(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE   AVERAGE
PERIODIC RATE CAP (%)              LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO     DTI (%)
---------------------            ---------   --------------   ----------   --------   --------   --------   --------
1.000.........................       1,005   239,075,221.73      72.05       8.268      81.66       622       42.27
1.500.........................         293    86,262,482.58      26.00       8.198      81.62       637       42.19
2.000.........................          18     3,702,563.63       1.12      10.677      69.78       538       43.94
3.000.........................          16     2,575,522.90       0.78      11.422      64.49       547       46.30
8.000.........................           1       207,660.99       0.06      11.500      65.00       650       48.49
                                     -----   --------------     ------      ------      -----       ---       -----
   Total......................       1,333   331,823,451.83     100.00       8.303      81.37       624       42.31
                                     =====   ==============     ======      ======      =====       ===       =====

(1) The weighted average Periodic Rate Cap of the Group I Mortgage Loans as of the Cut-off Date was approximately 1.161% per annum.


                                     A-II-32

                             GROUP II MORTGAGE LOANS

             ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL MORTGAGE       MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)        (%)      RATE (%)   LTV (%)      FICO      DTI (%)
---------------------------      ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 50,000.00.............       266       9,309,864.34       5.61      10.095      89.33       664       39.80
50,000.01 to 100,000.00.......       320      22,713,557.06      13.68       9.019      83.13       653       37.75
100,000.01 to 150,000.00......       203      25,131,080.05      15.14       8.218      76.93       634       37.25
150,000.01 to 200,000.00......       157      27,160,297.75      16.36       8.010      79.52       637       39.50
200,000.01 to 250,000.00......        94      20,783,582.89      12.52       7.846      81.04       638       40.61
250,000.01 to 300,000.00......        58      15,793,839.59       9.51       7.839      78.60       646       41.68
300,000.01 to 350,000.00......        34      10,901,256.85       6.57       7.627      78.58       633       38.89
350,000.01 to 400,000.00......        17       6,264,250.37       3.77       7.304      81.58       651       38.29
400,000.01 to 450,000.00......        16       6,816,119.35       4.11       7.096      82.05       679       44.40
450,000.01 to 500,000.00......        14       6,619,900.16       3.99       7.002      75.30       683       41.55
500,000.01 to 550,000.00......         7       3,697,416.67       2.23       7.497      83.12       648       41.90
550,000.01 to 600,000.00......         2       1,160,208.36       0.70       7.786      82.42       697       47.34
600,000.01 to 650,000.00......         3       1,888,614.37       1.14       7.268      61.35       689       40.69
650,000.01 to 700,000.00......         1         680,701.71       0.41       8.250      81.19       796       39.30
700,000.01 to 750,000.00......         4       2,913,032.86       1.75       7.194      74.86       670       47.88
750,000.01 to 800,000.00......         1         767,664.42       0.46       6.750      80.00       683       42.61
800,000.01 to 850,000.00......         1         847,464.00       0.51       7.150      85.00       780       42.30
1,000,000.01 or greater.......         2       2,583,871.15       1.56       6.986      61.12       647       45.38
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The average Original Principal Balances of the Group II Mortgage Loans was approximately $139,281.


                                     A-II-33

                   MORTGAGE LOAN PRINCIPAL BALANCES AS OF THE
                           CUT-OFF DATE - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF   AVERAGE    WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL   CURRENT     AVERAGE   WEIGHTED   WEIGHTED
CURRENT MORTGAGE LOAN            MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
PRINCIPAL BALANCES ($)             LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------------------           ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 50,000.00.............       272       9,552,055.51       5.75      10.022      88.81       663       39.50
50,000.01 to 100,000.00.......       316      22,661,053.65      13.65       9.016      83.24       653       37.82
100,000.01 to 150,000.00......       203      25,226,248.73      15.19       8.217      77.00       633       37.32
150,000.01 to 200,000.00......       156      27,073,384.12      16.31       8.012      79.29       638       39.44
200,000.01 to 250,000.00......        93      20,585,640.08      12.40       7.856      81.29       637       40.65
250,000.01 to 300,000.00......        60      16,384,993.16       9.87       7.817      78.46       648       41.91
300,000.01 to 350,000.00......        32      10,310,103.28       6.21       7.650      78.80       629       38.39
350,000.01 to 400,000.00......        17       6,264,250.37       3.77       7.304      81.58       651       38.29
400,000.01 to 450,000.00......        17       7,254,557.23       4.37       7.052      81.56       682       43.63
450,000.01 to 500,000.00......        13       6,181,462.28       3.72       7.047      75.39       680       42.20
500,000.01 to 550,000.00......         7       3,697,416.67       2.23       7.497      83.12       648       41.90
550,000.01 to 600,000.00......         2       1,160,208.36       0.70       7.786      82.42       697       47.34
600,000.01 to 650,000.00......         3       1,888,614.37       1.14       7.268      61.35       689       40.69
650,000.01 to 700,000.00......         1         680,701.71       0.41       8.250      81.19       796       39.30
700,000.01 to 750,000.00......         4       2,913,032.86       1.75       7.194      74.86       670       47.88
750,000.01 to 800,000.00......         1         767,664.42       0.46       6.750      80.00       683       42.61
800,000.01 to 850,000.00......         1         847,464.00       0.51       7.150      85.00       780       42.30
1,000,000.01 or greater.......         2       2,583,871.15       1.56       6.986      61.12       647       45.38
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The average Cut-off Date Principal Balances of the Group II Mortgage Loans was approximately $138,361.


                                     A-II-34

                          MORTGAGE RATES - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
CURRENT MORTGAGE RATES (%)         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
4.501 to 5.000................         4         604,726.23       0.36       5.000      93.31       685        0.00
5.001 to 5.500................         2         200,241.29       0.12       5.451      89.43       745        0.00
5.501 to 6.000................        20       2,470,801.40       1.49       5.967      71.91       741       35.01
6.001 to 6.500................        50      11,501,338.61       6.93       6.355      68.57       671       35.02
6.501 to 7.000................       166      31,097,450.78      18.73       6.840      74.98       677       40.33
7.001 to 7.500................       149      27,040,861.43      16.29       7.268      78.39       674       41.50
7.501 to 8.000................       188      31,187,012.25      18.78       7.825      78.39       641       40.47
8.001 to 8.500................        97      15,123,732.95       9.11       8.314      78.51       628       41.16
8.501 to 9.000................       121      15,561,141.79       9.37       8.845      82.42       603       39.47
9.001 to 9.500................        52       6,518,914.00       3.93       9.333      86.89       608       39.41
9.501 to 10.000...............        91       8,766,710.97       5.28       9.840      88.94       611       37.98
10.001 to 10.500..............        36       2,761,108.67       1.66      10.328      89.18       613       39.88
10.501 to 11.000..............        31       2,625,692.64       1.58      10.828      92.77       620       39.46
11.001 to 11.500..............        40       3,117,543.80       1.88      11.308      92.60       627       37.48
11.501 to 12.000..............        55       2,926,132.84       1.76      11.777      95.97       654       41.77
12.001 to 12.500..............        44       2,131,760.41       1.28      12.310      95.93       649       41.58
12.501 to 13.000..............        31       1,543,949.99       0.93      12.766      95.97       647       42.14
13.001 to 13.500..............        18         605,479.55       0.36      13.248      96.54       649       40.07
13.501 to 14.000..............         5         248,122.35       0.15      13.776      97.17       664       33.85
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======      ======      =====       ===       =====

(1) The weighted average Mortgage Interest Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 8.069%.

                REMAINING MONTHS TO STATED MATURITY - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
REMAINING TERM (MONTHS)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
61 to 120.....................        12         440,897.74       0.27       7.553      65.44       699       29.66
121 to 180....................       262      17,098,457.31      10.30       9.931      86.20       658       41.02
181 to 240....................        68       5,112,713.59       3.08       7.977      75.39       690       38.24
241 to 300....................        23       2,507,397.79       1.51       7.263      83.14       717       36.70
301 to 360....................       833     140,629,329.69      84.70       7.860      79.12       645       39.95
361 or greater................         2         243,925.83       0.15       9.224      99.98       590       45.23
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Remaining Term to Stated Maturity of the Group II Mortgage Loans was approximately 329 months.


                                     A-II-35

                      MORTGAGE LOAN AGE SUMMARY - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
MORTGAGE LOAN AGE (MONTHS)         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
1 to 6........................       554      97,995,241.05      59.02       7.843      76.65       639       38.92
7 to 12.......................       487      53,864,255.89      32.44       8.650      84.63       661       42.41
13 to 18......................        75       6,431,941.89       3.87       7.696      84.06       685       40.65
19 to 24......................        25       1,899,702.80       1.14       7.632      89.77       689       39.86
25 to 30......................         8         734,431.40       0.44       7.310      79.99       644       40.65
31 to 36......................        31       3,355,286.00       2.02       6.946      79.11       637       36.56
37 to 42......................        20       1,751,862.92       1.06       7.184      81.30       635       35.22
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

                   ORIGINAL LOAN-TO-VALUE RATIOS - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL                 MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO (%)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 25.00.................        16       1,041,023.31       0.63       7.525      20.48       633       32.04
25.01 to 30.00................         7       1,177,113.51       0.71       7.947      28.74       615       42.75
30.01 to 35.00................        11       1,064,470.44       0.64       7.389      33.41       654       34.90
35.01 to 40.00................        20       2,286,320.14       1.38       7.348      38.24       663       40.31
40.01 to 45.00................        15       2,164,894.73       1.30       7.129      41.67       626       36.39
45.01 to 50.00................        20       2,662,504.20       1.60       7.374      47.14       649       38.39
50.01 to 55.00................        23       3,165,804.22       1.91       7.744      52.75       627       39.20
55.01 to 60.00................        33       6,726,148.95       4.05       7.166      57.64       629       39.01
60.01 to 65.00................        43       7,324,666.66       4.41       7.595      63.63       622       40.12
65.01 to 70.00................        56       9,429,016.64       5.68       7.628      67.75       641       39.76
70.01 to 75.00................        53       9,805,358.47       5.91       7.601      73.64       640       40.81
75.01 to 80.00................       195      39,319,524.41      23.68       7.602      79.42       648       40.13
80.01 to 85.00................        87      18,196,855.20      10.96       7.756      83.98       666       39.57
85.01 to 90.00................       152      22,227,974.80      13.39       8.337      89.36       640       39.06
90.01 to 95.00................       176      16,222,047.86       9.77       8.189      94.01       672       41.42
95.01 to 100.00...............       293      23,218,998.41      13.98       9.899      99.48       654       41.54
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group II Mortgage Loans ranged from 8.00% to 100.00%. With respect to the Group II Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Group II Mortgage Loans. Approximately 7.79% of the Group II Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group II Mortgage Loans was approximately 95.49%.


                                     A-II-36

              ORIGINAL COMBINED LOAN-TO-VALUE RATIOS - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
RANGE OF ORIGINAL COMBINED        MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO (%)            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------------       ---------   --------------   ----------   --------   --------   --------   --------
0.01 to 25.00.................        16       1,041,023.31       0.63       7.525      20.48       633       32.04
25.01 to 30.00................         7       1,177,113.51       0.71       7.947      28.74       615       42.75
30.01 to 35.00................        11       1,064,470.44       0.64       7.389      33.41       654       34.90
35.01 to 40.00................        20       2,286,320.14       1.38       7.348      38.24       663       40.31
40.01 to 45.00................        15       2,164,894.73       1.30       7.129      41.67       626       36.39
45.01 to 50.00................        20       2,662,504.20       1.60       7.374      47.14       649       38.39
50.01 to 55.00................        23       3,165,804.22       1.91       7.744      52.75       627       39.20
55.01 to 60.00................        33       6,726,148.95       4.05       7.166      57.64       629       39.01
60.01 to 65.00................        43       7,324,666.66       4.41       7.595      63.63       622       40.12
65.01 to 70.00................        55       9,319,966.64       5.61       7.619      67.72       641       39.76
70.01 to 75.00................        51       9,600,200.26       5.78       7.613      73.63       639       40.96
75.01 to 80.00................       127      22,457,231.55      13.53       7.653      79.04       646       38.74
80.01 to 85.00................        83      16,961,683.39      10.22       7.768      84.00       661       39.20
85.01 to 90.00................       153      22,317,632.64      13.44       8.312      88.89       642       39.24
90.01 to 95.00................       183      17,861,357.11      10.76       8.134      92.92       670       40.77
95.01 to 100.00...............       358      39,453,910.46      23.76       8.931      91.56       654       41.84
100.01 to 105.00..............         2         447,793.74       0.27       8.038      87.85       662       42.92
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

(1) As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group II Mortgage Loans ranged from 8.00% to 101.03% and the weighted average Combined Loan-to-Value Ratio for Group II Mortgage Loans was approximately 81.93%. This table was calculated using the Combined Loan-to-Value Ratio for Group II Mortgage Loans that are in a second lien position and for Group II Mortgage Loans that are in a first lien position with subordinate financing. Approximately 7.79% of the Group II Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Group II Mortgage Loans was approximately 95.49%. Approximately 11.56% of the Group II Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Group II Mortgage Loans was approximately 98.98%

                          ORIGINATOR SUMMARY - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                  MORTGAGE      PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
ORIGINATOR SUMMARY                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
Wilmington Finance Inc........       223      40,315,765.74      24.28       7.797      73.77       631       36.63
Peoples Choice................       139      25,143,435.00      15.14       7.857      75.55       648       42.78
New Century...................        90      22,138,118.12      13.33       7.767      77.80       656       43.62
Fieldstone....................        93      20,251,573.14      12.20       8.114      84.89       637       40.86
Other.........................       655      58,183,829.95      35.04       8.449      84.77       662       39.29
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====


                                    A-II-37

                            OCCUPANCY TYPE - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
OCCUPANCY TYPE                     LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------                   ---------   --------------   ----------   --------   --------   --------   --------
Owner Occupied................     1,037     150,386,094.08      90.58       8.072      79.56       645       40.07
Non-Owner Occupied............       150      13,053,308.94       7.86       8.095      84.28       694       37.37
Second Home...................        13       2,593,318.93       1.56       7.769      70.47       642       41.51
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

                            PROPERTY TYPE - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
PROPERTY TYPE                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------
Single Family Residence.......       935     124,861,369.82      75.20       8.040      80.01       648       39.82
Planned Unit Development......       150      25,073,837.83      15.10       8.115      79.08       641       39.14
Condominium...................        59       7,746,031.43       4.67       8.550      79.23       629       42.66
Two Family....................        35       4,682,310.93       2.82       7.968      80.95       678       44.53
Four Family...................         8       1,745,934.90       1.05       8.071      76.90       770       34.91
Three Family..................         7       1,368,407.90       0.82       7.890      74.24       646       47.24
Townhouse.....................         6         554,829.14       0.33       7.216      83.00       742       38.21
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

                             LOAN PURPOSE - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
LOAN PURPOSE                       LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------                     ---------   --------------   ----------   --------   --------   --------   --------
Cash Out......................       544      96,733,623.95      58.26       7.805      75.16       647       39.80
Purchase......................       490      44,823,593.75      27.00       8.841      90.55       653       41.27
Rate Term Refinance...........       166      24,475,504.25      14.74       7.703      78.38       645       38.93
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====


                                    A-II-38

                        DOCUMENTATION TYPE - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
DOCUMENTATION TYPE                 LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               ---------   --------------   ----------   --------   --------   --------   --------
Full Documentation............       631      92,417,984.22      55.66       7.973      79.64       640       39.35
Stated/Stated.................       171      26,476,181.54      15.95       8.357      76.74       650       39.09
Stated Documentation..........       128      22,171,138.83      13.35       8.225      75.87       656       43.06
None..........................       237      18,223,678.79      10.98       8.083      89.58       678       36.00
Limited Documentation.........        26       5,483,508.76       3.30       7.590      79.32       665       42.18
Alternative Documentation.....         7       1,260,229.81       0.76       8.224      84.09       617       39.08
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.

                            PRODUCT TYPES - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
PRODUCT TYPES                      LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    ---------   --------------   ----------   --------   --------   --------   --------
Fixed - 10 Year...............         7         216,694.31       0.13       8.469      90.20       661       47.80
Fixed - 11 Year...............         7         427,908.99       0.26       7.033      48.31       746       34.37
Fixed - 12 Year...............        13       1,155,256.09       0.70       7.082      72.94       740       35.73
Fixed - 15 Year...............        53       5,578,001.58       3.36       7.693      71.07       633       39.90
Fixed - 16 Year...............         6         415,361.03       0.25       6.985      63.55       710       33.83
Fixed - 17 Year...............         4         381,799.49       0.23       6.993      75.03       712       36.82
Fixed - 18 Year...............         5         713,543.14       0.43       7.228      63.88       727       38.86
Fixed - 19 Year...............         3         254,152.77       0.15       7.177      82.07       739       37.37
Fixed - 20 Year...............        50       3,385,335.84       2.04       8.433      76.63       668       39.25
Fixed - 21 Year...............         7         677,881.16       0.41       7.110      85.94       714       35.75
Fixed - 22 Year...............         6         867,035.04       0.52       6.984      78.36       735       36.06
Fixed - 24 Year...............         9         816,951.91       0.49       7.156      85.60       743       35.74
Fixed - 25 Year...............         4         388,184.28       0.23       8.015      83.41       616       42.80
Fixed - 30 Year...............       696     107,927,586.07      65.00       7.885      79.73       644       39.42
Fixed - 40 Year...............         2         243,925.83       0.15       9.224      99.98       590       45.23
Balloon - 10/20...............         1          34,899.51       0.02       6.000      94.74       608        0.00
Balloon - 15/30...............       190       9,846,461.29       5.93      11.684      97.81       661       42.34
Balloon - 30/40...............        99      22,558,929.32      13.59       7.915      75.88       639       41.59
Balloon - 30/50...............        38      10,142,814.30       6.11       7.471      79.77       661       41.29
                                   -----     --------------     ------      ------      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======      ======      =====       ===       =====


                                     A-II-39

                              INDEX TYPE - GROUP II

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
INDEX TYPE                         LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
----------                       ---------   --------------   ----------   --------   --------   --------   --------
Fixed Rate....................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

         GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES - GROUP II(1)

                                                                           WEIGHTED
                                                              PERCENT OF    AVERAGE   WEIGHTED
                                 NUMBER OF      AGGREGATE      PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE       PRINCIPAL       BALANCE    MORTGAGE   ORIGINAL   AVERAGE     AVERAGE
GEOGRAPHIC DISTRIBUTION            LOANS       BALANCE ($)        (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-----------------------          ---------   --------------   ----------   --------   --------   --------   --------
Arizona.......................        47       6,095,622.56       3.67       7.978      73.97       646       37.48
California....................       131      31,963,088.09      19.25       7.575      73.54       662       42.32
Connecticut...................        20       2,903,434.64       1.75       7.252      77.96       651       38.52
Florida.......................       153      25,269,814.62      15.22       7.985      73.68       635       40.07
Georgia.......................        35       3,826,720.15       2.30       9.160      87.73       606       39.74
Hawaii........................         8       2,980,001.99       1.79       7.413      69.78       630       43.43
Illinois......................        24       2,688,514.09       1.62       8.436      81.98       634       41.42
Louisiana.....................        18       2,536,051.70       1.53       8.553      86.19       630       33.95
Maryland......................        24       4,139,425.40       2.49       8.595      84.70       632       40.46
Michigan......................        22       2,320,915.56       1.40       8.681      88.44       666       40.82
Nevada........................        17       2,471,172.68       1.49       8.587      86.21       662       38.91
New Jersey....................        19       2,471,044.10       1.49       8.633      78.27       650       41.48
New York......................       133      12,827,971.23       7.73       7.947      86.28       689       43.13
Ohio..........................        27       2,509,269.47       1.51       8.003      87.28       637       37.51
Oregon........................        21       3,301,618.85       1.99       7.580      79.43       633       42.80
Pennsylvania..................        43       4,794,023.75       2.89       7.603      76.36       667       36.40
Tennessee.....................        34       4,383,433.72       2.64       8.523      85.60       627       34.12
Texas.........................       167      16,737,416.31      10.08       8.472      85.18       638       40.15
Virginia......................        20       2,774,264.23       1.67       8.279      77.30       642       40.01
Washington....................        34       6,576,259.12       3.96       7.900      81.29       646       41.50
Other.........................       203      22,462,659.69      13.53       8.406      84.97       648       37.15
                                   -----     --------------     ------       -----      -----       ---       -----
   Total......................     1,200     166,032,721.95     100.00       8.069      79.79       649       39.96
                                   =====     ==============     ======       =====      =====       ===       =====

(1) The greatest ZIP Code geographic concentration of the Group II Mortgage Loans, by aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-off Date, was approximately 0.90% in the 92562 ZIP Code.


                                     A-II-40

                   ORIGINAL PREPAYMENT PENALTY TERM - GROUP II

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
ORIGINAL PREPAYMENT              MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
PENALTY TERM (MONTHS)              LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------            --------   --------------   ---------   --------   --------   --------   --------
0 ............................       517     44,495,392.75      26.80      8.424      84.97       665       38.98
12 ...........................        26      6,307,449.59       3.80      7.941      80.09       680       41.67
24 ...........................        96     10,588,079.88       6.38      9.132      88.17       646       42.59
36 ...........................       543    103,249,144.42      62.19      7.791      76.58       640       39.80
60 ...........................        18      1,392,655.31       0.84      9.869      87.19       641       45.07
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     1,200    166,032,721.95     100.00      8.069      79.79       649       39.96
                                   =====    ==============     ======      =====      =====       ===       =====

                            FICO SCORES - GROUP II(1)

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
RANGE OF FICO SCORES               LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
--------------------             --------   --------------   ---------   --------   --------   --------   --------
476 to 500 ...................         1         34,012.20       0.02      9.500      96.34       500        0.00
501 to 525 ...................        20      2,610,071.10       1.57      9.028      80.78       516       33.48
526 to 550 ...................        57      7,446,986.57       4.49      8.901      73.80       539       38.67
551 to 575 ...................        99     14,253,874.72       8.58      8.378      76.36       564       38.21
576 to 600 ...................       108     18,268,560.37      11.00      8.288      80.52       588       39.57
601 to 625 ...................       144     24,010,602.34      14.46      8.084      75.99       614       40.50
626 to 650 ...................       219     24,615,804.03      14.83      8.505      80.58       638       41.51
651 to 675 ...................       165     22,266,645.59      13.41      8.173      81.44       663       40.29
676 to 700 ...................       118     13,906,137.81       8.38      7.979      84.26       688       41.89
701 to 725 ...................        86     11,129,845.00       6.70      7.548      81.13       711       40.89
726 to 750 ...................        78     11,641,235.73       7.01      7.350      81.51       737       39.74
751 to 775 ...................        64      8,964,693.00       5.40      7.060      80.81       761       38.45
776 to 800 ...................        36      6,448,610.22       3.88      7.247      81.51       786       37.30
801 to 825 ...................         5        435,643.27       0.26      6.305      67.73       806       29.65
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     1,200    166,032,721.95     100.00      8.069      79.79       649       39.96
                                   =====    ==============     ======      =====      =====       ===       =====

(1) The weighted average FICO Score for the Group II Mortgage Loans is approximately 649.

               DELINQUENCY STATUS OF THE MORTGAGE LOANS - GROUP II

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
DELINQUENCY STATUS                 LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
------------------               --------   --------------   ---------   --------   --------   --------   --------
Current ......................     1,200    166,032,721.95     100.00      8.069      79.79       649       39.96
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     1,200    166,032,721.95     100.00      8.069      79.79       649       39.96
                                   =====    ==============     ======      =====      =====       ===       =====


                                     A-II-41

                 LIEN POSITIONS OF THE MORTGAGE LOANS - GROUP II

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
LIEN POSITION                      LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
-------------                    --------   --------------   ---------   --------   --------   --------   --------
1st Lien .....................       947    153,094,343.59      92.21      7.782      78.46       647       39.74
2nd Lien .....................       253     12,938,378.36       7.79     11.471      95.49       665       42.35
                                   -----    --------------     ------     ------      -----       ---       -----
   Total .....................     1,200    166,032,721.95     100.00      8.069      79.79       649       39.96
                                   =====    ==============     ======     ======      =====       ===       =====

                          INTEREST ONLY TERM - GROUP II

                                                              PERCENT    WEIGHTED
                                  NUMBER                         OF       AVERAGE   WEIGHTED
                                    OF         AGGREGATE     PRINCIPAL    CURRENT    AVERAGE   WEIGHTED   WEIGHTED
                                 MORTGAGE      PRINCIPAL      BALANCE    MORTGAGE   ORIGINAL    AVERAGE    AVERAGE
INTEREST ONLY TERM (MONTHS)        LOANS      BALANCE ($)       (%)      RATE (%)    LTV (%)     FICO      DTI (%)
---------------------------      --------   --------------   ---------   --------   --------   --------   --------
0 ............................     1,144    151,550,752.19      91.28      8.127      79.56       647       39.67
12 ...........................         2        258,500.00       0.16      9.097      99.81       676        0.00
60 ...........................        49     13,047,416.01       7.86      7.366      81.79       671       42.88
120 ..........................         5      1,176,053.75       0.71      8.146      82.68       639       49.21
                                   -----    --------------     ------      -----      -----       ---       -----
   Total .....................     1,200    166,032,721.95     100.00      8.069      79.79       649       39.96
                                   =====    ==============     ======      =====      =====       ===       =====


                                     A-II-42

                                   ANNEX III:
                        SWAP AGREEMENT NOTIONAL BALANCES

ACCRUAL START DATE   ACCRUAL END DATE   NOTIONAL AMOUNT (IN USD)   STRIKE RATE (%)
------------------   ----------------   ------------------------   ---------------
 4/27/07                  5/24/07              342,127,000              5.100
 5/25/07                  6/24/07              334,627,974              5.100
 6/25/07                  7/24/07              326,003,820              5.100
 7/25/07                  8/24/07              316,134,056              5.100
 8/25/07                  9/24/07              305,548,189              5.100
 9/25/07                 10/24/07              293,747,618              5.100
10/25/07                 11/24/07              281,625,883              5.100
11/25/07                 12/24/07              268,920,045              5.100
12/25/07                  1/24/08              256,899,188              5.100
 1/25/08                  2/24/08              245,027,763              5.100
 2/25/08                  3/24/08              233,081,586              5.100
 3/25/08                  4/24/08              221,673,207              5.100
 4/25/08                  5/24/08              210,531,306              5.100
 5/25/08                  6/24/08              199,442,658              5.100
 6/25/08                  7/24/08              187,852,027              5.100
 7/25/08                  8/24/08              175,661,415              5.100
 8/25/08                  9/24/08              162,979,249              5.100
 9/25/08                 10/24/08              135,071,994              5.100
10/25/08                 11/24/08              114,107,265              5.100
11/25/08                 12/24/08               89,247,432              5.100
12/25/08                  1/24/09               89,043,267              5.100
 1/25/09                  2/24/09               89,043,267              5.100
 2/25/09                  3/24/09               76,697,157              5.100
 3/25/09                  4/24/09               76,697,157              5.100
 4/25/09                  5/24/09               76,697,157              5.100
 5/25/09                  6/24/09               76,697,157              5.100
 6/25/09                  7/24/09               76,697,157              5.100
 7/25/09                  8/24/09               73,115,426              5.100
 8/25/09                  9/24/09               68,872,999              5.100
 9/25/09                 10/24/09               63,501,349              5.100
10/25/09                 11/24/09               58,958,903              5.100
11/25/09                 12/24/09               55,960,017              5.100
12/25/09                  1/24/10               53,629,051              5.100


                                     A-III-1

ACCRUAL START DATE   ACCRUAL END DATE   NOTIONAL AMOUNT (IN USD)   STRIKE RATE (%)
------------------   ----------------   ------------------------   ---------------
 1/25/10                  2/24/10               50,844,968              5.100
 2/25/10                  3/24/10               46,426,472              5.100
 3/25/10                  4/24/10               44,701,310              5.100
 4/25/10                  5/24/10               43,081,435              5.100
 5/25/10                  6/24/10               41,520,733              5.100
 6/25/10                  7/24/10               40,017,004              5.100
 7/25/10                  8/24/10               38,568,134              5.100
 8/25/10                  9/24/10               37,172,089              5.100
 9/25/10                 10/24/10               35,826,913              5.100
10/25/10                 11/24/10               34,530,723              5.100
11/25/10                 12/24/10               33,281,710              5.100
12/25/10                  1/24/11               32,078,131              5.100
 1/25/11                  2/24/11               30,918,311              5.100
 2/25/11                  3/24/11               29,800,637              5.100
 3/25/11                  4/24/11               28,723,558              5.100
 4/25/11                  5/24/11               27,685,582              5.100
 5/25/11                  6/24/11               26,684,148              5.100


                                     A-III-2

                                    ANNEX IV:
                         REPRESENTATIONS AND WARRANTIES

          Capitalized terms used but not defined below shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement, dated as of April 1, 2007, between Credit-Based Asset Servicing and Securitization LLC (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

          The Seller hereby represents and warrants to the Purchaser, with respect to the Mortgage Loans, that as of the Closing Date or as of such date specifically provided herein:

     (1) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date.

     (2) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

     (3) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage and the interests of the Certificateholders, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except, in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

     (4) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (5) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. All acts required to be performed to preserve the rights and remedies of the Trustee in any such insurance policies have been performed, including, without limitation, any necessary notifications of insurers and assignments of policies or interests therein.

     (6) As of the date of origination of the Mortgage Loan, any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination of the Mortgage


                                     A-IV-1

          Loans have been complied with. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the servicing of the Mortgage Loans have been complied with.

     (7) The Mortgage has not been satisfied, canceled, subordinated (other than with respect to second lien loans, the subordination to the first lien loan) rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

     (8) The Mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally, (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (4) with respect to any second lien mortgage loan, the lien of the related first mortgage loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

     (9) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

     (10) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage.

     (11) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loans and has good and marketable title to each Mortgage Loan, free and clear of any and all liens, pledges, charges, claims, participation interests, mortgages, security interests or encumbrances or other interests of any nature and has full right and authority to sell and assign the same.

     (12) Each Mortgage Loan is covered by an ALTA mortgagee title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(1) and (2) above) the Seller, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and/or monthly payment including any negative amortization thereunder. Additionally, such mortgagee title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such mortgagee title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy.


                                     A-IV-2

     (13) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     (14) The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage servicing industry.

     (15) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including,
          (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 1940.

     (16) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage.

     (17) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

     (18) No Mortgage Loan contains provisions pursuant to which monthly payments are (1) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (2) paid by any source other than the Mortgagor or (3) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

     (19) The Mortgage Note, the Mortgage, the Assignment and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Section 2.02 of this Agreement have been delivered to the Purchaser or its designee, all in compliance with the specific requirements of Section 2.02 hereof.

     (20) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA's eligibility requirements.

     (21) None of the Mortgage Loans are secured by a leasehold estate or constitute other than real property under applicable state law.

     (22) The rights with respect to each Mortgage Loan are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the Closing Date.

     (23) The Mortgage Loans are not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller.

     (24) All parties which have had any interest in each Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, and including, without limitation, the Seller, are (or during the period in which they held and disposed such interest, were) in compliance with any and all applicable licensing requirements of the laws


                                     A-IV-3
          of the state wherein the property securing the Mortgage is located to the extent that any noncompliance thereunder would affect the value or marketability of the Mortgage Loans.

     (25) To the best of Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

     (26) The Mortgaged Property is free from material damage.

     (27) Each Mortgage Loan has been serviced by the Servicer in accordance with the terms thereof and Applicable Regulations.

     (28) There is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property.

     (29) To the best of the Seller's knowledge, there was no fraud or gross negligence involved in the origination of any Mortgage Loan by the applicable mortgagee or Mortgagor, and to the best of the Seller's knowledge, there was no fraud or gross negligence by the appraiser or any other party involved in the origination of any such Mortgage Loan.

     (30) Each mortgage file contains an appraisal of or a broker's price opinion regarding the related Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been prepared on FNMA or FHLMC forms.

     (31) No improvements on any Mortgaged Property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon such Mortgaged Property unless there exists in the applicable Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

     (32) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Note.

     (33) No Mortgage Loan is subject to any pending bankruptcy or insolvency proceeding. To the Seller's best knowledge, no material litigation or lawsuit relating to any Mortgage Loan is pending.

     (34) The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans acquired by the Seller.

     (35) The sale, transfer, assignment and conveyance of Mortgage Loans by the Seller pursuant to this Agreement will not result in any tax, fee or governmental charge (other than income taxes and related taxes) payable by the Seller, the Depositor or the Trustee to any federal, state or local government other than taxes which have or will be paid by the Seller as due ("Transfer Taxes"). In the event that the Depositor or the Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Mortgage Loans, other than any taxes to be paid by the creditor, on written demand by the Depositor, or the Trustee, or upon the Seller's otherwise being given notice thereof by the Depositor or the Trustee, the Seller shall pay, and otherwise indemnify and hold the Depositor and the Trustee harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificateholders, the Trustee and the Depositor shall have no obligation to pay such Transfer Taxes).


                                     A-IV-4

     (36) With respect to the Mortgage Loans, the Mortgaged Properties securing repayment of the related Mortgage Note consist of a fee simple interest in a single parcel or two contiguous parcels of real property
          (i) improved by a (A) detached or semi-detached one-family dwelling,
          (B) detached or semi-detached two-to four family dwelling, (C) one-family unit in a FNMA eligible condominium project, (D) detached or semi-detached one-family dwelling in a planned unit development,
          (E) multi-family dwelling or townhouse or (F) mobile home or manufactured dwelling which constitutes real property or (ii) unimproved by any residential dwelling.

     (37) Except for the Mortgage Loans identified on the Mortgage Loan Schedule as delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

     (38) The Seller has no actual knowledge that with respect to any Mortgage Loan (1) the Servicer has sent a notice of default to the related Mortgagor which the Servicer is currently seeking to enforce, or (2) any foreclosure proceedings have been commenced or acceleration been declared which is currently pending. The Seller is not transferring any Mortgage Loan to the Purchaser with the intention or knowledge that the Purchaser or the Trust will acquire the related Mortgaged Property.

     (39) With respect to any Mortgage Loan that is secured by a second lien on the related Mortgaged Property, either (i) no consent for the Mortgage Loan is required by the holder of any related senior lien or (ii) such consent has been obtained and is contained in the Mortgage File.

     (40) In any case in which a Mortgage Loan is secured by a second lien and a senior lien on the related Mortgaged Property provides for negative amortization or deferred interest, the balance of such senior lien on the related Mortgaged Property used to calculate the Combined Loan to Value Ratio for the Mortgage Loan is based on the maximum amount of negative amortization possible under such senior loan.

     (41) With respect to a Mortgage Loan which is a second lien, as of the date hereof, the Seller has not received a notice of default of a senior lien on the related Mortgaged Property which has not been cured.

     (42) No Mortgage Loan is delinquent. The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or event of acceleration, with respect to any Mortgage Loan.

     (43) Each Mortgage Loan is a "qualified Mortgage" within the meaning of
          Section 860 G(a)(3) of the Code.

     (44) With respect to any Adjustable-Rate Mortgage Loan, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any.

     (45) Each Mortgage Loan is directly secured by a Mortgage on a residential property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect the portion of the residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and the interest in real property was the only security for the Mortgage Loan as of the Testing Date (as defined below), or
          (2) the fair market value of the interest in real property which secures the Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on the interest in real property that is senior to the Mortgage Loan, unless the Mortgage Loan includes both a first lien loan and a second lien loan on the same Mortgaged Property, in which case the 80% test shall be applied in the aggregate, and (b) a proportionate amount of any lien on the interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be


                                     A-IV-5
          the date on which the referenced Mortgage Loan was originated unless
          (a) the Mortgage Loan was modified after the date of its origination in a manner that would cause "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3, and (b) the "significant modification" did not occur at a time when the Mortgage Loan was in default or when default with respect to the Mortgage Loan was reasonably foreseeable.

     (46) With respect to each Mortgage Loan that is a mobile or manufactured housing unit, such unit is a "single family residence" within the meaning of Section 25(e)(1) of the Code, and has a minimum of 400 square feet of living space, a minimum width of 102 inches and is of a kind customarily used at a fixed location.

     (47) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor's obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a "Modified Mortgage Loan") involved some assessment of the Mortgagor's ability to repay the Modified Mortgage Loan.

     (48) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

     (49) After servicing has transferred to the Servicer, the Servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

     (50) No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, is secured by property located in the State of Georgia.

     (51) (a) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA; and (b) no Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that was originated between November 26, 2003, and July 7, 2004), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

     (52) No Mortgage Loans are subject to the Georgia Fair Lending act ("GFLA") effective from October 1, 2002 to March 6, 2003.

     (53) The prepayment charges included in the transaction are enforceable and were originated in compliance with all federal, state and local laws.

     (54) All Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to all applicable predatory, abusive and fair lending laws.

     (55) Information provided to the rating agencies, including the loan level detail, is true and correct according to the rating agency requirements.

     (56) No Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS Glossary, which is now Version 5.7, Appendix E).

     (57) With respect to certain of the Mortgage Loans, the related Mortgagor will make a Monthly Payment for a certain due date by a date specified in the Mortgage Loan Purchase Agreement.


                                     A-IV-6

     With respect to the representations and warranties set forth in this Annex IV that are made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Depositor, the Sponsor, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Depositor or the Depositor's assignee, transferee or designee for the benefit of the certificateholders then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.


                                     A-IV-7

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 22, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
     General........................    30
     Exchanges......................    31
     Procedures.....................    32
Description of the Agreements.......    33
     Agreements Applicable to a
       Series.......................    33
     Assignment of Assets;
       Repurchases..................    34
     Representations and Warranties;
       Repurchases..................    35
     Collection Account and Related
       Accounts.....................    36
     Collection and Other Servicing
       Procedures...................    40
     Sub-Servicers..................    40
     Realization upon Defaulted
       Mortgage Loans...............    41
     Primary Mortgage Insurance
       Policies.....................    42
     Hazard Insurance Policies......    43
     Fidelity Bonds and Errors and
       Omissions Insurance..........    44
     Due-on-Sale Provisions.........    44
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    45
     Evidence as to Compliance......    45
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    46
     Events of Default under the
       Agreement....................    47
     Rights upon Event of Default
       under the Agreement..........    48
     Amendment......................    49
     The Trustee....................    49
     Duties of the Trustee..........    49
     Certain Matters Regarding the
       Trustee......................    50
     Resignation and Removal of the
       Trustee......................    50
     Certain Terms of the
       Indenture....................    51
Description of Credit Support.......    53
     General........................    53
     Subordinate Securities.........    54
     Cross-Support Provisions.......    54
     Insurance or Guarantees........    54
     Letter of Credit...............    54
     Insurance Policies and Surety
       Bonds........................    54
     Reserve Funds..................    54

Certain Legal Aspects of Mortgage
  Loans.............................    55
     General........................    55
     Types of Mortgage
       Instruments..................    55
     Interest in Real Property......    56
     Cooperative Loans..............    56
     Foreclosure....................    57
     Junior Mortgages...............    61
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    61
     Environmental Legislation......    62
     Due-on-Sale Clauses............    62
     Subordinate Financing..........    63
     Applicability of Usury Laws....    63
     Alternative Mortgage
       Instruments..................    64
     Servicemembers Civil Relief
       Act..........................    64
     Forfeitures in Drug and RICO
       Proceedings..................    65
     The Contracts..................    65
Material Federal Income Tax
  Consequences......................    68
     General........................    68
     Grantor Trust Funds............    68
     New Withholding Regulations....    77
     REMICs.........................    77
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    92
     Tax Characterization of a Trust
       Fund as a Partnership........    95
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   101
Taxation of Classes of Exchangeable
  Securities........................   104
     General........................   104
     Tax Status.....................   104
     Tax Accounting for Exchangeable
       Securities...................   104
     Exchanges of Exchangeable
       Securities...................   106
     Tax Treatment of Foreign
       Investors....................   106
     Backup Withholding.............   106
     Reporting and Administrative
       Matters......................   106
State Tax Considerations............   106
ERISA Considerations................   107
     General........................   107
     Prohibited Transactions........   107
     Availability of Underwriter's
       Exemption for Certificates...   108
     Review by Plan Fiduciaries.....   113
Legal Investment....................   113
Plan of Distribution................   115
Legal Matters.......................   116
Financial Information...............   116
Incorporation of Certain Information
  by Reference......................   116
Ratings.............................   117
Index of Defined Terms..............   118

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the

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types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

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-  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the

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

   loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

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                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

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Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

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

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

"Exchangeable Class".........................  A class that may be exchanged for another class under terms specified in the related Prospectus Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution

Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and

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

trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

EXCHANGEABLE CERTIFICATES

GENERAL

      If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of theses series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

      If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

EXCHANGES

      If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

      - the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

      - the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      - the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

      - A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      - An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

      - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the tow exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

      - A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      - A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

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

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

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

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset

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

               purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

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

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described

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

under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such

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

capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

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

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so
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

under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an

"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related

Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

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SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the

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

lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the

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

interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court

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

generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the

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foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently,
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

the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
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(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in

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accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates,

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and would not be covered by advances and may not be covered by any form of
Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other
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goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.
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If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted
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provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest

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in the interest and principal portions of the Trust Fund represented by the
Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be

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

              considered interests in "qualified mortgages" as defined in
              Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further
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guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

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

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent

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

transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.
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

Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

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

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the
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

Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be

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allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within

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the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering

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

price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.
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The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC

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Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue
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market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated

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interest or whether all or a portion of the interest payable on such
Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon

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secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a

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U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by
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the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC
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Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

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      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an
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excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

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      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

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      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is
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through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should

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

have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code
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Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income

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tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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      Such gain or loss generally will be long-term capital gain or loss if the
Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with
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the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the
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close of the last day of such month. As a result, a holder purchasing
Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

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      Tax Consequences to Foreign Certificateholders.  It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its
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acquisition of a beneficial interest in a Certificate, have agreed to treat the
Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the

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Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or

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the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance
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with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

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

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

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                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

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

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation

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

          for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

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

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency,

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

the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase

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

Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

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

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which

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

classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of

Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    74
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    33
Allowable Interest Rate.............   110
Allowable Notional Amount...........   110
Amortizable Bond Premium
  Regulations.......................    70
Applicable Amount...................    88
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    46
Available Distribution Amount.......    22
Average Interest Rate...............   109
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    78
CMT.................................     8
Code................................    68
CODI................................     9
COFI................................     8
Collection Account..................    36
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    56
Cooperatives........................     7
Contributions Tax...................    91
COSI................................     9
Covered Trust.......................    53
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    75
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   108
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    94
ERISA...............................   106
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   108
Exchangeable Certificates...........    30
Exchangeable Pool...................   102
Exchanged Class.....................   106
EYS Agreement.......................   111
FDIC................................    36
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    33
Indirect Participants...............    28
Insurance Proceeds..................    37
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   113
L/C Bank............................    52
Labor...............................   107
Legislative History.................    72
Leveraged...........................   110
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    37
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    77
Merrill Lynch.......................   115
Mezzanine Securities................    19
Model Law...........................   115
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   114
New Regulations.....................    76
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    68
OID Regulations.....................    70
Originator..........................     8
OTS.................................   114
PAC.................................    18
Participants........................    28
Parties In Interest.................   106
Pass-Through Rate...................    23
Payment Lag Certificates............    84
Permitted Investments...............    34
Plan Asset Regulations..............   107
Planned Amortization Class..........    18
Plans...............................   106
Policy Statement....................   114
Pooling and Servicing Agreement.....    33
Pre-Funded Amount...................    11
Pre-Funding Period..................   109

Prepayment Assumption........................         74
Primary Mortgage Insurance Policy............         42
Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         91
Purchase Price...............................         36
PTCE.........................................        110
PTE..........................................        108
Rating Agency................................        108
Received Class...............................        106
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         64
REMIC Certificates...........................         77
REMIC Regular Certificateholders.............         78
REMIC Regular Certificates...................         77
REMIC Regulations............................         68
REMIC Residual Certificateholder.............         86
REMIC Residual Certificates..................         77
Retained Interest............................         45
Scheduled Amortization Class.................         19
Security.....................................         34
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         33
Servicing Standard...........................         40
Short-Term Note..............................         96
SIBOR........................................          8
Similar Law..................................        107
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        113
SMMEA Securities.............................        113
SPA..........................................         14
Step-up Class................................         21
Strip........................................        105
Strip Class..................................         19
Stripped ARM Obligations.....................         75
Stripped Bond Certificates...................         72
Stripped Coupon Certificates.................         72
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         40
Sub-Servicing Agreement......................         40
Subsidiary REMIC.............................         77
Super-Premium Certificates...................         79
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        110
Swap Agreement...............................        110
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................        101
Terms and Conditions.........................         29
Title V......................................         63
Title VIII...................................         64
Trust Agreement..............................         33
U.S. Person..................................         68
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         48
Warranting Party.............................         35

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                                  $476,443,000
                                 (APPROXIMATE)

(C-BASS LOGO)                                                      (C-BASS LOGO)

              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                    SPONSOR

                            LITTON LOAN SERVICING LP
                                    SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

        C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB4

                             ----------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------

                              MERRILL LYNCH & CO.
                              (SOLE LEAD MANAGER)

JPMORGAN                   ABN AMRO INCORPORATED
(CO-MANAGER)               (CO-MANAGER)

      You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 in any state where the offer is not permitted.

      We do not claim that the information in this Prospectus Supplement and Prospectus is accurate as of any date other than the dates stated on the respective covers.

      Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 will be required to deliver a Prospectus Supplement and Prospectus for ninety days following the date of this Prospectus Supplement.

                                 April 26, 2007

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